Exhibit 4.1

ACTIVE/202925561.5 CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. 4 November 2024 AGOMAB THERAPEUTICS NV AND THE SHAREHOLDERS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

TABLE OF CONTENTS

		Page
1.	DEFINITIONS AND INTERPRETATION	9
2.	AMENDMENT, RESTATEMENT AND EXECUTION	9
3.	COMPOSITION OF THE BOARD	9
4.	BOARD MEETINGS AND MAJORITIES	12
5.	INFORMATION RIGHTS	13
6.	US TAX PROVISIONS	14
7.	SHAREHOLDER MEETINGS, MAJORITIES AND CONSENT MATTERS	14
8.	EMPLOYEE STOCK OPTION WARRANTS	16
9.	FORMS AND CLASSES OF SHARE – RIGHTS ATTACHED TO THE SHARES	17
10.	COMPULSORY TRANSFER OF SHARES	17
11.	ISSUES AND TRANSFERS OF SHARES	19
12.	ANTI-DILUTION	20
13.	EXIT	20
14.	UNDERTAKINGS BY THE COMPANY	21
15.	RESTRICTIVE COVENANTS	22
16.	IMPLEMENTATION OF RIGHTS	24
17.	CONFIDENTIALITY	24
18.	USE OF NAME	26
19.	DURATION AND TERMINATION	26
20.	CONFLICT WITH THE NEW ARTICLES	27
21.	FURTHER ASSURANCE	27
22.	COSTS AND EXPENSES	27
23.	NO JOINT LIABILITY	27
24.	AMENDMENTS AND WAIVERS	28
25.	NOTICES IN CONNECTION WITH THIS AGREEMENT	28
26.	ASSIGNMENT OF RIGHTS AND OBLIGATIONS	34
27.	ETHICAL BEHAVIOUR	35
28.	SEVERABILITY	36
29.	NO PARTNERSHIP	36
30.	ENTIRE AGREEMENT	36
31.	NON-CONTRACTUAL CLAIMS	36
32.	GOVERNING LAW	36
33.	JURISDICTION	36
34.	PROXY TO INITIAL THE AGREEMENT AND THE EXHIBITS	36
35.	COUNTERPARTS	36

ACTIVE/202925561.5

Confidential ACTIVE/202925561.5 THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT is entered into on 4 November 2024 BETWEEN: (1) AGOMAB THERAPEUTICS, a limited liability company ("naamloze vennootschap" / "société anonyme") organized and existing under the laws of Belgium, having its registered office at Posthoflei 1/6, 2600 Antwerp (Berchem), Belgium, registered with the Register of Legal Entities ("rechtspersonenregister" / "registre des personnes morales") held with the Crossroads Databank for Enterprises ("Kruispuntbank van Ondernemingen" / "Banque Carrefour des Entreprises") under number 0674.527.310 (LER Antwerp, division Antwerp) (the Company), duly represented for the purposes of this Agreement by David Epstein and Tim Knotnerus, in their capacity as director ("bestuurder" / "administrateur"). AND: (2) PAOLO MICHIELI, domiciled at Via Bellini 66, Rivalta di Torino (TO) 10040, Italy. (3) MICHAEL JOHN SCOTT SAUNDERS, domiciled at Avenue de la Jonction 38, Brussels 1190, Belgium. (4) FEDERICA CATERINA LINTY, domiciled at Via Tourneuve 5, Aosta (AO) 11100, Italy. (5) VIRGINIA MORELLO, domiciled at Via Ugo Foscolo 9, 10126 Turin, Italy. (6) MANUELA CAZZANTI, domiciled at Provinciestraat 223 bus 302, 2018 Antwerp, Belgium. (7) DE HAARD ANTIBODY TECHNOLOGIES B.V., a limited liability company ("besloten vennootschap"), organized and existing under the laws of the Netherlands, having its registered office at 't Zwint 1, Oudelande, 4436 NA, the Netherlands, registered with the commercial register under the KVK number 65961684 (De Haard Antibody Technologies), duly represented for the purposes of this Agreement by Wilhelmina Albertha de Haard – Hoekman, in her capacity as director. (8) EUREMAB SRL, a limited liability company organized and existing under the laws of Italy, having its registered office at Corso Vittorio Emanuele II 44, I-10123 Torino (TO), Italy, with number REA TO – 1221490 (EuremAb), duly represented for the purposes of this Agreement by Fiorella Altruda, in her capacity as CEO ("amministratore unico"). (9) TIM KNOTNERUS, domiciled at Leeuwerikstraat 53, 1171 TW Badhoevedorp, the Netherlands. (10) TJK LIFE SCIENCES B.V., a limited liability company ("besloten vennootschap"), organized and existing under the laws of the Netherlands, having its registered office at Leeuwerikstraat 53, 1171 TW Badhoevedorp, the Netherlands, registered with the commercial register under the KVK number 000033958076 (TJK Life Sciences B.V.), duly represented by Tim Knotnerus, in his capacity as director. (11) V-BIO FUND 1 NV, a limited liability company ("naamloze vennootschap" / "société anonyme"), organized and existing under the laws of Belgium, having its registered office at Pieter Van Reysshootlaan 2/104, 9051 Sint-Denijs-Westrem (Ghent), registered with the Register of Legal Entities ("rechtspersonenregister" / "registre des personnes morales") held with the Crossroads Databank for Enterprises ("Kruispuntbank van Ondernemingen" / "Banque Carrefour des Entreprises") under number 0642.766.540 (LER Ghent, division Ghent) (V-BIO), duly represented for the purposes of this Agreement by V-Bio Management 1 BV, represented by Christina Takke and Katja Rosenkranz, duly authorized. (12) AFB SEED FUND I, a fonds professionnel de capital investissement managed by AdBio Partners, a société par actions simplifiée incorporated under the laws of the Republic of France,

ACTIVE/202925561.5 having its registered office at 4 rue Thénard, 75005 Paris, France, registered with the Paris Trade and Companies Registry under number 814 881 520 (AFB), duly represented by Alain Huriez, in his capacity as managing director ("directeur général"). (13) BOEHRINGER INGELHEIM VENTURE FUND GMBH, a limited liability company organized and existing under the laws of the Federal Republic of Germany, having its registered office at 55216 Ingelheim am Rhein, Binger Strasse 173, Federal Republic of Germany, registered with the commercial register of the local court of Mainz under number HR B 42763 (BIVF), duly represented for the purpose of this Agreement by Dr. Frank Kalkbrenner and Holger Pittroff. (14) PONTIFAX (ISRAEL) V LIMITED PARTNERSHIP, a limited partnership, organized and existing under the laws of Israel, having its registered office at 14 Shenkar St. Herzelia, Israel, registered with the Israeli Registrar of Partnerships under number 540279270 (Pontifax Israël), duly represented by Asaf Shinar, duly authorized. (15) PONTIFAX (CAYMAN) V L.P., a limited partnership, organized and existing under the laws of the Cayman Islands, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands, registered with the Registrar of Limited Partnerships under number MC-94303 (Pontifax Cayman), duly represented by Asaf Shinar, duly authorized. (16) PONTIFAX (CHINA) V L.P., a limited partnership, organized and existing under the laws of the Cayman Islands, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands, registered with the Registrar of Limited Partnerships under number MC-94304 (Pontifax China), duly represented by Asaf Shinar, duly authorized. (17) PONTIFAX LATE STAGE FUND L.P., a limited partnership, organized and existing under the laws of the Cayman Islands, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands, registered with the Registrar of Limited Partnerships under number MC-97739 (Pontifax Late Stage), duly represented by Asaf Shinar, duly authorized. (18) Innovation Pluriel n°4, a French fonds commun de placement dans l'innovation, represented by its general manager (société de gestion) Swen Capital Partners, a French société anonyme, with a share capital of EUR 16,143,920, which registered office is located 20-22 rue Vernier - 75017 Paris, registered with the Trade and Companies Registry of Paris under number 803 812 593 RCS Paris, represented by its delegate (délégataire de gestion) Omnes Capital, a French société par actions simplifiée with a share capital of EUR 8,000,000, which registered office is located 37-41, rue du Rocher, 75008 Paris, registered with the registry of commerce and companies under number 428 711 196 RCS Paris, Omnes Capital (Innovation Pluriel N°4) being represented by Michel de Lempdes, duly authorized. (19) FCPI CAPITAL INVEST PME 2020, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8.000.000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital being represented by Michel de Lempdes, duly authorized. (20) FCPI CAPITAL INVEST PME 2019, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8.000.000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital being represented by Michel de Lempdes, duly authorized. (21) FCPI CAPITAL INVEST PME 2018, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8.000.000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital being represented by Michel de Lempdes, duly authorized.

ACTIVE/202925561.5 (22) FCPI CAPITAL INVEST PME 2017, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8.000.000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital being represented by Michel de Lempdes, duly authorized. (23) FCPI CAPITAL INVEST PME 2016, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8.000.000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital (FCPI 2016) duly represented for the purposes of this Agreement by Michel de Lempdes, duly authorized. (24) TORSTEN DREIER, domiciled at Nelemeersstraat 32, 9830 Sint-Martens-Latem, Belgium. (25) BIODISCOVERY 5 FPCI, a French private equity fund represented by its management company Andera Partners SCA, a company incorporated under the laws of France, having its registered office at 2 Place Rio de Janeiro, 75008 Paris, France, registered with the Trade and Companies Registry of Paris under number 444 071 989 RCS Paris (Biodiscovery 5), duly represented for the purposes of this Agreement by Jan Van den Bossche, duly authorized. (26) REDMILE BIOPHARMA INVESTMENTS III, L.P., a limited partnership organised and existing under the laws of Delaware, having its principal place of business at Letterman Digital Arts Center, One Letterman Drive, Suite D3-300, San Francisco, California 94129, United States of America, acting by its general partner, REDMILE BIOPHARMA INVESTMENTS III (GP), LLC (Redmile), duly represented for the purposes of this Agreement by Joshua Garcia, duly authorized. (27) CORMORANT PRIVATE HEALTHCARE FUND III, LP, a limited partnership organised and existing under the laws of the State of Delaware, United States, acting by its general partner, CORMORANT PRIVATE HEALTHCARE GP III, LLC, having its principal place of business at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States, duly represented for the purposes of this Agreement by Bihua Chen, duly authorized. (28) CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP, an exempted limited partnership registered in the Cayman, acting by its general partner, CORMORANT GLOBAL GP, LLC, having its principal place of business at Clarendon Street, 52nd Floor MA 02116 Boston, United States, duly represented for the purposes of this Agreement by Bihua Chen, duly authorized. (29) CRMA SPV, LP, an exempted limited partnership registered in the Cayman Islands, acting by its attorney-in-fact, CORMORANT ASSET MANAGEMENT, LP, having its principal place of business at Clarendon Street, 52nd Floor MA 02116 Boston, United States, duly represented for the purposes of this Agreement by Bihua Chen, duly authorized. (30) JSH BIOTECH APS, a private limited company ("Anpartsselskab") organised and existing under the laws of Denmark having its principal place of business at Vingaards Alle 39, 2900 Hellerup, Denmark, duly represented for the purposes of this Agreement by John Haurum, duly authorized. (31) FAMILIEFONDS BZH, a mutual fund under Dutch law ("open fonds voor gemene rekening"), represented by Stichting BZH, a Dutch foundation ("stichting"), having its registered office at 't Zwint 1, Oudelande, 4436 NA, the Netherlands, registered with the commercial register under the KVK number 76599116, duly represented for the purposes of this Agreement by Wilhelmina Albertha de Haard – Hoekman and Hans de Haard, both in their capacity as directors. (32) PFIZER INC., a corporation organised and existing under the laws of the State of Delaware, having its principal place of business at 66 Hudson Blvd. East, New York, New York 10001, United States (Pfizer), duly represented for the purposes of this Agreement by Mike Diem, duly authorized.

ACTIVE/202925561.5 (33) WALLEYE OPPORTUNITIES MASTER FUND LTD, a company limited by shares registered in the Cayman Islands, having its principal place of business at 2800 Niagara Lane N, Plymouth Minnesota 55447, United States, duly represented for the purposes of this Agreement by William England, duly authorized. (34) FCPI CAPITAL INVEST PME 2021, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8.000.000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital being represented by Michel de Lempdes, duly authorized. (35) SABADELL ASABYS HEALTH INNOVATION INVESTMENTS, SCR, S.A., a company organised and existing under the laws of Spain, having its registered office at Via Laietana 26, 5th floor, 08003 Barcelona, Spain, registered with the Commercial Registry of Barcelona under volume 46.606, sheet 1, page B-525.265, duly represented for the purposes of this Agreement by Clara Campàs, duly authorized. (36) ASABYS TOP UP FUND, F.C.R., a risk-capital fund organised and existing under the laws of Spain, having its registered office at Via Laietana 26, 5th floor, 08003 Barcelona, Spain, registered with the Administrative Register of Venture Capital Companies of the Spanish Securities and Exchange Commission (CNMV) under number 362, duly represented for the purposes of this Agreement by Clara Campàs, duly authorized. (37) FIDELITY GROWTH COMPANY COMMINGLED POOL, a fund organised and existing under the laws of the State of Massachusetts, having its principal place of business at 245 Summer Street, Boston, MA, 02210, United States, acting by its trustee FIDELITY MANAGEMENT TRUST COMPANY, duly represented for the purposes of this Agreement by Chris Maher, duly authorized. (38) FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND, a fund organised and existing under the laws of the State of Massachusetts, having its principal place of business at 245 Summer Street, Boston, MA, 02210, United States, duly represented for the purposes of this Agreement by Chris Maher, duly authorized. (39) FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND, a fund organised and existing under the laws of the State of Massachusetts, having its principal place of business at 245 Summer Street, Boston, MA, 02210, United States, duly represented for the purposes of this Agreement by Chris Maher, duly authorized. (40) FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND, a fund organised and existing under the laws of the State of Massachusetts, having its principal place of business at 245 Summer Street, Boston, MA, 02210, United States, duly represented for the purposes of this Agreement by Chris Maher, duly authorized. (41) FIDELITY SELECT PORTFOLIOS: PHARMACEUTICALS PORTFOLIO, a fund organised and existing under the laws of the State of Massachusetts, having its principal place of business at 245 Summer Street, Boston, MA, 02210, United States, duly represented for the purposes of this Agreement by Chris Maher, duly authorized. (42) LSP 7 Coöperatief U.A., a cooperative company organised and existing under the laws of the Netherlands, having its registered office at Johannes Vermeerplein 9, Amsterdam, the Netherlands and registered with the commercial register under the KVK number 83149678 (EQT), duly represented by its sole director LSP 7 Management B.V., duly represented by Martijn Kleijwegt and René Kuijten, in their capacity as directors. (43) Memory Investments S.à.r.l., a limited liability company organised and existing under the laws of Luxembourg, having its registered office at 2 rue Edward Steichen, L-2540, Luxembourg and registered with the commercial register under the number B271832 (Dawn), duly represented for the purposes of this Agreement by either Thomas Weber or Jan Konighaus, each in their capacity as manager.

ACTIVE/202925561.5 (44) Canaan XII L.P., a limited partnership registered in the Cayman Islands, acting by its general partner, CANAAN PARTNERS XII LLC, having its principal place of business at 700 Fairfield Avenue, Suite 1, Stamford CT 06902, United States, duly represented for the purposes of this Agreement by Tim Shannon, in his capacity as manager. (45) CORMORANT PRIVATE HEALTHCARE FUND V, LP, a limited partnership organised and existing under the laws of the State of Delaware, United States, acting by its general partner, CORMORANT PRIVATE HEALTHCARE GP V, LLC, having its principal place of business at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States, duly represented for the purposes of this Agreement by Bihua Chen, duly authorized. (46) SANOFI FOREIGN PARTICIPATIONS B.V., a private limited company ("Besloten Vennootschap"), organised and existing under the laws of the Netherlands, having its registered office at Paasheuvelweg 25, 1105 BP Amsterdam, the Netherlands (Sanofi), duly represented for the purposes of this Agreement by Josef Rytir, duly authorized. (47) INVUS PUBLIC EQUITIES, L.P., a Bermuda limited partnership, having its principal place of business at 750 Lexington Avenue, New York, NY 10022, USA (Invus), duly represented for the purposes of this Agreement by Raymond Debbane, in his capacity as President of its General Partner. (48) CORMORANT PRIVATE HEALTHCARE FUND IV, LP, a limited partnership organised and existing under the laws of the State of Delaware, United States, acting by its general partner, CORMORANT PRIVATE HEALTHCARE GP IV, LLC, having its principal place of business at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States, duly represented for the purposes of this Agreement by Bihua Chen, duly authorized. (49) SABADELL ASABYS HEALTH INNOVATION INVESTMENTS II F.C.R., a venture capital fund, organized and existing under Spanish law incorporated and registered in the Administrative Registry of la Comisión Nacional del Mercado de Valores (CNMV) under number 393, and provided with ISIN number ES0166370009, having its registered office at Via Laietana, 26 5th floor, 08003 Barcelona, Spain, duly represented for the purposes of this Agreement by its managing company Asabys Partners, S.G.E.I.C., S.A.U., (Asabys), with registered office at Via Laietana, 26 5ª planta 08003 Barcelona registered with the CNMV number 165. Asabys is hereby duly represented by Mrs. Clara Campàs Moya, acting in her capacity as Managing Director of Asabys. (50) SABADELL ASABYS HEALTH INNOVATION INVESTMENTS 2B S.C.R., S.A., a venture capital company organized and existing under Spanish law registered with the CNMV number 472 provided with ISIN number ES0123982003, having its registered office at Via Laietana, 26 5th floor, 08003 Barcelona, Spain, duly represented for the purposes of this Agreement by its managing company Asabys Partners, S.G.E.I.C., S.A.U., (Asabys), with registered office at Via Laietana, 26 5ª planta 08003 Barcelona registered with the CNMV number 165. Asabys is hereby duly represented by Mrs. Clara Campàs Moya, acting in her capacity as Managing Director of Asabys. (51) FCPI CAPITAL INVEST PME 2023, a French fonds commun de placement dans l'innovation, represented by Omnes Capital, a French société par actions simplifiée with a share capital equal to 8,000,000 Euros, which registered office is located 37-41, rue du Rocher 75008 Paris and which registration number is 428 711 196 RCS Paris, Omnes Capital being represented by Michel de Lempdes, duly authorized. The Parties numbered (1) to (51) (inclusive) are individually referred to as a Party and jointly as the Parties. The Parties numbered (2) to (45) (inclusive) are individually referred to as an Existing Shareholder and jointly as the Existing Shareholders.

ACTIVE/202925561.5 The Parties numbered (2) to (8) (inclusive) are individually referred to as a Founder and jointly as the Founders. The Parties numbered (14) to (17) (inclusive), (25), (28), (31), (33), (34), (37) to (51) (inclusive) are individually referred to as an Investor and jointly as the Investors. The Parties numbered (14) to (17) (inclusive) are jointly referred to as Pontifax. The Parties numbered (18) to (23) (inclusive), (34), and (51) are jointly referred to as Omnes Funds. The Parties numbered (27) to (29) (inclusive), (45) and (48) are jointly referred to as Cormorant. The Parties numbered (37) to (41) (inclusive) are jointly referred to as the Fidelity Investors. For the avoidance of doubt each Fidelity Investor is acting severally, and not jointly and severally. WHEREAS: (A) The Company is a limited liability company ("naamloze vennootschap" / "société anonyme") organized and existing under the laws of Belgium. (B) The Company is active in the field of agonistic antibodies for regenerative medicine, tissue-restricted TGFb receptor inhibitors and new therapeutics for the treatment of diseases requiring tissue repair (the Business Activities). (C) The Company and the Existing Shareholders are parties to the shareholders' agreement of 5 March 2021 with respect to, amongst others, the governance and shareholding structure of the Company (as amended and restated on 10 October 2023 and as amended by the resolutions adopted by the extraordinary shareholders' meeting on 8 July 2024, collectively, the Existing Agreement). (D) The Parties wish to amend and restate the Existing Agreement in its entirety on the terms of this Agreement and to accept the rights created pursuant hereto in lieu of the rights granted under the Existing Agreement. THE PARTIES HAVE AGREED AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION For the purposes of this Agreement, the terms and expressions that have not been defined elsewhere in this Agreement shall have the meanings specified or referred to in Schedule 1. 2. AMENDMENT, RESTATEMENT AND EXECUTION Each of the Parties agrees that this Agreement amends, restates and replaces the Existing Agreement on the terms set out in this Agreement and each of the Parties accepts the rights created pursuant hereto in lieu of the rights granted to them (as applicable) under the Existing Agreement. Each of the parties to the Existing Agreement shall stand released and discharged from all obligations arising under or resulting from the Existing Agreement and none of the parties to the Existing Agreement shall be entitled to exercise (and each such party waives) any rights to make any claim against any of the others under or in relation to the Existing Agreement or its amendment, restatement and replacement. Pursuant to the variation of the Existing Agreement under this clause 2, the provisions of this Agreement are binding on each of the parties to the Existing Agreement in substitution for the terms of the Existing Agreement and shall be enforceable against him, her or it, in accordance with its terms. 3. COMPOSITION OF THE BOARD 3.1 The Board shall consist of a maximum of eight (8) Directors. At the date of this Agreement, the Board shall be composed as follows:

ACTIVE/202925561.5 (A) David Epstein (the Chairperson Director and an Independent Director); (B) Tim Knotnerus (the CEO Director); (C) Ming Fang (the Series B Investor Director); (D) Ohad Hammer (the Series A Investor Director); (E) Angelika Martha Jahreis (Independent Director); (F) Felice Verduyn - van Weegen (the Series C Investor Director). 3.2 For so long as it continues to hold Preferred C Shares, EQT shall be entitled to propose (and remove and re-propose) one person as a non-executive director to the Board (the Series C Investor Director) and the Shareholders shall appoint or remove such person (as the case may be) as a director pursuant to clause 3.10. 3.3 For so long as it continues to hold Preferred B Shares, Redmile shall be entitled to propose (and remove and re-propose) one person as a non-executive director to the Board (the Series B Investor Director) and the Shareholders shall appoint or remove such person (as the case may be) as a director pursuant to clause 3.10. 3.4 The holders of a majority in number of the Preferred A Shares from time to time shall be entitled to propose (and remove and re-propose) one person as a non-executive director to the Board (the Series A Investor Director) and the Shareholders shall appoint or remove such person (as the case may be) as a director pursuant to clause 3.10. 3.5 The Board (acting by majority vote excluding the CEO Director then appointed (if any)) shall have the right to propose one person to act as a Director and CEO of the Company (the CEO Director) and to propose that any such person be removed as CEO Director and propose another CEO Director in his or her place and the Shareholders shall appoint or remove such person (as the case may be) as a Director pursuant to clause 3.10. 3.6 Subject to Preferred Majority Consent, the Board (acting by majority vote) shall have the right to propose up to two natural persons to act as non-executive independent directors (each an Independent Director and together the Independent Directors), and to remove any Independent Director so proposed and propose another Independent Director in his or her place. One Independent Director (as proposed by the Board) shall serve as the chairperson of the Board (the Chairperson Director). Both Independent Directors shall, in the reasonable opinion of the Board, have relevant industry expertise, and one of the Independent Directors shall serve as the chairperson of the Company's audit committee, and shall also need to have the necessary competence and experience in finance, accounting and auditing. 3.7 Subject to the consent of at least one Investor Director and Preferred Majority Consent, the Board (acting by majority vote) shall have the right to propose up to two further natural persons to act as non-executive directors, and to remove any such director so proposed and propose another director in his or her place. 3.8 Each of the Directors appointed pursuant to this clause 3 shall be elected from a list of at least two (2) candidates for each position to be filled proposed by the relevant Shareholder or group of Shareholders. 3.9 The Shareholder or group of Shareholders entitled to propose candidates for a position as a director of the Company shall notify the Company and the other Shareholders in writing of the identity of their nominees at least fifteen (15) days prior to the general meeting at which the Director(s) are to be appointed. 3.10 The appointment, removal and replacement of a Director proposed pursuant to clauses 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 shall be effected at a general meeting convened for that purpose by the Company within fifteen (15) days of receiving notice from the relevant Shareholder or group

ACTIVE/202925561.5 of Shareholders pursuant to clause 3.9 at which the Shareholders shall vote their shares in favour of the proposal by the relevant nominating Shareholder or Shareholders. 3.11 Any vacancy on the Board must be filled within one (1) month following the date on which such position became vacant. If a Shareholder or group of Shareholders entitled to propose a director in accordance with this clause 3 fail to present a proposed candidate within such one (1) month period, the general meeting may appoint, at its discretion, a director to fill the position for which no candidate was presented, until such Shareholder or group of Shareholders has presented its candidate for such position. Such failure to present candidates does not entail a waiver from the right to present candidates for election, and the Shareholder or group of Shareholders entitled to propose candidates for a director's mandate shall have the right to request that a new general meeting of the Company be convened to elect the candidates that shall be so presented by it or them for election. 3.12 In case a vacancy occurs on the Board and a director needs to be co-opted, the same right of proposal shall be vested to the Shareholder or group of Shareholders which had proposed the director for the position that has become vacant. 3.13 If and for as long as they continue to hold Preferred Shares: (A) Fidelity may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place. (B) Dawn may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place. (C) Canaan may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place. (D) Biodiscovery 5 FPCI may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place. 3.14 An Observer shall be entitled to receive notice of, attend and speak (but not vote) at all meetings of the Board and committees of the Board. An Observer shall be entitled to receive notice of meetings of the Board (and committees of the Board) and copies of the minutes of meetings of the Board (and committees of the Board) on the same basis as if he were a Director (including as to the confidentiality thereof) and shall be entitled to receive copies of all other papers circulated to the Board and committees of the Board, in each case subject to exclusion to preserve attorney-client privilege, and subject to conflict of interest procedures (which shall apply to an Observer on the same basis as if the Observer were a Director), if needed. 3.15 The Company will reimburse the Directors and the Observers with the reasonable costs and out of pocket expenses incurred by them in respect of attending meetings of the Company or carrying out authorised business on behalf of the Company. For the avoidance of doubt, no business advisory, monitoring or other fee will be paid to the Investor Directors, the Observers or the Shareholders entitled to propose the appointment of the Investor Directors or the Observers. 3.16 The appointment or removal of an Observer pursuant to clause 3.13 shall be by notice in writing from the appointing Shareholder (or, in the case of the Fidelity Investors, FMR) and shall take effect when received by the Company at its registered office or produced to a meeting of the Board (or committee of the Board).

ACTIVE/202925561.5 3.17 A Key Manager who is a Type A Leaver, a Type B Leaver or a Type C Leaver (as the case may be) will immediately resign from his/her directorship. 3.18 The Parties agree that: (A) no Investor Director shall be under any obligation to disclose any information or opportunities to the Company except to the extent that the information or opportunity was passed to him expressly in his capacity as a Director; and (B) each Investor Director or Observer shall be at liberty from time to time to make full disclosure of any information relating to the Company to the Shareholder(s) who appointed him and its or their respective, managers, advisors or sub-advisors, Affiliates or Affiliated Funds or the directors, officers, employees, professional advisers of such entities. 3.19 Subject to clause 3.18(B), each Shareholder shall procure that its respective Investor Director(s) and/or Observer(s) shall comply with clause 17. 3.20 Any Investor Director shall be entitled at his or her request to be appointed to any committee of the Board established from time to time. 4. BOARD MEETINGS AND MAJORITIES 4.1 Board Meetings (A) The Board shall meet at least four (4) times per year at any location (and provide facilities to accommodate remote attendance) acceptable to the members of the Board, or with such greater frequency as the Directors may require in the interest of the Company. Unless determined otherwise by the Board, at least two (2) meetings per year shall be held in person. (B) Notices to attend the Board meeting must be in writing and delivered to each Director and Observer at the latest ten (10) Business Days prior to the meeting. The Board may validly deliberate and decide without furnishing proof of the compliance with this formality with respect to the calling of the meeting, provided that all Directors are present or have waived their right in writing to be formally invited to the meeting. (C) Each Director may, by any written form of communication bearing his signature, authorise another member of the Board to represent him at a specific meeting. A Director may represent several of his colleagues and may, in addition to his own vote, cast as many votes as he has received proxies. (D) The Board shall be validly constituted to decide on the issues listed on the agenda provided that a majority of the Directors, including the CEO Director and at least one (1) Investor Director, is present or validly represented at the meeting. Minutes of all Board and any committee meetings shall be sent to each Director within thirty (30) Business Days of such meetings. (E) If at a meeting of the Board, the quorum is not met, a second meeting of the Board with the same agenda shall be convened within twenty (20) Business Days following the first meeting which can validly decide only on the items on the first meeting's agenda whatever the number and class of Directors present or validly represented (subject to clause 4.2(A)). (F) Subject to clause 4.1(a), the Board can meet by telephone or videoconference or any other method by which each Director or Observer is able to be understood by the other Directors or Observers present. 4.2 Board Majorities

ACTIVE/202925561.5 (A) The Company shall not and the Shareholders shall procure (to the extent within their power) that the Company shall not undertake any of the matters listed in Schedule 2 without the prior consent of the Board (including consent of at least one (1) Investor Director, if then appointed). The Company shall procure (to the extent relevant and permitted in accordance with applicable law) that none of the matters listed in Schedule 2 are undertaken at the level of a Subsidiary, without the prior consent of the Board (including consent of at least one (1) Investor Director, if then appointed). (B) Unless provided otherwise in this Agreement or in the New Articles, every decision of the Board shall be valid if approved by a majority of the Directors present or represented at the relevant meeting. (C) The Board may pass resolutions by unanimous written consent in accordance with the applicable rules of the Belgian Code for Companies and Associations. (D) Each Director has one (1) vote but may cast, in addition to his own vote, as many votes as he has powers of attorney from his fellow Directors. 5. INFORMATION RIGHTS 5.1 The Company shall prepare and deliver the following information to each Major Investor as well as to Dawn: (A) audited annual accounts within one hundred twenty (120) calendar days at the end of each fiscal year; (B) quarterly management update on the key progress of the research and development programs, and business development activities within thirty (30) calendar days at the end of each quarter; (C) unaudited quarterly financial accounts, including cash flow statements, within sixty (60) calendar days at the end of each quarter; (D) quarterly capitalisation table updates (which will disclose grants of options) within sixty (60) calendar days at the end of each quarter; (E) quarterly updates on the number of employees and managers of the Company within sixty (60) calendar days at the end of each quarter; (F) annual budget for the next fiscal year, including a cash flow forecast, no later than forty-five (45) calendar days prior to start of the next fiscal year as well as any updates or revisions to such budget; (G) any other information reasonably requested by any of the Major Investors. The unaudited quarterly financial accounts referred to under clause 5.1(C) will also be provided to V-BIO and Omnes Funds. 5.2 If the Company fails to comply with its obligations under clause 5.1(A) - 5.1(F) (inclusive) and does not remedy such failure within thirty (30) calendar days after receipt of notification from a Major Investor of such failure to comply with such clause, any such Major Investor shall be entitled to appoint an auditor ("réviseur d'entreprises" / "bedrijfsrevisor") of a reputable audit firm to enter the Company's premises, access the Company's books and records and to obtain such information at the Company's expense. The Company shall provide any such auditor with access to senior management on reasonable notice and at reasonable business times. 5.3 The Company shall not be obligated to provide any Major Investor with access to information pursuant to this Agreement that it reasonably and in good faith considers to be a trade secret (unless covered by an enforceable confidentiality agreement) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

ACTIVE/202925561.5 5.4 The aforementioned information rights shall terminate in the event of an IPO. 6. US TAX PROVISIONS 6.1 The Company shall use commercially reasonable efforts to avoid being treated in any taxable year as a "passive foreign investment company" (PFIC) as such term is defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the U.S. Tax Code). In addition, the Company shall on a yearly basis timely make available to the Investors all information that would reasonably permit the Investors to determine whether the Company is expected to be, or was, a PFIC or a "controlled foreign corporation" (CFC) as defined in the U.S. Tax Code for any taxable year. If an Investor believes there is a reasonable possibility that the Company will be a PFIC or CFC for any taxable year, the Company will, with such advice as may be reasonably requested from such Investor, prepare the information required to comply with applicable PFIC and / or CFC reporting requirements. 6.2 If an Investor believes it is reasonably possible that the Company could be determined to be a PFIC for any taxable year, the Company shall provide the information necessary in order for such Investor to timely and properly make an election under section 1295 of the U.S. Tax Code to treat the Company as a "qualified electing fund" (a QEF Election) and comply with all of the reporting requirements applicable to such a QEF Election. At the request of such Investor, the Company will obtain professional assistance experienced in matters relating to the relevant aspects of the U.S. Tax Code to the extent necessary to make the determination and to provide the information described above. 7. SHAREHOLDER MEETINGS, MAJORITIES AND CONSENT MATTERS 7.1 Notwithstanding the provisions of the Belgian Code for Companies and Associations and the New Articles, general meetings can be convened by means of registered mail or e-mail or any other means of communication explicitly agreed upon in writing by each of the Shareholders. 7.2 Unless the Belgian Code for Companies and Associations, this Agreement or the New Articles provide for more stringent majority and quorum requirements for a general meeting, a general meeting shall be validly constituted provided that at least one half of the Shares, including the Preferred B Majority, the Preferred C Majority and the Preferred D Majority, is present or represented at the meeting in person or by proxy and all decisions are made by a simple majority of the votes cast. 7.3 If at a first general meeting the quorum set out in clause 7.2 is not met, a second general meeting with the same agenda shall be convened within fifteen (15) calendar days following the first meeting which can validly decide on the items on the agenda whether or not the quorum set out in clause 7.2 is not met (subject to clause 7.4). 7.4 Notwithstanding more stringent provisions set out in the Belgian Code for Companies and Associations, for so long as any of the Preferred Shares outstanding at the date of this Agreement, remain outstanding: (A) each of the Shareholders shall exercise all voting rights and powers of control available to it in relation to the Company to procure that, save with Preferred Majority Consent, the Company shall not effect any of the matters set out in clause 7.5; and (B) the Company agrees that, save with Preferred Majority Consent, it shall not effect any of the matters set out in clause 7.5, and that it shall procure, save with Preferred Majority Consent, not to effect any of the matters set out in clause 7.5 at the level of a Subsidiary, to the extent relevant and permitted in accordance with applicable law. 7.5 The matters referred to in clause 7.4 are: (A) any distribution of dividends; (B) any further issue of shares by the Company;

ACTIVE/202925561.5 (C) any amendment to the New Articles or the rights attaching to any shares; (D) any merger, sale or listing of the Company, and any sale of all or an important part of the assets of the Company (which for completeness, includes an Exit and an IPO); (E) any bankruptcy, liquidation, dissolution or judicial reorganisation of the Company; (F) the entering into of any joint venture; (G) any Holding Company Reorganisation; (H) any merger, consolidation, scheme of arrangement or acquisition, involving the Company or its Subsidiaries, in which the Company or its Subsidiaries are not the surviving entity; (I) any issuance and grant of options or warrants other than under the Employee Stock Option Plan and within the ESOP Cap; (J) any increase to the ESOP Cap; (K) other than as expressly contemplated by this agreement, the New Articles or the Subscription Agreement as regards any Investor (except Pfizer), enter into or vary any transaction or arrangement with, or for the benefit of any of the Directors or Shareholders or any person who is an Affiliate of the Directors or Shareholders other than employment and equity incentive arrangements in the ordinary course and consistent with the Company's past practice; (L) granting of shares, guarantees, payment undertakings, loans or similar undertakings which in aggregate exceed five hundred thousand euro (EUR 500,000) (other than transactions with or between subsidiaries); (M) acquisitions and disposals of a business or a real estate (or a material part thereof) by the Company; (N) increase or decrease of the Company´s capital (save pursuant to the issue of ESOP Common Shares under the Employee Stock Option Plan), and the grant to the Board of the power to increase the capital by means of authorized capital as well as an increase of the authorized capital; (O) repurchase of its own shares by the Company, save from any Leaver; (P) the appointment or removal of any person as a Director (save in accordance with clause 3); and (Q) any increase in the number of Directors above eight (8). 7.6 Notwithstanding clause 7.4, any of the following shall require (i) Preferred B Majority Consent, (ii) Preferred C Majority Consent and (iii) Preferred D Majority Consent, and, for the avoidance of doubt in the case of each of (i), (ii) and (iii) above, not Preferred Majority Consent: (A) alteration, modification or variation of the Company's share capital that constitutes an alteration, change or amendment to, or abrogation of, the preferences, privileges or rights of Preferred B Shares and/or Preferred C Shares and/or Preferred D Shares; (B) authorisation or any issue of (or the obligation to authorise or issue) any security (whether equity, convertible debt or a unit of debt and equity securities or any other convertible securities) in any Subsidiary other than exclusively to the Company or another Subsidiary;

ACTIVE/202925561.5 (C) approval of a Liquidity Event or waiver of the treatment of a transaction as a Liquidity Event (except that Preferred B Majority Consent and Preferred C Majority Consent are not required if total distributions in respect of the Preferred B Shares and the Preferred C Shares exceed 2.0x the subscription price paid for Preferred B Shares and Preferred C Shares, respectively, and, Preferred D Majority Consent is not required if total distributions in respect of the Preferred D Shares exceed 2.0x the subscription price paid for Preferred D Shares); (D) authorisation or any issue of (or the Company obligating itself to authorise or issue) any security (whether equity, convertible debt or a unit of debt and equity securities or any other convertible securities) in the Company pari passu with or senior to the Preferred B Shares (other than the Anti-Dilution B Warrants or any shares issuable on exercise of such Anti-Dilution B Warrants), the Preferred C Shares (other than the Anti-Dilution C Warrants or any shares issuable on exercise of such Anti-Dilution C Warrants) or the Preferred D Shares (other than the Anti-Dilution D Warrants or any shares issuable on exercise of such Anti-Dilution D Warrants) (E) amendment or alteration of any existing security of the Company that has rights (economic or otherwise) that are junior to or pari passu with the Preferred B Shares, the Preferred C Shares or the Preferred D Shares if such amendment or alteration would render such other security pari passu with or senior to, as applicable, the Preferred B Shares, the Preferred C Shares or the Preferred D Shares (save with respect to any Holding Company Reorganisation and/or any other matter in connection with any Qualifying IPO only); (F) waiver of any anti-dilution adjustment applicable to the Preferred B Shares, the Preferred C Shares or the Preferred D Shares, except for the adjustments provided under Clause 9 of Schedule 4 to the Subscription Agreement; (G) any action that modifies, amends or waives the rights, preferences or privileges of the Common Shares, the Preferred A Shares, the Preferred B Shares, the Preferred C Shares, the Preferred D Shares or the Class A Preference Profit Sharing Certificate in a manner that is adverse to the Preferred B Shares, the Preferred C Shares or the Preferred D Shares; or (H) any action that increases or decreases the number of authorized Preferred B Shares, authorized Preferred C Shares or authorized Preferred D Shares. 7.7 Each Investor Director or Observer, or such other person as an Investor may nominate (by giving notice in writing to the Company), shall be authorised to communicate in writing the consent of its appointing Investor to any of the matters referred to in clause 7.5 and clause 7.6. 7.8 A Shareholder may provide its consent to any of the matters referred to in clause 7.5 or clause 7.6 in the following ways: (A) a document signed (including by electronic means) by such Shareholder or by an authorised representative of such Shareholder; or (B) an email from a designated authorized officer, specifying the title and authority of such officer, of such Shareholder expressly giving such consent on behalf of such Investor. 7.9 Notwithstanding anything in this Agreement or the New Articles to the contrary, for so long as Sanofi, Pfizer, Fidelity and EQT respectively (together with their respective Permitted Transferees) continue to hold Shares, any amendment to article 11.7.8 of the New Articles that has as its purpose or effect the removal of the prohibition on a Major Investor being required to provide any restrictive covenant in connection with the exercise of the Drag Along Right (as defined in the New Articles) shall require the prior written consent of Sanofi, Pfizer, Fidelity and EQT respectively.

ACTIVE/202925561.5 7.10 As long as Sanofi holds a number of Preferred D Shares that represents more than 25% of the outstanding Preferred D Shares from time to time, it shall, in connection with any Preferred D Extraordinary Resolution that is provided to the shareholders or a general shareholders' meeting of the Company, provide to the Chairperson Director and the CEO Director, each acting individually, an irrevocable power of attorney with respect to such number of Preferred D Shares held by Sanofi that is in excess of the number of Preferred D Shares that represents 25% of the outstanding Preferred D Shares (rounded down to the nearest whole number) minus one (1), in accordance with the substantive terms set forth in the proxy agreement attached as Schedule 7. 8. EMPLOYEE STOCK OPTION WARRANTS 8.1 The Company shall be entitled to grant options and other awards with respect to its ESOP Common Shares to key managers, the employees, directors and/or outside consultants and/or advisors of the Company and/or its Affiliates pursuant to the rules of the Employee Stock Option Plan. 8.2 The Employee Stock Option Plan will be implemented through the issue of warrants (the Employee Stock Option Warrants) in accordance with the Belgian Code for Companies and Associations or any other scheme which is deemed appropriate from a tax, social security or company law point of view, as determined by the Board. 8.3 The number of new ESOP Common Shares reserved for the Employee Stock Option plan (the ESOP Cap) shall equal a maximum of seventeen percent (17%) of the fully diluted capitalization of the Company immediately after Completion, it being understood that the ESOP Cap (i) shall include all granted and ungranted, and allocated and unallocated employee options in existence immediately after Completion, and (ii) shall not include any of the Company's existing Common Shares or options to acquire Common Shares that have been issued, granted, promised or otherwise committed by the Company (verbally or in writing) prior to the Completion Date. 8.4 Employee Stock Option Warrants that become unexercisable, for example because of the departure of a beneficiary from the Company before the options are vested, shall become available for re-issue to other beneficiaries, it being understood that such options will be part of a new plan, with, as the case may be, a new vesting period and a new exercise price, in each case as may be determined by the Board. 8.5 Subject to any adjustments pursuant to the Employee Stock Option Plan, each Employee Stock Option Warrant issued under the Employee Stock Option Plan shall entitle its holder to subscribe to one (1) ESOP Common Share. 8.6 For the avoidance of doubt, no Preferred Majority Consent, no Preferred B Majority Consent, no Preferred C Majority Consent and no Preferred D Majority Consent shall be required prior to issue any Employee Stock Option Warrant or the issue of ESOP Common Shares on the valid exercise of any Employee Stock Option Warrant, provided that the number of ESOP Common Shares does not exceed the ESOP Cap. If the Company wishes to increase the ESOP Cap, after approval from the Board, such increase shall require Preferred Majority Consent in accordance with clause 7.5(J). 9. FORMS AND CLASSES OF SHARE – RIGHTS ATTACHED TO THE SHARES 9.1 The Shares shall be divided in Common Shares, ESOP Common Shares, Preferred A Shares, Preferred B Shares, Preferred C Shares and Preferred D Shares, as follows: (A) The Shares issued to the Existing Shareholders in the framework of the incorporation of the Company are Common Shares. (B) The Shares issued pursuant to the Employee Stock Option Plan of the Company to key managers, employees, directors and/or outside consultants and advisors of the Company are ESOP Common Shares.

ACTIVE/202925561.5 (C) The Shares issued to the Existing Shareholders in the framework of the Seed Investment are Preferred A Shares. (D) The Shares issued to the Existing Shareholders in the framework of the Series A Investment are Preferred A Shares. (E) The Shares issued at the occasion of the exercise of the Anti-Dilution A Warrants shall be Preferred A Shares. (F) The Shares issued to the Existing Shareholders in the framework of the Series B Investment are Preferred B Shares. (G) The Shares issued at the occasion of the exercise of the Anti-Dilution B Warrants shall be Preferred B Shares. (H) The Shares issued to the Investors in the framework of the Series C Investment shall be Preferred C Shares. (I) The Shares issued at the occasion of the exercise of the Anti-Dilution C Warrants shall be Preferred C Shares. (J) The Shares issued to the Investors in the framework of the Series D Investment shall be Preferred D Shares. (K) The Shares issued at the occasion of the exercise of the Anti-Dilution D Warrants shall be Preferred D Shares. (L) The Shares issued upon conversion of the Class A Preference Profit Sharing Certificate immediately prior to the occurrence of an IPO shall be Common Shares. 9.2 All Shares in the Company shall benefit from the same rights and privileges unless specified otherwise in this Agreement or in the New Articles. 10. COMPULSORY TRANSFER OF SHARES 10.1 Type A Leaver (A) Subject to the terms and conditions set forth herein, each of the Key Managers grants to the Company (within the limits allowed by the Belgian Code for Companies and Associations) and, if the Company does not exercise such right, to each of the other Shareholders (i.e. other than the Shareholder who is a Type A Leaver, a Type B Leaver or a Type C Leaver), for no other consideration than the obligations undertaken under this Agreement, a call option (the Call Option) on all the Shares held by the relevant Key Manager (the Option Shares), which can be exercised if such Key Manager (as the case may be) leaves the Company and is a Type A Leaver. On the occurrence of a Type A Leaver event, if the Company does not plan to exercise its Call Option, it will notify all Shareholders of its intention not to exercise and of the Shareholders' right to exercise their Call Option in accordance with clause 10.1(C). (B) The exercise price for the Call Option shall be in aggregate one euro (EUR 1.00) for all Option Shares, held by the relevant Type A Leaver. (C) Each of the Shareholders can exercise the Call Option on the Option Shares by sending a written exercise notice within ten (10) Business Days of being notified by the Company of the Type A Leaver event, to the relevant Key Manager with a copy to the Company indicating the number of Option Shares with respect to which the Call Option is exercised (which shall not be greater than the number of Option Shares at the time the exercise notice is served in accordance with the terms of this Agreement). In case the Call Option is in aggregate exercised for more than one hundred percent (100%) of the underlying Shares, the Option Shares shall be allocated between each Shareholder (i.e.

ACTIVE/202925561.5 other than the Shareholder who is a Type A Leaver, a Type B Leaver or a Type C Leaver) who exercised the Call Option pro rata to their shareholding in the Company, unless otherwise agreed between the Shareholders. (D) The Board shall take the necessary actions in order to register the transfer of the Option Shares in the share register of the Company. (E) Unless the Board determines otherwise, all Employee Stock Option Warrants, whether or not vested in accordance with the Employee Stock Option Plan, held by a Type A Leaver will automatically expire, without any right of exercise and without any compensation being due by the Company. 10.2 Type B Leaver (A) In the event that a Key Manager is a Type B Leaver, then such Key Manager may be obliged, at the discretion of the Board, to transfer but not sell, within one month of the leaving event, all Shares held by such a Key Manager to a holding structure ("stichting"/"fondation") or other similar entity in accordance with applicable laws, to be incorporated at that time and to be controlled by the Company, and the Type B Leaver will be entitled to receive the proceeds from those Shares held in escrow by said holding structure. The Company procures that the holding structure shall enter into an appropriate certification or other similar agreement with the relevant Key Manager who is a Type B Leaver in this respect, setting out amongst other matters, the notification and information duties by such holding structure in connection with a sale or other transfer of such Shares. (B) The Employee Stock Option Warrants held by the Type B Leaver which are vested, in accordance with the Employee Stock Option Plan, but not exercised yet at the moment of leaving, must be exercised during the first valid exercise period for the vested Employee Stock Option Warrants after the leaving event in accordance with the Employee Stock Option Plan, and vested Employee Stock Option Warrants not exercised by the Type B Leaver during that exercise period will expire without any compensation being due by the Company. The Shares held by the Key Manager following the exercise of the vested Employee Stock Option Warrants will be subject to clause 10.2(A). (C) Unless the Board determines otherwise, all Employee Stock Option Warrants not vested in accordance with the Employee Stock Option Plan, held by a Type B Leaver, will automatically expire, without any right of exercise and without any compensation being due by the Company. (D) All Shares held by a Type B Leaver (other than Common Shares or ESOP Common Shares) at the time of the leaving event may, at the discretion of the Board, be converted into Common Shares at the Conversion Ratio. 10.3 Type C Leaver (A) In the event that a Key Manager is a Type C Leaver, then such a Key Manager may be obliged, at the discretion of the Board, to transfer but not sell, within one month of the leaving event, all Shares held by such a Key Manager to a holding structure ("stichting"/"fondation") or other similar entity in accordance with applicable laws, to be incorporated at that time and to be controlled by the Company, and the Type C Leaver will be entitled to receive the proceeds from those Shares held in escrow by said holding structure. The Company procures that the holding structure shall enter into an appropriate certification or other similar agreement with the relevant Key Manager who is a Type C Leaver in this respect, setting out amongst other matters, the notification and information duties by such holding structure in connection with a sale or other transfer of such Shares.

ACTIVE/202925561.5 (B) The Employee Stock Option Warrants held by the Type C Leaver which are vested, in accordance with the Employee Stock Option Plan, but not exercised yet at the moment of leaving, may be exercised during any valid exercise period set forth in the Employee Stock Option Plan after the leaving event. The Shares held by the Key Manager following the exercise of the vested Employee Stock Option Warrants will be subject to clause 10.3(A). (C) Unless otherwise decided by the Board, all Employee Stock Option Warrants not vested in accordance with the Employee Stock Option Plan, held by a Type C Leaver, will automatically expire, without any right of exercise and without any compensation being due by the Company. (D) All Shares held by a Type C Leaver (other than Common Shares or ESOP Common Shares) at the time of the leaving event may, at the discretion of the Board, be converted into Common Shares at the Conversion Ratio. 10.4 Founder Shares Upon decision by the Board, the Founders may be obliged to transfer but not sell, all Shares held by each Founder to a holding structure ("stichting"/"fondation") or other similar entity in accordance with applicable laws, to be incorporated at that time and to be controlled by the Company (or an existing holding structure or other similar entity, as the case may be), and the Founders will be entitled to receive the proceeds from those Shares held in escrow by said holding structure, but all other rights (including voting rights) with respect to the Shares will vest in this holding structure/entity. 11. ISSUES AND TRANSFERS OF SHARES 11.1 Each of the Shareholders undertakes to the other Shareholders that it shall not, and shall not agree to, transfer, mortgage, charge or otherwise dispose of the whole or any part of his or her interest in, or grant any option or other rights over, any Shares except in accordance with the New Articles or this Agreement. 11.2 Without prejudice to clause 11.1, none of the Shareholders shall effect any transfer, mortgage, charge or other disposal of any interest in Shares described in clause 11.1 nor shall the Company issue any shares or Securities to any person who is not a party to this Agreement without first obtaining from the transferee or subscriber an Accession Deed, unless otherwise approved by the Board. 11.3 Except in accordance with the terms of this Agreement and the New Articles, no issue, transfer or registration of any Share or Security other than to an existing Shareholder may be made unless: (i) the subscriber or transferee has first agreed to be bound by the terms of this Agreement (as amended in writing by the parties to it from time to time) by executing an Accession Deed and has delivered that Accession Deed to the Company; and (ii) the transferor of the Shares has provided the Company with a Confirmation Notice at least twenty (20) Business Days prior to any transfer. 11.4 Subject to clause 11.1, no share transfer or issue of shares shall be registered unless an Accession Deed has been delivered to the Company. 11.5 Any person executing an Accession Deed shall be deemed to be a party to this Agreement and a Shareholder on compliance with all relevant provisions of this clause and being registered as the holder of any Shares. 11.6 References in this Agreement to transfer means, when used with respect to Shares or Warrants, any transaction with as a goal, or resulting in, the transfer of any ownership rights on such Shares or Warrants, for valuable consideration or for free, even when carried out by way of public auction, voluntarily or by virtue of a judicial decision, including, but not limited to, contributions, exchange transactions, transfers of universalities, transfers of business divisions, mergers, de-mergers, absorptions, liquidations or similar transactions, as well as the granting

ACTIVE/202925561.5 of options to purchase or sell such Shares or Warrants, the offer of (preferential) subscription rights on such Shares or Warrants or the conclusion of a swap, forward sale or other agreement, that completely or partly transfers the economic benefits or the ownership of such Shares or Warrants, regardless of the fact whether such a transaction is realized by means of delivery of other Securities, in cash or otherwise; and transferred and transferring shall have a correlative meaning. 12. ANTI-DILUTION 12.1 Subject to compliance with the terms of this agreement and the New Articles, the Company may at any time issue Additional Shares at a price per Additional Share that would constitute a Dilutive Issue under the Anti-Dilution A Warrants, Anti-Dilution B Warrants, Anti-Dilution C Warrants and/or Anti-Dilution D Warrants, without the consent of the holders of such Anti-dilution Warrants, provided that the holders of such Anti-dilution Warrants shall have the right to exercise their rights under the terms of such Anti-dilution Warrants. 12.2 For the avoidance of doubt, if any Shareholder waives its rights under the Anti-Dilution A Warrants, Anti-Dilution B Warrants, Anti-Dilution C Warrants and/or Anti-Dilution D Warrants in respect of any Dilutive Issue, such waiver shall not apply to any future Dilutive Issue where an additional waiver under this clause 12 shall be required. 13. EXIT 13.1 Each Party acknowledges and agrees that upon an Exit or IPO no Investor shall be obliged to give warranties, covenants or indemnities (except warranties as to title to the shares held by such Investor and capacity to enter into any relevant agreements). 13.2 It is agreed by the Parties that holders of Preferred Shares shall be entitled to registration rights on the terms set out in Schedule 6 (and the provisions of Schedule 6 shall only be applicable in such event). 13.3 In the event an Exit or Qualifying IPO has been approved by Board (following a majority vote including an affirmative vote from an Investor Director) and receipt of Preferred Majority Consent, each Shareholder shall, and agrees to procure that any of its, his or her Permitted Transferees shall, at the request of the Board: (A) exercise all voting rights (including class rights) attaching to his, her or its Shares and/or shares held by it in a new Holding Company as a result of a Holding Company Reorganisation (whether in writing or at a meeting or the Shareholders or a class of any Shareholders); and (B) approve, execute or sign and deliver all deeds, documents, resolutions (whether ordinary or special), consents, certificates, instruments, forms and/or agreements, in each case as may be required under the Belgian Code for Companies and Associations, this Agreement, the New Articles or otherwise in order to give effect to, or which are considered by the Board to be desirable in connection with, a Qualifying IPO and/or a Prospective Qualifying IPO (provided that any such consent or approval of or vote for a Prospective Qualifying IPO will relate to the steps the Board believes to be desirable in preparation for a Qualifying IPO, but shall not allow the Company actually to implement an IPO that is not a Qualifying IPO). If any Shareholder (other than Redmile, Fidelity and EQT) fails to comply with the provisions of clause 13.3, the Company shall be constituted as the agent of each defaulting Shareholder for taking such actions as are necessary to enforce the provisions of clause 13.3 and any Director shall be empowered to execute and deliver on behalf of such defaulting Shareholder any document that Director considers reasonably necessary in connection with any of the matters set out in clause 13.3. 13.4 If on an Exit, a Shareholder receives any funds that were not distributed in accordance with the order of priority set out in article 35 of the New Articles, such Shareholder shall be required to

ACTIVE/202925561.5 repay such funds to the Company or, in such manner as the Company may direct, taking into account the requirements of this Agreement and the New Articles, within ten (10) Business Days of receipt of notice from the Board. 14. UNDERTAKINGS BY THE COMPANY 14.1 Intellectual property (A) The Company shall take all such reasonable action to protect its Intellectual Property rights and/or other property and assets. (B) The Company shall procure and require that any and all persons now or hereafter working for the Company, whether as an employee, an executive Director or as a consultant, shall enter into appropriate IP-ownership, non-disclosure and development agreements, in the best interest of the Company, granting full and exclusive IP-ownership on any IP rights generated by their work done for the Company to the Company. The Company shall continue to register new IP rights in the name of the Company or in the name of its Subsidiary. 14.2 Non-compete The Company shall procure and require that any and all persons now or hereinafter working for the Company whether as an employee, an executive director or as a self-employed consultant, shall, to the extent legally permitted and in line with market practice, enter into an appropriate and valid non-compete agreement or non-compete clause, in accordance with the applicable law and, to the extent legally permitted, having an international scope, in each case substantially in line with the relevant provisions thereto as set out in the Management Agreements. 14.3 Non-disclosure The Company shall procure and require that all persons now or hereinafter working for the Company whether as an employee, Director or as a consultant, shall enter into an appropriate non-disclosure agreement, in the best interest of the Company. 14.4 Insurance The Company will take out customary D&O insurance for each of the Directors at terms satisfactory to the Board. 14.5 Anti-Corruption The Company covenants that it shall not (and shall not permit any of its subsidiaries and shall use reasonable efforts to procure that none of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the FCPA)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anticorruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anticorruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any

ACTIVE/202925561.5 enforcement action against the Company or its subsidiaries in connection with any applicable anti-bribery or anti-corruption law. The Company shall and shall cause any subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its Best Efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws. 14.6 Export Control Laws and Sanctions The Company covenants that neither it nor any of its subsidiaries shall engage in any dealings or transactions with or for the benefit of a person that is a Sanctioned Person, nor otherwise violate Sanctions or Export Control Laws. 15. RESTRICTIVE COVENANTS 15.1 Intellectual property (A) Each of the Key Managers undertakes to the Company and to the (current and future) Shareholders to use their Best Efforts to protect all discoveries, technology, materials, processes, information, data and in general all Intellectual Property generated by or on behalf of, or otherwise owned, directly or indirectly, partially or in whole by the Company in connection with the Company's Business Activities by obtaining Intellectual Property rights or otherwise, including but not limited to obtaining patents for the same, for the benefit of the Company. (B) Subject to clause 15.1(A), the Parties to this Agreement foresee that the Key Managers may make inventions or create other Intellectual Property during the period of their engagement by the Company (or whilst they are engaged in research with the Company). In this respect, each of the Key Managers recognizes that all inventions, Intellectual Property, Know-How, techniques and recipes relating to the Business Activities developed by each of the Key Managers for and on behalf of the Company during the period of their engagement with the Company (or whilst they are engaged in research with the Company) shall be the exclusive property of the Company and hereby transfer and assigns, and shall procure that each of the Key Managers shall transfer and assign, completely, exclusively, irrevocably, worldwide and for all jurisdictions, all such inventions, Intellectual Property, Know-How, techniques and recipes to the Company as from the moment of their creation and for the entire duration of the relevant rights. (C) For the avoidance of any doubt, a Key Manager shall not be held liable to pay for the same breach the compensation as is set forth in this clause 15.1 and the compensation as set forth in clause 16 (as regards Tim Knotnerus) of his Management Agreement, in each case without prejudice to the Company's right to claim full damages for the harm actually sustained by it. (D) Each of the Key Managers acknowledges that money damages alone may not adequately compensate the Company or a Shareholder for breach of any of the covenants and undertakings in this clause 15.1 and, therefore, agrees that in the event of the breach of any such covenant or undertaking, in addition to all other remedies available to the Company or a Shareholder at law, the Company and the Shareholders shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof. 15.2 Non-compete; non-solicitation Each of the Key Managers undertakes and covenants that he, she or it shall not: (A) carry on any trade or business competing directly with the Business Activities as carried out by the Company during the Service Period; and

ACTIVE/202925561.5 (B) during the period of 12 months commencing on the Termination Date (the Non-Compete Period): (i) carry on or participate (other than a mere financial participation) in any trade or business which (x) is competing with the Business Activities as carried out by the Company in any territory in which the Company conducts or has conducted substantial business in the period of 12 months immediately preceding the Termination Date, or (y) is actively being prospected by the Company or any of its subsidiaries in the relevant territory as at or in the period of 12 months immediately preceding the Termination Date and in line with the then approved business plan of the Company; (ii) induce or attempt to induce any person who is a customer, supplier or other business relation of the Company to cease doing business with the Company or to reduce its business with the Company; nor (iii) induce or attempt to induce anyone who is or was a director, officer or employee of the Company or any person having a consultancy or similar agreement with the Company to leave his/her position with the Company or to terminate his/her agreement with the Company. 15.3 The restrictions set out in clause 15.2 shall apply regardless of whether the relevant Key Manager is acting: (A) directly or indirectly through its representative, affiliates or any other individuals, companies or other legal entities; (B) in their own capacity or as a director, manager, partner or shareholder of any company or any other legal entity, or as an employee, consultant or agent of any individual, company or other legal entity; or (C) in any other capacity and in any other manner whatsoever. 15.4 If a Key Manager breaches any obligation under clause 15.2 and, if the breach is capable of remedy, does not remedy such breach within fifteen (15) Business Days from the date of receipt by the Key Manager of notice in writing of such breach from the Company, the relevant Key Manager shall be required to compensate the Company through a payment in cash of one hundred ninety thousand euro (EUR 190,000) (per differentiated breach) and additional payments in cash of ten thousand euro (EUR 10,000) for each week following receipt of the notice from the Company during which the breach is not remedied. This clause 15.4 shall operate without prejudice to the Company's right to claim full damages for the harm actually sustained by it. For the avoidance of doubt, any dispute or claim arising between the Key Manager and any of the Parties in connection with this clause 15.2 shall be subject to clauses 32 and determined by the Belgian courts in accordance with clause 33. 15.5 For the avoidance of any doubt, a Key Manager shall not be held liable for a claim under clause 15.4 of this Agreement and a claim under clause 18 (as regards Tim Knotnerus) of his Management Agreement with respect to the same breach and in the event of a conflict between this Agreement and the Management Agreement, this Agreement shall prevail with respect to such claim. 15.6 Each of the Key Managers acknowledges that damages alone may not adequately compensate the Company for breach of any of the covenants and undertakings in this clause 15 and, therefore, agrees that in the event of the breach of any such covenant or undertaking, in addition to all other remedies available to the Company at law, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof. 15.7 Each of the Key Managers agrees not to use at any time during the Service Period and during the Non-Compete Period any trade or domain name or e-mail address used by the Company at any time or any other name intended or likely to be confused with any such trade or domain

ACTIVE/202925561.5 name or e-mail address, other than within the framework of their management and/or employment agreements with the Company. 15.8 Each of the Key Managers acknowledges that the provisions of this clause 15 are reasonable and necessary to protect the legitimate interests of the Company. However, if any of the provisions of this clause 15 shall ever be held to exceed the limitations in duration, geographical area or scope or other limitations imposed by applicable law, they shall not be nullified but the Parties shall be deemed to have agreed to such provisions as conform with the maximum permitted by applicable law, and any provision of this clause 15 exceeding such limitations shall be automatically amended accordingly. 16. IMPLEMENTATION OF RIGHTS The provisions of articles 11.8 and 22 of the New Articles (together with any such ancillary provisions of the New Articles as may be necessary or desirable to give effect to the same) are deemed to be incorporated by reference into this Agreement and enforceable under this Agreement (without prejudice to any right to enforce the same under the New Articles) and each party undertakes to the Company and Investors to comply therewith. 17. CONFIDENTIALITY 17.1 Subject to clause 17.2, each of the Parties agrees to keep secret and confidential and not to use, disclose or divulge to any third party or to enable or cause any person to become aware of (except for the purposes of the Company's business) any Confidential Information. 17.2 Each Party shall be at liberty from time to time to make such disclosure, as applicable: (A) to its relevant management advisors, sub-advisors, custodians, nominees, partners, trustees, shareholders, unitholders and other participants and/or to any Affiliate or Affiliated Fund of an Investor (including their directors, officers or employees) for the purposes of, but not limited to, reviewing existing investments and investment proposals. (B) to any tax authority in connection with its tax affairs or the tax affairs of Affiliated Funds; (C) as shall be required by law or by any regulatory, self-regulatory or governmental authority to which the Shareholder is subject or by the rules of any stock exchange upon which a Shareholder's securities are listed or traded; (D) as shall be required or reasonably necessary (including use of such Confidential Information) for the purpose of any legal proceedings arising out of any documents entered into between a Shareholder and the Company; (E) to the Company's auditors and/or any other professional advisers of the Company; (F) to the Shareholder's professional advisers and to the professional advisers of any person to whom the Shareholder is entitled to disclose information pursuant to this clause 17.2; (G) to the Shareholder's current or prospective limited partners or providers of debt or equity financing; or (H) to its insurance providers on a need to know basis, as it may in its reasonable discretion think fit, provided that the recipient is subject to an obligation to keep the disclosure confidential on the same basis as is required by the Shareholder pursuant to this Agreement and the New Articles. 17.3 Each Shareholder shall procure that its respective Investor Director(s) and Observer(s) (if any) shall comply with this clause 17 save that an Investor Director or Observer shall be at liberty

ACTIVE/202925561.5 from time to time to make full disclosure to its appointing Shareholder (and such Shareholder's management advisor or sub-advisors and its Affiliates and Affiliated Funds of any information relating to the Company (provided that the recipient is subject to an obligation to keep the disclosure confidential on the same basis as is required pursuant to this Agreement and the New Articles)). 17.4 For the purposes of this clause, "Confidential Information" means any information or knowhow of a secret or confidential nature relating to the Company or to any Shareholder, including (without limitation): (A) any information regarding this Agreement and the investment by any Shareholder in the Company pursuant to this Agreement; (B) any financial information or trading information relating to the Company or to any Shareholder which a party may receive or obtain as a result of entering into this Agreement; (C) in the case of the Company, information concerning: (i) its finances and financial data, business transactions, dealings and affairs, and prospective business transactions; (ii) any operational model, its business plans and sales and marketing information, plans and strategies; (iii) its customers, including, without limitation, customer lists, customer identities and contact details, and customer requirements; (iv) any existing or planned product lines, services, price lists and pricing structures (including, without limitation, discounts, special prices or special contract terms offered to or agreed with customers); (v) its technology or methodology associated with concepts, products and services including research activities and the techniques and processes used for development of concepts, products and services; (vi) its computer systems, source codes and software, including, without limitation, software and technical information necessary for the development, maintenance or operation of websites; (vii) its current and prospective Intellectual Property; (viii) its directors, officers, employees and shareholders (including, without limitation, salaries, bonuses, commissions and the terms on which such individuals are employed or engaged, and decisions or contents of board meetings); (ix) its suppliers, licensors, licensees, agents, distributors, or contractors, or any collaboration agreements with third parties, including the identity of such parties and the terms on which they do business, or participate in any form of commercial co-operation with the Company; (x) information concerning or provided to third parties, in respect of which the Company owes a duty of confidence (in particular but without limitation, the content of discussions or communications with any prospective customer or prospective business partner); and (xi) any other information which it may reasonably be expected would be regarded by a company as confidential or commercially sensitive,

ACTIVE/202925561.5 but shall not include any information which: (xii) is, or which becomes (other than through a breach of this Agreement), available in the public domain or otherwise available to the public generally without requiring a significant expenditure of labour, skill or money; (xiii) is, at the time of disclosure, already known to the receiving party without restriction on disclosure; (xiv) is, or subsequently comes, into the possession of the receiving party without violation of any obligation of confidentiality; (xv) is independently developed by the receiving party without breach of this Agreement; (xvi) is explicitly approved for release by the written consent of an authorised representative of the disclosing party; or (xvii) a Party is required to disclose by law, by any securities exchange on which such Party's securities are listed or traded, by any regulatory or governmental or other authority with relevant powers to which such Party is subject or submits, whether or not the requirement has the force of law, or by any court order. 18. USE OF NAME 18.1 The Parties agree that without the prior written consent of the concerned Party, none of the other Parties shall use, publish, reproduce, or refer to such Party's or its Affiliates' or Affiliated Funds' investment in the Company, names, trademarks or logos, or any similar names, trademarks or logos in any public manner or format (including reference on or link to websites, press releases, etc.) including without limitation for marketing, advertising or publicity purposes. 18.2 Notwithstanding clause 18.1, the Parties agree that Investors may reference the Company in (fundraising) presentations for existing or new investors. 19. DURATION AND TERMINATION 19.1 Without prejudice to the duration of similar provisions in the articles of association of the Company, the Agreement is entered into for a duration of ten (10) years starting as of the date of this Agreement and shall be subsequently automatically renewed for one (1) year – periods, unless a termination notice by any Party is sent at least six (6) months prior to the end of the initial ten (10) year – term or at least three (3) months prior to the end of the subsequent one (1) year – term (as applicable). 19.2 This Agreement shall terminate automatically towards a Party if such a Party should cease to hold any Shares and/or Warrants as a result of Share transfers in full compliance with the terms and conditions set out in this Agreement. 19.3 This Agreement may be terminated with the prior written consent of the Company and the Preferred Majority Consent (including EQT), in which event such termination shall be binding against all of the Parties hereto, save that nothing in this clause shall release any Party from liability for breaches of this Agreement which occurred prior to its termination. 19.4 This Agreement shall terminate and cease to have effect upon the first to occur of (i) consummation by the Company of a Holding Company Reorganisation (provided that a shareholders' agreement relating to the new Holding Company substantially on the terms of this Agreement has been entered into between the relevant parties); (ii) a Share Sale; and (iii) an IPO effected in accordance with this Agreement and the New Articles, save that nothing in this clause shall release any Party from liability for breaches of this Agreement which occurred prior to its termination; provided further, however, that the provisions of clause 13.2 shall survive

ACTIVE/202925561.5 termination of this Agreement and shall terminate in accordance with paragraph 2.12 of Schedule 6. 19.5 Notwithstanding anything to the contrary provided for herein, the following provisions shall survive the termination of this Agreement: clause 17 (Confidentiality), clause 32 (Governing Law) and clause 33 (Jurisdiction). 19.6 As far as relevant, the Parties hereby waive (x) the right to seek the termination of this Agreement in or outside court (at any time) pursuant to articles 5.90 to 5.96 of the Belgian Civil Code (or its successor provision), except in case of fraud, (y) the right to claim, judicially or unilaterally, a price reduction pursuant to article 5.97 of the Belgian Civil Code, except in case of fraud and (z) non-contractual claims as set out in clause 31 of this Agreement, except in case of fraud or wilful misconduct. 20. CONFLICT WITH THE NEW ARTICLES 20.1 In case of discrepancies between any of the provisions of this Agreement and the New Articles, the provisions of this Agreement shall prevail and the Parties shall take any action in their capacity as Shareholders, which may be necessary and/or appropriate in order to amend the New Articles as to ensure that they are consistent with this Agreement. 20.2 An English translation of New Articles is attached at Schedule 3 and the Parties agree that, in the event of a conflict between the English version of the New Articles and the Dutch version of the New Articles, the English version shall prevail among the Parties. 21. FURTHER ASSURANCE 21.1 Each Party agrees to take all such action or procure that all such action is taken in order to implement the terms of this Agreement and the New Articles or any transaction, matter or thing contemplated by this Agreement or the New Articles. 21.2 Each Shareholder shall exercise its voting rights and other rights as a member of the Company in order (insofar as it is able to do so through the exercise of such rights) to procure that the Company complies with all of its obligations under this Agreement and the New Articles and to give full effect to the terms of this Agreement and the New Articles and the rights and obligations of the Parties as set out in this Agreement and the New Articles. 22. COSTS AND EXPENSES Unless otherwise agreed, each Party shall bear its own costs and disbursements incurred in the negotiations leading up to and in the preparation of this Agreement and of matters incidental to this Agreement. 23. NO JOINT LIABILITY Except as otherwise provided herein, all undertakings and other obligations of the Parties under this Agreement shall be individual and not joint ("individueel en niet hoofdelijk" / "individuel et non solidaire"). 24. AMENDMENTS AND WAIVERS 24.1 Except as provided below, all and any of the provisions of this Agreement may be deleted, varied, supplemented, restated or otherwise changed in any way at any time with the prior written consent of the Company and the Preferred Majority Consent, in which event such change shall be binding against all of the Parties hereto. 24.2 Notwithstanding anything in this Agreement to the contrary, this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Shareholder without the written consent of such Shareholder, if such amendment, modification, termination or waiver would adversely affect the rights of such

ACTIVE/202925561.5 Shareholder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Shareholders under this Agreement. In addition, the definition of "Major Investor" as included in Schedule 1 to this Agreement may not be amended without the prior written consent of Sanofi and Pfizer, in either instance insofar and for so long as such party continues to hold at least 50% of the Shares it subscribed to at the time of the Series D Investment (in respect of Sanofi), respectively Series B Investment (in respect of Pfizer). 24.3 Except as otherwise provided herein, no failure or delay of a Party to exercise any right or remedy under this Agreement shall be considered as a waiver of such right or remedy, or any other right or remedy under this Agreement. 24.4 Except as otherwise provided herein, no waiver shall be effective unless given in writing and signed by a duly authorized representative of the Party giving the waiver. 24.5 The Parties hereby acknowledge that the provisions of article 5.74 of the Belgian Civil Code shall not apply to the Parties with respect to their obligations under this Agreement, and that they shall not be entitled to make any claim under article 5.74 of the Belgian Civil Code. 24.6 The Parties acknowledge that (i) this Agreement is the outcome of thorough negotiations between the Parties, being professional parties assisted by professional advisers, and (ii) they have received all information to be provided pursuant to article 5.16 of the Belgian Civil Code. The Parties further acknowledge that each and every clause of this Agreement reflects their true intention and that these clauses do not create a manifest ("kennelijk" / "manifeste") imbalance between their respective rights and obligations. To understand the possible consequences of each and every clause of this Agreement, the Parties sought advice from legal counsel during the negotiation of this Agreement and had the opportunity to propose amendments / to understand the consequences of each and every clause of this Agreement. The Parties acknowledge that the allocation of the economic and legal risks in this Agreement do not create a manifest imbalance between their respective rights and obligations under this Agreement, because this allocation is the result of mutual concessions during the negotiation of this Agreement. 25. NOTICES IN CONNECTION WITH THIS AGREEMENT 25.1 Any notice in connection with this Agreement must be in writing in English and shall be validly given with respect to each Party if: (A) delivered by hand (with written confirmation of receipt) to the persons listed hereinafter; or (B) sent by email (with confirmation received by registered mail or an internationally recognized courier service within three (3) Business Days) to the email addresses and addresses set out hereinafter; or to such other addressee or address as a Party may notify to the other Parties in accordance with this clause 25. If to the Company: Name: Attn.: Address: Email: AgomAb Therapeutics NV Tim Knotnerus Posthoflei 1/6, 2600 Antwerp (Berchem), Belgium tim.knotnerus@agomab.com If to Sanofi: [***]

ACTIVE/202925561.5 If to Invus: [***] If to Fidelity: [***] If to EQT: [***] If to Dawn: [***] If to Canaan: [***] If to Pfizer Inc.: [***] If to Walleye Opportunities Master Fund Ltd: [***] If to Sabadell Asabys Health Innovation Investments, SCR, S.A.: [***] If to Asabys Top Up Fund, F.C.R: [***] If to SABADELL ASABYS HEALTH INNOVATION INVESTMENTS II F.C.R. [***] If to SABADELL ASABYS HEALTH INNOVATION INVESTMENTS 2B S.C.R., S.A [***] If to Redmile Biopharma Investments III, L.P.: [***]

ACTIVE/202925561.5 If to Cormorant Private Healthcare Fund III, LP: [***] If to Cormorant Global Healthcare Master Fund, LP: [***] If to Cormorant Private Healthcare Fund IV, LP [***] If to Cormorant Private Healthcare Fund V, LP [***] If to CRMA SPV, L.P.: [***] If to Paolo Michieli: [***] If to Michael John Scott Saunders: [***] If to Federica Caterina Linty: [***] If to Manuela Cazzanti: [***] If to De Haard Antibody Technologies B.V.: [***] If to EuremAb SRL: [***] If to Tim Knotnerus: [***] If to TJK Life Sciences B.V.: [***]

ACTIVE/202925561.5 If to V-BIO: [***] If to AFB Seed Fund I: [***] If to Pontifax Israel: [***] If to Pontifax Cayman: [***] If to Pontifax China: [***] If to Pontifax Late Stage: [***] If to FCPI Innovation Pluriel n°4 [***] If to FCPI Capital Invest PME 2023: [***] If to FCPI Capital Invest PME 2021: [***] If to FCPI Capital Invest PME 2020: [***] If to FCPI Capital Invest PME 2019: [***] If to FCPI Capital Invest PME 2018: [***] If to FCPI Capital Invest PME 2017: [***] If to FCPI Capital Invest PME 2016: [***] If to BIVF: [***] If to Torsten Dreier: [***]

ACTIVE/202925561.5 If to Biodiscovery 5 FPCI: [***] If to Familiefonds BZH: [***] If to JSH Biotech ApS: [***] 25.2 Any notice shall be effective upon receipt and shall be deemed to have been received: (A) at the time of delivery, if delivered by hand or a courier company; (B) on the next Business Day in the place to which it is sent if sent by email (provided, however, that if no confirmation is received within three (3) Business Days, the notice shall be deemed to have been received on the date when such confirmation is actually received); (C) on the first (1st) Business Day following the date of posting if sent by registered mail, provided that both the sender and the addressee reside in Belgium; or (D) on the seventh (7th) Business Day (in the place to which it is sent) following the date of posting if sent by registered mail where either the sender or the addressee does not reside in Belgium. 26. ASSIGNMENT OF RIGHTS AND OBLIGATIONS 26.1 Except as otherwise provided herein and except for any assignment of rights amongst, respectively, the Preferred A Shareholders, the Preferred B Shareholders, the Preferred C Shareholders, the Preferred D Shareholders, and their Affiliates / Affiliated Funds (for the avoidance of doubt, excluding any rights granted to a specific Shareholder irrespective of the class(es) of Shares it holds), no Party may assign all or part of its rights and obligations under this Agreement, including any rights granted to a specific Shareholder irrespective of the class(es) of Shares it holds, to any third party ((through a sale, a capital contribution, a donation or any other transaction, including the sale or contribution of a division ("bedrijfstak" / "branche d'activité") or of a business as a whole ("algemeenheid" / "universalité"), or a merger ("fusie" / "fusion") or demerger ("splitsing" / "scission"), except in the cases of an internal reorganisation of the Shareholder and/or their Affiliates / Affiliated Funds), without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed)). 26.2 As long as the consent as referred to in clause 26.1 has not been obtained, the assigning Party shall continue to be liable for all obligations that it intended to assign (without prejudice to any other right or remedy that the other Parties may have for breach of this clause 26.1). 26.3 Subject to the assignment restrictions set out in this clause 26, the provisions of this Agreement shall insure to the benefit of and shall be binding upon the Parties and their respective heirs, successors and assignees. 27. ETHICAL BEHAVIOUR 27.1 The Company shall take all appropriate steps and measures in order to have the Company and each of its Subsidiaries:

ACTIVE/202925561.5 (A) running their business: (i) under conditions which comply with the general principles and rules deriving from the European Convention for the Protection of the Human Rights and Fundamental Freedom dated 4 November 1950, and from the prescriptions and recommendations of the International Labour Organization, in particular with respect to the protection of childhood; (ii) by avoiding or limiting, to the extent reasonably feasible considering the state of the art, harm to the environment; and (iii) in case of operation of a website or a mail site on the Internet, by not delivering any message which hurt common moral principles or the general principles set forth in the said European Convention for the Protection of the Human Rights and Fundamental Freedom; and (B) taking all appropriate monitoring and control procedures to ensure that the Company and its subsidiaries are complying with the provisions as set forth in clause 27.1(A) hereinabove. 27.2 The Company has been informed of the commitments made by Shareholders to take into account in their investments and the monitoring of their holdings, environmental, social, societal and good corporate governance criteria, such as: (A) the use of natural resources; (B) environmental impacts; (C) employing; (D) social dialogue; (E) human resources; (F) attention to people; (G) relations with suppliers and customers; (H) relations with the territory and "stakeholders" in general; (I) governance; and (J) management. 27.3 The Company undertakes to be part of a process of progress so that the Company operates in conditions that reconcile the Company's economic interest and social responsibility. 28. SEVERABILITY 28.1 If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any applicable law, that provision shall be deemed not to form part of this Agreement, and the legality, validity or enforceability of the remainder of this Agreement shall not be affected. 28.2 In such case, each Party shall use its reasonable commercial efforts to immediately negotiate in good faith and implement a valid replacement provision with an economic effect which is as close as possible to that of the invalid, void or unenforceable provision.

ACTIVE/202925561.5 29. NO PARTNERSHIP Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties or any of them. 30. ENTIRE AGREEMENT 30.1 This Agreement, including its Exhibits (and the documents referred to herein) contains the entire agreement between the Parties and supersedes any prior agreement or understanding, written or oral, between the Parties with respect to the subject matter of this Agreement. 30.2 This Agreement replaces, terminates and annuls all prior agreements, communications, offers, proposals or correspondence, oral or written, exchanged or concluded between the Parties relating to the same subject matter. 31. NON-CONTRACTUAL CLAIMS Each Party hereby excludes any extra-contractual liability related to the formation, performance, and termination of this Agreement (and guarantees that its Affiliates exclude this) with respect to any other Party and the directors, employees, shareholders, and direct or indirect auxiliary persons of such other Party and its Affiliates to the fullest extent permitted by law (except in the case of fraud or wilful misconduct). 32. GOVERNING LAW Save for the provisions of Schedule 6, this Agreement shall be governed by and construed in accordance with Belgian law, without giving effect to any other choice-of-law or conflict-of- laws rules or provisions (Belgian, foreign or international) that would cause the laws of any jurisdiction other than Belgium to be applicable. 33. JURISDICTION All disputes arising out of or in connection with this Agreement and which the Parties are unable to settle amicably shall be subject to the exclusive jurisdiction of the competent courts of Belgium. 34. PROXY TO INITIAL THE AGREEMENT AND THE EXHIBITS The Parties (except Fidelity) hereby give a power of attorney to Paul van der Horst, Ellen Lefever, Silvana Hugue, Mats Muys, as well as any other manager, officer or employee of the Company, each acting individually, with right of substitution, to initial this Agreement and its schedules in any other way mutually agreed upon by the Parties. 35. COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement. The exchange of a fully executed version of this Agreement (in counterparts or otherwise) by electronic transmission (including pdf or any electronic signature (including DocuSign)) or by facsimile and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes and shall be sufficient to bind the parties to the terms and conditions of this Agreement. No exchange of original signatures is necessary. [NEXT PAGES ARE SIGNATORY PAGES] Done in Antwerp, on 4 November 2024, in as many originals as there are parties to the agreement. Each of the parties acknowledges receipt of its own original.

ACTIVE/202925561.5 EXECUTED by AGOMAB THERAPEUTICS NV, represented by ……………………………………………….. Name: Tim Knotnerus Name: David Epstein Title: CEO Title: Chairman

Confidential ACTIVE/202925561.5 SCHEDULE 1 DEFINITIONS AND INTERPRETATION 1. DEFINITIONS Accession Deed : means the accession deed in substantially the form attached at Schedule 4. Additional Shares : has the meaning given to it in Schedule 4 of the Subscription Agreement. Affiliate : has the meaning of affiliate ("verbonden person of vennootschap" / "personne ou société liée") as defined in article 1:20 of the Belgian Code for Companies and Associations. Affiliated Fund : means a Member of the Same Fund Group. Agreement : means this Shareholders' Agreement. Anti-dilution Warrants : means the Anti-Dilution A Warrants, Anti-Dilution B Warrants, the Anti-Dilution C Warrants and the Anti-Dilution D Warrants. Anti-Dilution A Warrants : means the sixty (60) anti-dilution warrants of the Company issued to holders of Preferred A Shares in connection with the Series A Investment. Anti-Dilution B Warrants : means the two hundred and fifty (250) anti-dilution warrants of the Company issued to holders of Preferred B Shares in connection with the Series B Investment. Anti-Dilution C Warrants means the two hundred and ten (210) anti-dilution warrants of the Company issued to holders of Preferred C Shares in connection with the Series C Investment. Anti-Dilution D Warrants means the two hundred and forty (240) anti-dilution warrants of the Company issued to holders of Preferred D Shares on the date of this Agreement in the form set out in Schedule 4 of the Subscription Agreement. Best Efforts : means, when used in connection with an undertaking, a commitment by the Parties concerned to use all reasonable efforts that a reasonably prudent person put in the same circumstances would use, including, where appropriate, attending general meetings of the Company with all their Shares and voting such Shares in favour of all decisions that are necessary or useful so that the undertaking can be best

ACTIVE/202925561.5 achieved and, where appropriate, waiving their preferential subscription rights or attending general meetings of the Company with all their Shares and voting such Shares in favour of the cancellation of preferential subscription rights. BIVF : means Boehringer Ingelheim Venture Fund GmbH. Board : means the board of directors of the Company, as constituted from time to time. Business Activities : has the meaning as defined in Recital (B). Business Days : means any day from Monday to Friday (included), excluding statutory or banking holidays in Belgium, the United Kingdom, California or New York, USA. Business Plan : means the business plan of the Company in the form attached at Schedule 5. Call Option : has the meaning as defined in clause 10.1(A). Canaan means Canaan XII L.P. CEO Director : has the meaning given to it in the New Articles. CFC : has the meaning as defined in clause 6. Class A Preference Profit Sharing Certificate : means the profit sharing certificate with the rights set out in article 39 of the New Articles; Common Shares : means the common shares of the Company. Company : means AgomAb Therapeutics NV. Completion : has the meaning given to it in the Subscription Agreement. Completion Date : has the meaning given to it in the Subscription Agreement. Confirmation Notice : has the meaning given to it in the New Articles. Conversion Ratio : has the meaning given in the New Articles. Dawn : means Memory Investments S.à.r.l. Dilutive Issue : has the meaning given to it in Schedule 4 of the Subscription Agreement. Director : means a member of the Board.

ACTIVE/202925561.5 Employee Stock Option Plan : means the stock option plan of the Company adopted on the Completion Date, as amended from time to time. Employee Stock Option Warrants : has the meaning given to it in clause 8.2. ESOP Cap : has the meaning given to it in clause 8.3. ESOP Common Shares : has the meaning given to it in the New Articles. Existing Agreement : has the meaning as defined in Recital (C). EQT : means LSP 7 Coöperatief U.A. Exit : has the meaning given to it in the New Articles. Export Control Laws : means all applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. FCPA : has the meaning defined in clause 14.5. Fidelity : means collectively, the Fidelity Investors. Fidelity Investors : means (i) Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee, (ii) Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund; (iii) Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; (iv) Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund and (v) Fidelity Select Portfolios: Pharmaceuticals Portfolio. FMR : means Fidelity Management and Research Company LLC. Founders : Paolo Michieli, Michael Saunders, Federica Linty, Virginia Morello, Manuela Cazzanti, De Haard Antibody Technologies and EuremAb Srl. Fund Manager : means a person whose principal business it is to make, manage or advise upon investments in securities, including a registered investment advisor. Group : means the Company and each of its Subsidiaries from time to time.

ACTIVE/202925561.5 Holding Company : has the meaning given to it in the New Articles. Holding Company Reorganisation : has the meaning given to it in the New Articles. Independent Director : has the meaning as defined in clause 3.6. Intellectual Property : means any intellectual property rights, including copyrights, neighbouring and related rights, trade and service marks, trade names, rights in logos and get-up, inventions, rights in databases, domain names, confidential information, trade secrets and Know-How, registered designs, design rights, patents, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data, all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered; and including all granted registrations and all pending applications for registration and all rights to apply for registration, all renewals, reversions or extensions, the right to sue for damages for past infringement and all forms of protection of a similar nature which may subsist anywhere in the world and any rights to receive remuneration in respect of such rights. Investment Fund : has the meaning given to it in the New Articles. Investor Director : means the Directors appointed in accordance with clauses 3.2, 3.3 and 3.4. Investors : has the meaning given to it in the Subscription Agreement. IPO : has the meaning given to it in the New Articles. Key Manager : means Tim Knotnerus. Know-How : means any expertise, practice, experience, factual and technical knowledge and information relating to commercial, scientific and technical matters, inventions and trade secrets, including but not limited to any non-patentable technical and other information which is not in the public domain including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, reports and data analyses, procedures, tests, genes, plasmas, vectors, clones, cell lines, cell cultures, cell expression systems, cell constructions, developments, micro-organisms, chemical compounds, biochemical compounds, mutations, test systems, test protocols and purification materials and techniques.

ACTIVE/202925561.5 Liquidity Event : has the meaning given to it in the New Articles. Major Investor : means a Shareholder holding (together with its Permitted Transferees) not less than five per cent. (5%) of the Preferred Shares outstanding at the date of this Agreement. Management Agreement : means the management agreement entered into between the Company and Tim Knotnerus, as amended from time to time. Member of the Same Fund Group : has the meaning given to it in the New Articles. New Articles : means the articles of association of the Company to be adopted on or prior to the Completion Date and as amended, restated or superseded from time to time. Non-Compete Period : has the meaning as defined in clause 15.2(B). Observer : means a non-voting observer appointed in accordance with clause 3.13. Option Shares : has the meaning as defined in clause 10.1(A). Permitted Transferee : has the meaning given to it in the New Articles. PFIC : has the meaning as defined in clause 6. Pfizer means Pfizer Inc. Preferred A Shareholder : means a holder of Preferred A Shares. Preferred A Shares : means the preferred A shares in the capital of the Company from time to time having the rights and privileges set out in this Agreement and the New Articles. Preferred A Majority : means the holders of a majority in number of the Preferred A Shares then outstanding. Preferred A Majority Consent : means the written consent of the Preferred A Majority, required insofar and for so long as any of the Preferred A Shares outstanding at the date of this Agreement remain outstanding. Preferred B Majority : means the holders of a majority in number of the Preferred B Shares then outstanding. Preferred B Majority Consent : means the written consent of the Preferred B Majority, required insofar and for so long as any of the Preferred B Shares outstanding at the date of this Agreement remain outstanding.

ACTIVE/202925561.5 Preferred B Shareholder : means a holder of Preferred B Shares. Preferred B Shares : means the preferred B shares in the capital of the Company from time to time having the rights and privileges set out in this Agreement and the New Articles. Preferred C Majority : means the holders of a majority in number of the Preferred C Shares then outstanding. Preferred C Majority Consent : means the written consent of the Preferred C Majority, required insofar and for so long as any of the Preferred C Shares outstanding at the date of this Agreement remain outstanding. Preferred C Shareholder : means a holder of Preferred C Shares. Preferred C Shares : means the preferred C shares in the capital of the Company from time to time having the rights and privileges set out in this Agreement and the New Articles. Preferred D Extraordinary Resolution has the meaning as defined in Schedule 7. Preferred D Majority : means the holders of a majority in number of the Preferred D Shares then outstanding. Preferred D Majority Consent : means the written consent of the Preferred D Majority, required insofar and for so long as any of the Preferred D Shares outstanding at the date of this Agreement remain outstanding. Preferred D Shareholder : means a holder of Preferred D Shares. Preferred D Shares means the preferred D shares in the capital of the Company from time to time having the rights and privileges set out in this Agreement and the New Articles. Preferred Majority : mean the holders of a majority in number of the Preferred Shares then outstanding, including in each case also the Preferred B Majority, the Preferred C Majority and the Preferred D Majority. Preferred Majority Consent : means the written consent of the Preferred Majority, required insofar and for so long as any of the Preferred Shares outstanding at the date of this Agreement remain outstanding, it being understood that the Preferred Majority Consent must include (i) the Preferred B Majority, required insofar and for so long as any of the Preferred B Shares outstanding at the date of this Agreement remain outstanding, (ii) the Preferred C Majority, required insofar and for so long as any of the Preferred C Shares outstanding at the date of this Agreement remain outstanding,

ACTIVE/202925561.5 as well as (iii) the Preferred D Majority, required insofar and for so long as any of the Preferred D Shares outstanding at the date of this Agreement remain outstanding . Preferred Shares : means the Preferred A Shares, the Preferred B Shares, the Preferred C Shares and the Preferred D Shares. Prospective Qualifying IPO : means an IPO that the Board in good faith believes will constitute a Qualifying IPO. Qualifying IPO : has the meaning given to it in the New Articles. Sanctioned Person : means a person that is (a) the subject of Sanctions, or (b) majority-owned or controlled, individually or in the aggregate, by one or more parties that are the subject of Sanctions. Sanctions : means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (i) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty's Treasury, or (v) other similar governmental bodies with regulatory authority over the Company and its operations from time to time. Securities : shall mean any Shares and any transferable securities authorized by law and representing or granting a present or future claim on a portion of the share capital of the Company (including, for instance, convertible bonds or warrants), issued by the Company at any time, as well as any securities of the Company which may be allotted by the Company (including, amongst others, profit shares) at any time for any reason whatsoever (subscription, transfer, gift, bequest, gratuitous allotment, merger or split, etc.) and includes, for the avoidance of doubt, all rights or warrants attached to such securities (including but not limited to pre-emption rights and the legal preferential subscription right ("wettelijk voorkeurrecht/droit préférentiel de souscription")). Seed Investment : means the investment by V-Bio, the Founders, AFB and TJK Life Sciences B.V. in the Company which was executed in the front of the notary in Belgium on 22 February 2018 and 19 October 2018. Series A Investment : means the investment by V-BIO, AFB, BIVF, Pontifax, Omnes Funds, Torsten Dreier and Biodiscovery 5 in the Company, in accordance with the terms and conditions of the subscription

ACTIVE/202925561.5 and shareholders' agreement of 4 March 2019. Series A Investor Director : has the meaning given to it in clause 3.4. Series B Investment : means the investment by, among others, Redmile, Cormorant, Walleye and Pfizer, in the Company, in accordance with the terms and conditions of the shareholders' agreement of 5 March 2021 (as amended on 28 June 2022) and the subscription agreements of 5 March 2021 and 28 June 2022. Series B Investor Director : has the meaning given to it in clause 3.3. Series C Investment : means the investment by, among others, Fidelity, EQT and Dawn, in the Company, in accordance with the terms and conditions of the shareholders’ agreement of 10 October 2023 (as amended on 8 July 2024) and the subscription agreement of 3 October 2023. Series D Investment : means the investment by, among others, Sanofi, Invus, Fidelity and EQT, in the Company, in accordance with the terms and conditions of this Agreement and the Subscription Agreement. Series C Investor Director : has the meaning given to it in clause 3.2. Service Period : means the period during which the person concerned is a director, employee or consultant of or rendering services to the Company. Shareholder : means an owner of Shares. Shares : means the shares of the Company at any given time, representing the Company's share capital. Subscription Agreement : means the subscription agreement entered into between the Investors, the Existing Shareholders and the Company dated 22 October 2024. Subsidiary : has the meaning of subsidiary ("dochtervennootschap" / "filiale") as defined in article 1:15, 2°, of the Belgian Code for Companies and Associations. Tax : means all applicable federal, state, local and foreign taxes, whether or not deferred, (including, without limitation, income, profit, VAT, use, real property, personal property, ad valorem, excise, social security and withholding taxes) and tax prepayments, assessments, levies, imports, duties, license fees, registration duties, withholdings, or other similar charges of every kind, character or description and any interest, penalties or additions to tax imposed thereon or in connection

ACTIVE/202925561.5 therewith. Termination Date : means the date upon which the person concerned ceases to be a Key Manager of the Company. Type A Leaver : means a Key Manager who leaves the Company in circumstances involving his/her/it being summarily dismissed by reason of his/her breach of the Restrictive Covenants set forth in clause 15, fraud, dishonesty or gross misconduct ("fraude" / "dol"). Type B Leaver : means a Key Manager who leaves the Company as a result of the resignation by the Key Manager for reasons other than severe illness, death or retirement, within the first three (3) years after the date of sending of the Offer Letter (as defined in the Employee Stock Option Plan) addressed to such Key Manager. Type C Leaver : means a Key Manager who leaves the Company and who is not a Type A Leaver or a Type B Leaver, or who is otherwise qualified as a Type C Leaver by the Board. U.S. Tax Code : has the meaning as defined in clause 6. V-Bio : means V-Bio Fund 1 NV. Warrants : means the Anti-Dilution A Warrants, the Anti-Dilution B Warrants, the Anti-Dilution C Warrants, the Anti-Dilution D Warrants and the Employee Stock Option Warrants. 2. INTERPRETATION 2.1 Words and expressions which are defined in the New Articles shall have the meanings attributed to them therein when used in this Agreement unless otherwise defined or the context otherwise requires. 2.2 The clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction. 2.3 The original version of this Agreement has been drafted in English. Should this Agreement be translated, in whole or in part, into French, Dutch or any other language, the English version shall prevail among the parties to the fullest extent permitted by Belgian law, provided, however, that whenever French and/or Dutch translations of certain words or expressions are contained in the original English version of this Agreement, such translations shall be conclusive in determining the Belgian legal concept(s) to which the parties intended to refer. 2.4 Reference to a "party" or "parties" is to a Party or Parties of the Agreement. 2.5 Each reference to a "clause", "Schedule" or "Appendix" is, unless the context specifically requires otherwise, a reference to the corresponding clause of or schedule or appendix to this Agreement, and each reference to a "paragraph" is, unless the context specifically requires

ACTIVE/202925561.5 otherwise, a reference to the corresponding paragraph of the provision in which that reference occurs. 2.6 References to "writing" or "written" include any other non-transitory form of visible reproduction of words. 2.7 Reference to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established. 2.8 Reference to a "person" includes any natural person, individual, firm, company, corporation, limited liability company, body corporate, governmental authority, association, joint venture, trust or partnership (in each case whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists). 2.9 When using the words "shall cause" or "shall procure that" (or any similar expression or any derivation thereof), the Parties intend to refer to the Belgian law concept of "porte-fort" / "sterkmaking". 2.10 The words "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar meaning shall refer to this Agreement as a whole and not to any particular section, clause, paragraph, Schedule or other subdivision. 2.11 References to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things. 2.12 In this Agreement, general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words and general words which follow particular or specific words shall not be given a restrictive meaning by reason of the fact that they are preceded by such words. 2.13 References to documents "in the agreed form" are references to documents with respect to which the Parties have reached an agreement and shall be initialized by or on behalf of the relevant Parties for the purposes of identification only. 2.14 Reference to this Agreement includes this Agreement as amended and supplemented in accordance with its terms. 2.15 For the calculation of a period of time, such period shall start the next following day after the day on which the event triggering such period of time has occurred. The expiry date shall be included in the period of time. If the expiry date is a Saturday, a Sunday or a bank holiday in Belgium, the expiry date shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days. Any reference to a moment in time or an hour of day shall be a reference to Belgian time (GMT+1, CET). 2.16 References to those of the Parties that are individuals include their respective legal personal representatives. 2.17 Except where the context specifically requires otherwise, words importing one gender shall be

ACTIVE/202925561.5 treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof. 2.18 References to statutory provisions, enactments or EU Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or EU Directive (whether before or after the date of this Agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or EU Directive unless any such change imposes upon any party any liabilities or obligations which are more onerous than as at the date of this Agreement. 2.19 Article 5.66 of the Belgian Civil Code and article 1602, paragraph 2 of the old Belgian Civil Code shall not apply in the interpretation of the provisions of this Agreement. In this respect, no clause shall be interpreted against a Party solely as a result of the fact that such Party was responsible for drafting such clause, it being acknowledged that representatives of all Parties have participated in the drafting and negotiating of this Agreement.

ACTIVE/202925561.5 SCHEDULE 2 BOARD MATTERS a) changes to the registered office, the head-office or a branch office of the Company; b) establishment of any joint-venture agreement or long term agreement with a duration of more than three years (unless such long term agreement may be terminated at will with no more than three months’ notice); c) approval of the Business Plan or any material updates thereof; d) approval of the annual financial, operating and investment budget for the Company or any material updates thereof; e) approval of investments or expenditures exceeding the approved annual budget of the Company by one million euro (EUR 1,000,000) or more; f) appointment, terms of such appointment (including remuneration and any amendments to the terms of such appointment) and dismissal of members of the executive management of the Company; g) determination of the powers of the managers responsible for the day-to-day management; h) management of the Employee Stock Option Plan (including granting of warrants thereunder); i) any transactions, arrangements or agreements between the Company and any shareholder or person or company affiliated to a shareholder or director; j) sale, transfer or disposal of any substantial part or asset or right of the Company with a value over five hundred thousand euro (EUR 500,000); k) approval of and/or modification to any agreements concerning the disposal or acquisition of Intellectual Property rights (other than in the ordinary course of business); l) any decision to apply Book XX of the Code of Economic Law ; m) issuance of securities of any class or convertible bonds, subscription warrants or other instruments that may give the holder thereof rights to receive, acquire or subscribe to shares in the Company other than options or warrants granted under a previously approved stock option plan; n) repurchase of its own Shares by the Company; o) engage in any court action or conduct any litigation, arbitration or similar litigation proceedings (other than for collecting claims of the company and taking actions that cannot be reasonably postponed without negative consequences for the Company) on behalf of the Company; p) changing the accounting policies of the Company; q) providing an indemnity or guarantee (other than in the ordinary course of business); r) any participation in other companies, mergers or acquisitions, including disposal or acquisition of any securities in the capital of any other company or establishment of any new branch or subsidiary of the Company; s) granting or receiving of loans, financing or security obligations not previously approved by the Board (other than transactions with or between subsidiaries); t) incurring debt in excess of five percent (5%) of the Series C Investment; u) transactions outside the ordinary course of business (as set forth in the Business Plan) or changes to the nature of the Company's business; v) connected party transactions other than transactions with or between subsidiaries; w) entering into any contract with an aggregated annual value above three million euro (EUR 3,000,000), or x) selecting an independent expert for the purposes of clause 3.4 of the Anti-Dilution B Warrants, the Anti-Dilution C Warrants and/or the Anti-Dilution D Warrants.

Confidential ACTIVE/202925561.5 SCHEDULE 3 “AgomAb Therapeutics” Limited liability company Established in the Flemish Region With address at 2600 Berchem (Antwerp), Posthoflei 1/6 RCE Antwerp division Antwerp VAT BE 0674.527.310 -------- Articles of association after the extraordinary general meeting of 4 November 2024 DEFINITIONS In these Articles the following words and expressions shall have the following meanings: Actions has the meaning given in article 22.1; A Preference Amount has the meaning given to it in article 35.2(d); Accession Deed means a deed of accession to the Agreement in a form acceptable to the Board (acting reasonably); Affiliate has the meaning of affiliate (“verbonden persoon of vennootschap” / “personne ou société liée”) as defined in article 1:20 of the Belgian Code for Companies and Associations. Agreement means the shareholders’ agreement relating to the Company dated 4 November 2024, as amended from time to time; Anti-Dilution A Warrants means the sixty (60) anti-dilution warrants of the Company issued to holders of Preferred A Shares in connection with the Series A Investment; Anti-Dilution B Warrants means the two hundred and fifty (250) anti-dilution warrants of the Company issued to certain holders of Preferred B Shares in connection with the Series B Investment; Anti-Dilution C Warrants means two hundred and ten (210) anti-dilution warrants of the Company issued to holders of Preferred C Shares in connection with the Series C Investment; Anti-Dilution D Warrants means two hundred and forty (240) anti-dilution warrants of the Company issued to holders of Preferred D Shares on 4 November 2024 in the form set out in Schedule 4 of the 2024 Subscription Agreement; Anti-Dilution Warrants means the Anti-Dilution A Warrants, the Anti-Dilution B Warrants, the Anti-Dilution C Warrants and the Anti-Dilution D Warrants; Articles or articles means the articles of association of the Company, as amended from time to time;

ACTIVE/202925561.5 As Converted Basis means, in respect of a number of Shares to be determined on an “As Converted Basis” by reference to any particular securities in the Company: (a) such number of those securities as are Common Shares; plus (b) such number of Common Shares as such securities which are Preferred Shares (if any) may then be converted into in accordance with Article 8.2; and (c) in respect of any securities (other than Shares) (if any) then such number of Shares as may be subscribed or exchanged for, or converted into or otherwise called for, pursuant thereto (and, if such Shares are Preferred Shares, then the number of Common Shares attributable thereto in accordance with (b) above); Asset Sale means the disposal or other disposition by the Company and/or any member of the Group which together constitute all or substantially all of its undertaking and assets (which disposal may include, without limitation, the grant by the Company of an exclusive licence of Intellectual Property not entered into in the ordinary course of business); B Preference Amount has the meaning given to it in article 35.2(c); Belgian Code for Companies and Associations means the Belgian Code for Companies and Associations of 23 March 2019, as amended from time to time; Board means the board of directors of the Company from time to time; Business Day means any day from Monday to Friday (included), excluding statutory or banking holidays in Belgium, the United Kingdom, California or New York, USA; Buyer has the meaning given to it in article 11.5.3; C Preference Amount has the meaning given to it in article 35.2(b); Canaan means Canaan XII L.P.; Catch-Up Amount has the meaning given to it in article 35.7; CEO Director has the meaning given in article 24.5; Chairperson Director has the meaning given in article 24.6; Class A Preference Profit Sharing Certificate has the meaning given in article 39.1; Common Shares means the common shares of the Company having the rights and privileges set out in these articles and the Agreement;

ACTIVE/202925561.5 Company means AgomAb Therapeutics NV; Confirmation Notice has the meaning given to it in article 11.1.1. A; Controlling Interest means an interest in shares giving to the holder or holders control of the Company within the meaning of article 1:14 of the Belgian Code for Companies and Associations; Control Tag Along Right has the meaning given in article 11.6.1; Control Tag Along Exercise Notice has the meaning given in article 11.6.6; Control Tag Along Invitation Notice has the meaning given in article 11.6.5.(ii)(b); Conversion Ratio means a ratio of one (1) Common Share for every one (1) Preferred Share or ESOP Common Share, subject to adjustment in accordance with article 8.2.12; Co-Sale Notice has the meaning given to it in article 11.5.3; Dawn means Memory Investments S.à.r.l.; Decisive Influence has the meaning given in article 11.6.2; Decisive Influence Notice has the meaning given in article 11.6.4; Decisive Shareholder has the meaning given in article 11.6.1; Director(s) means a director or directors of the Company from time to time; Drag Along Notice has the meaning given in article 11.7.4; Drag Along Right has the meaning given in article 11.7.1.B; Dragged Parties has the meaning given in article 11.7.1B; Dragging Parties has the meaning given in article 11.7.1; Equity Holder has the meaning given to it in article 11.5.3; Employee Stock Option Warrants means any warrants issued by the Company to give effect to the ESOP Stock Option Plan; EQT means LSP 7 Coöperatief U.A.; ESOP Common Shares means the ESOP common shares of the Company having the rights and privileges set out in these articles and the Agreement; ESOP Stock Option Plan means the various stock option plans of the Company, as adopted by the Board from time to time; Exit means a Share Sale or an Asset Sale;

ACTIVE/202925561.5 Expert Valuer has the meaning given in article 11.4A.1; Fair Value has the meaning given in article 11.4A.3; Family Trust means as regards any particular individual member or deceased or former individual member, trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the shares in question is for the time being vested in any person other than the individual and/or Privileged Relations of that individual, and so that for this purpose a person shall be considered to be beneficially interested in a share if such share or the income thereof is liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons; Fidelity means collectively, the Fidelity Investors; Fidelity Investors means (i) Fidelity Growth Company Commingled Pool By: Fidelity Management Company, as Trustee; (ii) Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund; (iii) Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund; (iv) Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund and (v) Fidelity Select Portfolios: Pharmaceuticals Portfolio; FMR means Fidelity Management and Research Company LLC; Founder means each of Paolo Michieli, Michael Saunders, Federica Linty, Virginia Morello, Manuela Cazzanti, De Haard Antibody Technologies B.V. and EuremAb Srl; Fund Manager means a person whose principal business is to make, manage or advise upon investments in securities, including a registered investment advisor; Group means the Company and each of its Subsidiaries from time to time; Holding Company means a newly formed company in any jurisdiction (including, without limitation, in the United States of America under Delaware law), which has no previous trading history and has been incorporated for the purposes of a Holding Company Reorganisation; Holding Company Reorganisation means any transaction involving the issue of shares in the capital of a new Holding Company to the shareholders, the object or intent of which is to interpose the new Holding Company as the sole owner of the Company such that immediately subsequent to such transaction: (a) the number and class of shares comprised in the issued share capital of the new Holding Company, the

ACTIVE/202925561.5 identity of the shareholders of the new Holding Company, and the number and class of shares held by each such person is the same as (or, as regards number of shares only, proportionate to) the issued share capital of the Company (save for the fact that such shares are issued by a different company) and the identity of the Shareholders and the number and class of Shares held by each such person immediately prior to such transaction; (b) the rights attaching to each class of share comprised in the new Holding Company are the same (save for the fact that such shares are issued by a different company and/or in a different jurisdiction with attendant differences in company law) as those rights attaching to the like class of share comprised in the share capital of the Company immediately prior to such transaction; and (c) the constitutional documents of the new Holding Company are the same in substantive effect (save for the fact that they apply in respect of a different company, and as to matters and modifications to reflect that the new Holding Company may be incorporated in a jurisdiction other than Belgium) as the articles of association of the Company immediately prior to such acquisition; Independent Director has the meaning given in article 24.6; Intellectual Property means any intellectual property rights, including copyrights, neighbouring and related rights, trade and service marks, trade names, rights in logos and get-up, inventions, rights in databases, domain names, confidential information, trade secrets and Know-How, registered designs, design rights, patents, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data, all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered; and including all granted registrations and all pending applications for registration and all rights to apply for registration, all renewals, reversions or extensions, the right to sue for damages for past infringement and all forms of protection of a similar nature which may subsist anywhere in the world and any rights to receive remuneration in respect of such rights; Investor has the meaning given in the Agreement. Investment Fund means a fund, partnership, trust, company, mandate syndicate, registered investment company or other entity whose business is managed or advised (in an investment advisory capacity) by a Fund Manager; Investor Director means the Series A Investor Director, the Series B Investor Director and the Series C Investor Director; IPO means the admission of all or any of the shares of the Company or securities representing those shares (including, without limitation, depositary interests, American depositary receipts, American depositary shares and/or other instruments) on the New York Stock

ACTIVE/202925561.5 Exchange, NASDAQ, Official List of the United Kingdom Listing Authority, Euronext Amsterdam or Euronext Brussels; Issue Price means the price in EUR at which the relevant Share is issued, including any premium, provided that: (a) the Issue Price per Preferred D Share shall be the Preferred D Issue Price; (b) the Issue Price per Preferred C Share shall be the Preferred C Issue Price; (c) the Issue Price per Preferred B Share shall be the Preferred B Issue Price; and (d) the Issue price per Preferred A Share shall be: (i) forty euro (EUR 40) per Preferred A Share for the 15,450 shares issued at the occasions of the Seed Investment (as defined in the Agreement) and which were converted into Preferred A Shares on 14 March 2019; and (ii) eighty-five euro (EUR 85) per Preferred A Share for the Preferred A Shares issued in the Series A Investment on 14 March 2019; Key Manager means Tim Knotnerus; Know-How means any expertise, practice, experience, factual and technical knowledge and information relating to commercial, scientific and technical matters, inventions and trade secrets, including but not limited to any non-patentable technical and other information which is not in the public domain including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, reports and data analyses, procedures, tests, genes, plasmas, vectors, clones, cell lines, cell cultures, cell expression systems, cell constructions, developments, micro-organisms, chemical compounds, biochemical compounds, mutations, test systems, test protocols and purification materials and techniques; Liquidation Interest Profit Share has the meaning given in article 39.7; Liquidity Event has the meaning given in article 35.1; Major Investor means a Shareholder holding (together with its Permitted Transferees) not less than five per cent. (5%) of the Preferred Shares outstanding at the date of the Agreement; Member of the Same Fund Group means, if the shareholder is an Investment Fund or is a custodian or nominee of that Investment Fund:

ACTIVE/202925561.5 (a) any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund (but only in connection with the dissolution of the Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business); (b) any Investment Fund managed, advised, sub advised, sponsored or controlled, directly or indirectly (including as delegate of the Fund Manager), by the Fund Manager managing or advising (including through delegation) the concerned Investment Fund or by another Fund Manager who is a member of the Investment Fund’s Group or its Fund Manager’s Group; (c) any parent company or a subsidiary company of the Investment Fund or Fund Manager, or any subsidiary company of any parent company of the Investment Fund or Fund Manager; (d) any general partner, managing member, officer, director, trustee, nominee or custodian of such Investment Fund and vice versa, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of such Investment Fund and vice versa; and (e) any Affiliate of an Investment Fund. Member of the Same Group means as regards any company, a company which is from time to time a parent company or a subsidiary company of that company or a subsidiary company of any such parent company; New Reorganisation Shareholder has the meaning given in article 11.8.3; Observer means a non-voting observer appointed in accordance with article 24.13; Offered Shares has the meaning given in article 11.4.1. Original Shareholder has the meaning given in article 11.2.1. Outstanding A Liquidity Preference has the meaning given to it in article 35.6; Outstanding B Liquidity Preference has the meaning given to it in article 35.5; Outstanding C Liquidity Preference has the meaning given to it in article 35.4; Outstanding D Liquidity Preference has the meaning given to it in article 35.3; Permitted Transferee means:

ACTIVE/202925561.5 (a) in relation to a Shareholder who is an individual, any of his Privileged Relations, Trustees or Qualifying Companies; (b) in relation to a Shareholder which is a legal entity, any Member of the Same Group; (c) in relation to a Shareholder which is an Investment Fund, any Member of the Same Fund Group; (d) in relation to a Preferred Shareholder: (i) any Member of the Same Group; (ii) any Member of the Same Fund Group; (iii) any nominee or custodian of that Preferred Shareholder (and vice versa); and (e) in relation to a holder of ESOP Common Shares, a holding structure (“stichting” / “fondation”) or other similar entity in accordance with the ESOP Stock Option Plan; Preferred A Dividend has the meaning given in article 32.2(e); Preferred A Majority means the holders of a majority in number of the Preferred A Shares then outstanding; Preferred A Majority Consent means the written consent of the Preferred A Majority, required insofar and for so long as any of the Preferred A Shares outstanding at the date of the Agreement remain outstanding; Preferred A Shares means the preferred A shares of the Company having the rights and privileges set out in these articles and the Agreement; Preferred B Dividend has the meaning given in article 32.2(d); Preferred B Issue Price means EUR 208.5045319; Preferred B Shares means the preferred B shares of the Company having the rights and privileges set out in these articles and the Agreement; Preferred B Majority means the holders of a majority in number of the Preferred B Shares then outstanding; Preferred B Majority Consent means the written consent of the Preferred B Majority, required insofar and for so long as any of the Preferred B Shares outstanding at the date of the Agreement remain outstanding; Preferred C Dividend has the meaning given in article 32.2(c); Preferred C Issue Price means EUR 208.5045319;

ACTIVE/202925561.5 Preferred C Shares means the preferred C shares of the Company having the rights and privileges set out in these articles and the Agreement; Preferred C Majority means the holders of a majority in number of the Preferred C Shares then outstanding; Preferred C Majority Consent means the written consent of the Preferred C Majority, required insofar and for so long as any of the Preferred C Shares outstanding at the date of the Agreement remain outstanding; Preferred D Dividend has the meaning given in article 32.2(b); Preferred D Issue Price means EUR 239.7802117; Preferred D Shares means the preferred D shares of the Company having the rights and privileges set out in these articles and the Agreement; Preferred D Majority means the holders of a majority in number of the Preferred D Shares then outstanding; Preferred D Majority Consent means the written consent of the Preferred D Majority, required insofar and for so long as any of the Preferred D Shares outstanding at the date of the Agreement remain outstanding; Preferred Dividend means the Preferred A Dividend, the Preferred B Dividend, the Preferred C Dividend and the Preferred D Dividend; Preferred Majority means the holders of a majority in number of the Preferred Shares then outstanding, which must in each case include the Preferred B Majority, the Preferred C Majority and the Preferred D Majority; Preferred Majority Consent means the written consent of the Preferred Majority, required insofar and for so long as any of the Preferred Shares outstanding at the date of the Agreement remain outstanding, it being understood that the Preferred Majority Consent must include (i) the Preferred B Majority, required insofar and for so long as any of the Preferred B Shares outstanding at the date of the Agreement remain outstanding, (ii) the Preferred C Majority, required insofar and for so long as any of the Preferred C Shares outstanding at the date of the Agreement remain outstanding, as well as (iii) the Preferred D Majority, required insofar and for so long as any of the Preferred D Shares outstanding at the date of the Agreement remain outstanding; Preferred Shareholders means a holder of Preferred Shares; Preferred Shares means the Preferred A Shares, the Preferred B Shares, the Preferred C Shares and the Preferred D Shares; Prior A Payment has the meaning given in article 35.6; Prior B Payment has the meaning given in article 35.5;

ACTIVE/202925561.5 Prior C Payment has the meaning given in article 35.4; Prior D Payment has the meaning given in article 35.3 Privileged Relations means, in relation to a shareholder who is an individual or deceased or former individual member, a spouse, civil partner, child or grandchild (including step or adopted or illegitimate child and their issue); Proposed Exit has the meaning given in article 22.1; Proposed Reorganisation has the meaning given in article 11.8.1; Prospective Transferee has the meaning given in article 11.7.1; Qualifying Company a company in which a shareholder or Trustee(s) holds the entire issued share capital and over which that shareholder or Trustee(s) exercises control (within the meaning of article 1:14 of the Belgian Code for Companies and Associations); Qualifying IPO means an IPO (i) in which the gross aggregate subscription amount in respect of new shares issued at the time of the IPO is not less than EUR 70,000,000 (before deduction of underwriters’ commissions and other expenses); (ii) in which the issue price per new share on the IPO is at least 1.2x the Preferred D Issue Price (as adjusted for any Reorganisation); and (iii) which is effected on the New York Stock Exchange, NASDAQ, Official List of the United Kingdom Listing Authority, Euronext Amsterdam or Euronext Brussels; Realisation Distribution has the meaning given in article 39.10; Redmile Redmile Biopharma Investments III, L.P.; Remaining Offered Shares has the meaning given in article 11.4.6. Reorganisation means any return of capital, bonus issue of shares or other securities of the Company by way of capitalisation of profits or reserves (other than a capitalisation issue in substitution for or as an alternative to a cash dividend which is made available to the Preferred Shareholders) or any consolidation or subdivision or any repurchase or redemption of shares or any variation in the subscription price or conversion rate applicable to any other outstanding shares of the Company; Reorganisation Actions has the meaning given in article 11.8.1; Requested Price has the meaning given in article 11.4.2(c); Requested Terms has the meaning given in article 11.4.2(e); Right of First Refusal has the meaning given in article 11.4.3;

ACTIVE/202925561.5 Right of First Refusal Invitation Notice has the meaning given in article 11.4.3; Sanofi means Sanofi Foreign Participations B.V. Series A Investment means the investment by V-BIO, AFB, BIVF, Pontifax, Omnes Funds, Torsten Dreier and Biodiscovery 5 for Preferred A Shares in the Company; Series A Investor Director has the meaning given in article 24.4; Series B Investment means the investment by, among others, Redmile, Cormorant, Walleye and Pfizer, in the Company, in accordance with the terms and conditions of the 2021 Shareholders’ Agreement, the 2021 Subscription Agreement and the 2022 Subscription Agreement; Series B Investor Director has the meaning given in article 24.3; Series C Investment means the investment by, among others, Fidelity, EQT and Dawn, in the Company, in accordance with the terms and conditions of the 2023 Shareholders’ Agreement and the 2023 Subscription Agreement; Series C Investor Director has the meaning given in article 24.2; Series D Investment means the investment by, among others, Sanofi, Invus, Fidelity and EQT, in the Company, in accordance with the terms and conditions of the Agreement and the 2024 Subscription Agreement. Shareholder means a holder of one or more Shares in the Company; Shareholder Representative has the meaning given in article 11.7.3; Share Sale means the sale of (or the grant of a right to acquire or to dispose of) any of the Shares (in one transaction or as a series of transactions) which will result in the purchaser of those shares (or grantee of that right) and persons acting jointly with him acquiring a Controlling Interest, but for completeness, does not include a Holding Company Reorganisation; Shares means the Preferred D Shares, the Preferred C Shares, the Preferred B Shares, the Preferred A Shares, the Common Shares, the ESOP Common Shares and any other shares in the issued share capital of the Company from time to time; 2021 Shareholders’ Agreement means the shareholders’ agreement between the Company, the Existing Shareholders and the Investors, each as defined therein, dated 5 March 2021; 2023 Shareholders’ Agreement means the shareholders’ agreement between the Company, the Existing Shareholders and the Investors,

ACTIVE/202925561.5 each as defined therein, dated 10 October 2023 (as amended on 8 July 2024); 2021 Subscription Agreement means the subscription agreement relating to the Series B Investment between the Company, the Existing Shareholders and the Investors, each as defined therein, dated 5 March 2021; 2022 Subscription Agreement means the subscription agreement relating to the Series B Investment between the Company, the Existing Shareholders and the Investors, each as defined therein, dated 24 June 2022; 2023 Subscription Agreement means the subscription agreement relating to the Series C Investment between the Company, the Existing Shareholders and the Investors, each as defined therein, dated 3 October 2023; 2024 Subscription Agreement means the subscription agreement relating to the Series D Investment between the Company, the Existing Shareholders and the Investors, each as defined therein, dated 22 October 2024; Subsidiary has the meaning of subsidiary (“dochtervennootschap” / “filiale”) as defined in article 1:15, 2°, of the Belgian Code for Companies and Associations; Transfer or transfer means, when used with respect to Shares or Warrants, any transaction that has as its goal, or results in, the transfer of any ownership rights on such shares or warrants, for valuable consideration or for free, even when carried out by way of public auction, voluntarily or by virtue of a judicial decision, including, but not limited to, contributions, exchange transactions, transfers of universalities, transfers of business divisions, mergers, de-mergers, absorptions, liquidations or similar transactions, as well as the granting of options to purchase or sell such shares or warrants, the offer of (preferential) subscription rights on such shares or warrants or the conclusion of a swap, forward sale or other agreement, that completely or partly transfers the economic benefits or the ownership of such shares or warrants, regardless of the fact whether such a transaction is realized by means of delivery of other securities, in cash or otherwise; and transferred and transferring shall have a correlative meaning; Transfer Notice has the meaning given in article 11.4.1; Transferor has the meaning given in articles 11.4.1 and 11.5.1; Trustee in relation to a Shareholder means the trustee or the trustees of a Family Trust; and Warrants means the Anti-Dilution Warrants and Employee Stock Option Warrants and any other warrant issued by the Company. CHAPTER I. LEGAL FORM – NAME – REGISTERED OFFICE – PURPOSE – TERM.

ACTIVE/202925561.5 Article 1.-LEGAL FORM – NAME. 1.1 The Company is a limited liability company (“naamloze vennootschap” / “société anonyme”), abbreviated “NV”. 1.2 Its name is “AgomAb Therapeutics”. 1.3 Its name has to be preceded or followed by the designation of the company form, or the abbreviation of such form. Article 2.-REGISTERED OFFICE. 2.1 The registered office of the Company is established in the Flemish Region. 2.2 It may be transferred to any other place in Belgium by decision of the Board, subject to the application of the laws on the use of languages. 2.3 The Company may, by decision of the Board, establish administrative offices and operating offices, branches, agencies and warehouses in Belgium or abroad. Article 3.-OBJECT. The Company has as its object, in Belgium as well as abroad, on its own behalf as well as on behalf of third parties, alone or in participation with third parties: (a) the scientific research, the clinical study, the identification, the testing, analysis and evaluation, of biological, chemical or natural products with therapeutic or diagnostic potential in the life science area in general and in the pharmaceutical, medical, chemical, veterinary sectors in particular, and the production, the marketing, the exploitation, the granting or taking of a license and in general performing all possible transactions regarding any pharmaceutical or affiliated products and formulations; (b) the worldwide distribution of, selling of and providing services with regard to the products of the Company directly to clients and also via third parties; (c) the setting up of, participating in, managing of, monitoring of and collaborating with companies and other enterprises, obtaining, maintaining, selling or by other means managing of participations and interests in other companies and enterprises; (d) the financing of companies and other enterprises, borrowing, lending and collecting of funds, the participation in financial transactions, including the issuance of bonds, debentures or other securities, and concluding of all agreements somehow related thereto, to enterprises and companies connected to the Company in a group and to third parties; (e) providing guarantees, binding of the Company and encumbering assets of the Company for the benefit of enterprises and companies with which the Company is affiliated in a group and for the benefit of third parties; (f) to acquire, manage, exploit and dispose of movable goods, immovable property and all asset values in general; (g) to trade in currencies, securities, movable goods, immovable property and asset values in general; (h) to acquire, exploit and trade in patents, trademarks, licenses, know-how and other industrial property rights;

ACTIVE/202925561.5 (i) to perform all types of industrial, financial and commercial activities. The Company may perform all civil, industrial, commercial, movable or immovable operations, directly or indirectly, totally or partially related to any section of its purpose, or that are of such a nature to enlarge the realization of its purpose or to facilitate it. The Company may in any way, participate in all companies or enterprises with a similar or a related purpose, or whose purposes are of such a nature to facilitate the realization of its own purpose. The Company may also enter into any agreement of cooperation, rationalization, association or other with such companies or enterprises. The Company may provide a guarantee or provide security, both by providing personal rights or rights in rem for the benefit of any physical or legal person, whether or not affiliated. It may execute the role of director, managing director (“zaakvoerder”/”gérant”) and liquidator. Article 4.-TERM. The Company is incorporated for an indefinite term. CHAPTER II. COMPANY’S CAPITAL AND SHARES. Article 5.-CAPITAL. The capital amounts to two hundred twenty-three million, seventy-one thousand, five hundred euro and sixteen cents (€ 223,071,500.16). It is represented by one million five hundred seventy-eight thousand five hundred twenty-two (1.578.522) registered shares without face value, of which: (a) twenty-five thousand (25,000) Common Shares; (b) two hundred and seventy-seven thousand two hundred and seventy-two (277,272) Preferred A Shares; (c) four hundred seventy-nine thousand forty (479,040) Preferred B Shares; (d) four hundred fifty-five thousand and four (455,004) Preferred C Shares; and e) three hundred forty-two thousand two hundred and six (342,206) Preferred D Shares. The capital is entirely and unconditionally subscribed for. Article 6.-PROFIT-SHARING CERTIFICATES, WARRANTS, CONVERTIBLE BONDS AND CERTIFICATES. The Company can issue profit sharing certificates, warrants, convertible bonds, or other securities. The Company can, for the benefit of the Company, collaborate with a third party for the issuance by this third party of certificates which represent the securities of the Company according to the provisions of article 7:61 of the Belgian Code for Companies and Associations. The Company can decide to take charge of the costs connected to the certification and to the incorporation and functioning of the issuer of the certificates. The certificate-holders, the issuer of the certificates or third parties may only rely upon the collaboration of the Company for the issuance of the certificates, if the Company confirms its collaboration by writing to the issuer. The issuer of the certificates has to make himself known to the Company in this respect. The Company takes notice of this mentioning in the concerned register of securities. Article 7.-SHARES IN UNDIVISION OR CHARGED WITH TENANCY FOR LIFE.

ACTIVE/202925561.5 The shares are indivisible with regard to the Company. Joint owners must be represented with regard to the Company by one single person; as long as this is not the case, the rights attached to these shares shall be suspended. If no agreement can be reached between the titleholders, a competent judge may, upon request of the first party (including the company, as the case may be) to take action, appoint an interim administrator to exercise the concerned rights in the interest of the joint titleholders. If the shares belong to bare owners and usufructuaries all rights, including voting rights, shall be exercised by the usufructuary(ies). Article 8.-SERIES OF SHARES. 8.1 Series The shares are divided into the following classes: * Common Shares, * ESOP Common Shares, * Preferred A Shares, * Preferred B Shares, * Preferred C Shares, and * Preferred D Shares. All series of shares in the company shall benefit from the same rights and privileges unless specified otherwise in these articles or the Agreement. In the event of a transfer of shares, these shares shall remain allocated to the series of shares that they belonged to at the time of transfer. 8.2 Conversion 8.2.1 Irrespective of article 8.2.5, any holder of Preferred D Shares may at any time convert its Preferred D Shares, or any part of such Preferred D Shares and any declared but unpaid dividends (other than the Preferred D Dividend) into Common Shares at the Conversion Ratio. 8.2.2 Irrespective of article 8.2.6, any holder of Preferred C Shares may at any time convert its Preferred C Shares, or any part of such Preferred C Shares and any declared but unpaid dividends (other than the Preferred C Dividend) into Common Shares at the Conversion Ratio. 8.2.3 Irrespective of article 8.2.7, any holder of Preferred B Shares may at any time convert its Preferred B Shares, or any part of such Preferred B Shares and any declared but unpaid dividends (other than the Preferred B Dividend) into Common Shares at the Conversion Ratio. 8.2.4 Irrespective of article 8.2.8, any holder of Preferred A Shares may at any time convert its Preferred A Shares, or any part of such Preferred A Shares and any declared but unpaid dividends (other than the Preferred A Dividend) into Common Shares at the Conversion Ratio. 8.2.5 All of the Preferred D Shares shall mandatorily convert into Common Shares at the

ACTIVE/202925561.5 Conversion Ratio: (A) on the date of receipt by the Company of written notice given by Preferred D Majority Consent requiring conversion of the Preferred D Shares; or (B) immediately upon the occurrence of a Qualifying IPO. 8.2.6 All of the Preferred C Shares shall mandatorily convert into Common Shares at the Conversion Ratio: (A) on the date of receipt by the Company of written notice given by Preferred C Majority Consent requiring conversion of the Preferred C Shares; or (B) immediately upon the occurrence of a Qualifying IPO. 8.2.7 All of the Preferred B Shares shall mandatorily convert into Common Shares at the Conversion Ratio: (A) on the date of receipt by the company of written notice given by Preferred B Majority Consent requiring conversion of the Preferred B Shares; or (B) immediately upon the occurrence of a Qualifying IPO. 8.2.8 All of the Preferred A Shares shall mandatorily convert into Common Shares at the Conversion Ratio: (A) on the date of receipt by the Company of written notice given by Preferred A Majority Consent requiring conversion of the Preferred A Shares; or (B) immediately upon the occurrence of a Qualifying IPO. 8.2.9 The ESOP Common Shares will mandatorily convert into Common Shares at the Conversion Ratio on the occurrence of an IPO. 8.2.10 The Class A Preference Profit Sharing Certificate will mandatorily convert into Common Shares at the applicable conversion rate set out in article 39.8 on the occurrence of an IPO. 8.2.11 Upon any conversion of Preferred D Shares, Preferred C Shares, Preferred B Shares or Preferred A Shares, all entitlements to the Preferred Dividend, and/or Outstanding A Liquidity Preference, Outstanding B Liquidity Preference, Outstanding C Liquidity Preference and/or Outstanding D Liquidity Preference in respect of all Preferred D Shares, Preferred C Shares, Preferred B Shares and/or Preferred A Shares (as the case may be) being converted shall be cancelled and all entitlements to any Catch-Up Amount in respect of all Common Shares shall be cancelled, it being understood, however, that such cancellation shall have no retroactive effect on the distribution of the Outstanding A Liquidity Preference (or part of it), the Outstanding B Liquidity Preference (or part of it), Outstanding C Liquidity Preference (or part of it) and/or the Outstanding D Liquidity Preference (or part of it) to holders of Preferred Shares or the distribution (or part of it) of the Catch-Up Amount to the holders of Common Shares, which may have occurred prior to such conversion. 8.2.12 The Conversion Ratio, shall from time to time be adjusted if any Preferred D Shares, Preferred C Shares, Preferred B Shares, Preferred A Shares or ESOP Common Shares remain capable of being converted into Common Shares and (A) there is a consolidation and/or sub-division of Common Shares, in which case the Conversion Ratio shall be adjusted by an amount that in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each holder of Preferred D Shares, Preferred C Shares, Preferred B Shares, Preferred A Shares and/or ESOP Common Shares (as the case may be) is in no better or worse position as a result of such consolidation or sub-division, such adjustment to become effective immediately after such consolidation or sub-division; or (B) there is an allotment of fully paid Common Shares pursuant to a capitalisation of profits or reserves to holders of Common Shares, in which case the Conversion Ratio shall be adjusted by an amount that in the opinion of the Board is fair and reasonable, to maintain the right to convert so as to ensure that each holder of Preferred D Shares, Preferred C Shares, Preferred B Shares, Preferred A Shares and/or ESOP Common Shares (as the case may be) is in no better or worse position as a result of such capitalisation of profits or reserves, such adjustment to become effective as at the record date for such issue. 8.2.13 Following a conversion pursuant to this article 8.2, the Company shall, as soon as

ACTIVE/202925561.5 reasonably practicable and no later than five (5) Business Days after conversion, enter the holders of the converted Class A Preference Profit Sharing Certificate, Preferred Shares or ESOP Common Shares in to the share register of the Company as the holders of the appropriate number of Common Shares and forward a definitive share certificate for the appropriate number of fully paid Common Shares to such holder of converted shares, by post to his address as shown in the share register of the Company free of charge. Article 9.-SHARES NOT FULLY PAID-UP – OBLIGATION TO PAY UP. The commitment to pay up a share in full is unconditional and indivisible. If shares not fully paid up belong to several persons undividedly, each of them is responsible for the payment of the full amount of the called up payments due. Any additional or full payment shall be requested by the Board at a time to be determined by it. The Shareholders shall be notified of this by registered letter, stating a bank account to which payment, to the exclusion of any other means of payment, must be made by bank transfer or deposit. The Shareholder shall be in default by the mere expiry of the period specified in the notification and interest shall be due to the Company at the statutory interest rate specified at that time. As long as the requested payments due on a share have not been made in accordance with this provision, the exercise of all associated membership rights shall remain suspended. If the Shareholder fails to comply with the notice of default sent by the Board by registered letter after the expiry of the period determined by the Board, the Board may have the shares concerned sold in the most appropriate manner, without prejudice to the Company’s right to claim from the Shareholder the outstanding payment as well as any damages. In addition, in the event of a transfer of shares that are not fully paid up, the transferor and transferee shall, notwithstanding any provision to the contrary, be jointly and severally liable for full payment. In the case of successive transfers, all successive transferees shall be jointly and severally liable in accordance with the provisions of article 7:77 of the Belgian Code for Companies and Associations. Early payments on shares may not be made without the prior consent of the Board. Article 10.-CAPITAL INCREASE. 10.1 Capital increase by contribution in cash Unless waived in writing by holders of not less than seventy-five per cent. (75%) of the Shares (including the Preferred C Majority and the Preferred D Majority), with respect to any specific capital increase, in the event of a capital increase by contribution in cash, each Shareholder has, in accordance with the provisions of articles 7:188 et seq. of the Belgian Code for Companies and Associations, a preferential right to subscribe to the newly issued shares in proportion to his participation in the capital (“pro rata participationis”) and calculated on an As-Converted Basis and fully diluted basis, it being understood that, with respect to Fidelity and EQT, any preferential subscription rights that Fidelity and EQT, respectively, may have pursuant to this article 10.1, cannot be waived without Fidelity’s and EQT’s respective consent. In case of different classes of shares, the holders of such class of shares will have a first preferential subscription right to subscribe to newly issued shares of such class. The Shareholders will also have the right to acquire the pro rata share (calculated on an As Converted Basis and fully diluted basis) of a Shareholder who does not exercise his legal preferential subscription right. The terms and conditions for the exercise of this preferential subscription right are laid down in the Belgian Code for Companies and Associations. 10.2 The rights set out in article 10.1 shall not apply to: (a) the issue of any Employee Stock Option Warrants or the issue of any ESOP Common Shares on the exercise of any Employee Stock Option Warrant or the grant of any

ACTIVE/202925561.5 ESOP Common Shares or rights over ESOP Common Shares under the ESOP Stock Option Plan; (b) the issue of any new Preferred D Shares in accordance with the terms of the 2024 Subscription Agreement; (c) the issue of any Anti-Dilution Warrants or shares issued on the exercise of any Anti-Dilution Warrants; (d) Shares or options or other rights over Shares issued or granted to the Shareholders in accordance with the terms of any shareholders’ agreement or similar document in force between the Shareholders and the Company from time to time; and (e) the issue of Shares following the conversion of the Class A Preference Profit Sharing Certificate. Article 11.-TRANSFER OF SHARES ISSUED BY THE COMPANY. 11.1 Conditions precedent to any transfer 11.1.1 References in this article 11 to Shares shall also be construed to mean any other securities in the Company, unless explicitly provided otherwise. Subject to the provisions set forth in this article 11, the Shareholders cannot transfer any Shares to any person or legal entity and any such transfer of Shares shall not be enforceable towards the other Shareholders and the Company unless: A. the transferring Shareholder notifies the Board in writing of the proposed transfer of Shares at least (i) ten (10) Business Days prior to the effective transfer to a Permitted Transferee (except if the proposed transfer of Shares is due to any change of law, regulation or rule which makes it unlawful for the transferring Shareholder to hold the Shares, in which case the transferring Shareholder notifies the Board as soon as possible after being informed of the relevant events requiring the transfer) or (ii) twenty (20) Business Days prior to the effective transfer for any other transfer (the Confirmation Notice); and B. the proposed transferee is a party to the Agreement or has signed an Accession Deed. 11.1.2 The Confirmation Notice must contain (i) the surname, full name, address, occupation, or in the case of a corporate entity the corporate name and registered office of the transferee, (ii) the number and classes of Shares that are transferred, (iii) the price and the conditions (save for the transfers to a Permitted Transferee referred to under paragraph (c) of the corresponding definition of this expression), and (iv) a copy of the Accession Deed duly executed by the transferee, as mentioned in article 11.1.1. above. 11.2 Permitted Transfers 11.2.1 Subject to the accomplishment of the conditions precedents set forth in article 11.1, a Shareholder (the Original Shareholder) may transfer all or any of his or its Shares to a Permitted Transferee without restriction as to price or otherwise. 11.2.2 A Permitted Transferee may transfer some or all of their Shares back to the Original Shareholder or to another Permitted Transferee of the Original Shareholder without restriction as to price or otherwise. Such transferee shall be deemed a Permitted Transferee. 11.2.3 Where under the provision of a deceased Shareholder’s will or laws as to intestacy, the

ACTIVE/202925561.5 persons legally or beneficially entitled to any Shares, whether immediately or contingently, are Permitted Transferees of the deceased Shareholder, the legal representative of the deceased Shareholder may transfer any Share to those Permitted Transferees, in each case without restriction as to price or otherwise. Shares previously transferred as permitted by this article 11.2.3 may be transferred by the transferee to any other Permitted Transferee of the Original Shareholder without restriction as to price or otherwise. 11.2.4 If a Permitted Transferee who was a Member of the Same Group as the Original Shareholder ceases to be a Member of the Same Group as the Original Shareholder, the Permitted Transferee must not later than ten (10) Business Days after the date on which the Permitted Transferee so ceases, transfer the Shares held by it to the Original Shareholder or a Member of the Same Group as the Original Shareholder (which in either case is not in liquidation) without restriction as to price or otherwise failing which it will be deemed to have given a Transfer Notice in respect of those Shares. This article 11.2.4 may be disapplied in respect of any particular transfer to a Permitted Transferee by Preferred Majority Consent. 11.2.5 Unless otherwise agreed in writing between the Company and the Original Shareholder, if a Permitted Transferee who was a Member of the Same Fund Group as the Original Shareholder ceases to be a Member of the Same Fund Group, the Permitted Transferee must not later than five (5) Business Days after the date on which the Permitted Transferee so ceases, transfer the Shares held by it to the Original Shareholder or a Member of the Same Fund Group as the Original Shareholder (which in either case is not in liquidation) without restriction as to price or otherwise failing which it will be deemed to give a Transfer Notice in respect of such Shares on the first Business Day after the expiry of that five Business Day period. This article 11.2.5 may be disapplied in respect of any particular transfer to a Permitted Transferee by Preferred Majority Consent or by decision of the Board. 11.2.6 Trustees, nominees of custodians may (i) transfer Shares to a Qualifying Company or (ii) transfer Shares to the Original Shareholder or to another Permitted Transferee of the Original Shareholder or (iii) transfer Shares to the new or remaining trustees upon a change of Trustees without restrictions as to price or otherwise. 11.2.7 No transfer of Shares may be made to Trustees unless the Board is satisfied: (a) with the terms of the trust instrument and in particular with the powers of the Trustees; (b) with the identity of the proposed Trustees; (c) the proposed transfer will not result in 50 per cent. or more of the aggregate of the Company’s share capital being held by Trustees of that and any other trusts; and (d) that no costs incurred in connection with the setting up or administration of the Family Trust in question are to be paid by the Company. 11.2.8 If a Permitted Transferee who is a Qualifying Company of the Original Shareholder ceases to be a Qualifying Company of the Original Shareholder, it must within five (5) Business Days of so ceasing, transfer the Shares held by it to the Original Shareholder (or, to any Permitted Transferee of the Original Shareholder) (and may do so without restriction as to price or otherwise) failing which it will be deemed (unless it obtains the approval of the Board), to have given a Transfer Notice in respect of such Shares on the first Business Day after the expiry of that five (5) Business Day period. 11.2.9 If a Permitted Transferee who is a spouse or civil partner of the Original Shareholder

ACTIVE/202925561.5 ceases to be a spouse or civil partner of the Original Shareholder whether by reason of divorce or otherwise he must, within 15 Business Days of so ceasing either: (a) execute and deliver to the Company a transfer of the Shares held by him to the Original Shareholder (or, to any Permitted Transferee of the Original Shareholder) for such consideration as may be agreed between them; or (b) give a Transfer Notice to the Company in accordance with article 11.4, failing which he shall be deemed to have given a Transfer Notice on the first Business Day after the expiry of that 15 Business Day period. 11.2.10On the death (subject to article 11.2.3), bankruptcy, liquidation, administration or administrative receivership of a Permitted Transferee (other than a joint holder) his personal representatives or trustee in bankruptcy, or its liquidator, administrator or administrative receiver must within five (5) Business Days after the date of the grant of probate, the making of the bankruptcy order or the appointment of the liquidator, administrator or the administrative receiver (as applicable) execute and deliver to the Company a proof of a transfer of the Shares held by the Permitted Transferee without restriction as to price or otherwise. The transfer shall be to the Original Shareholder if still living (and not bankrupt or in liquidation) or, if so directed by the Original Shareholder, to any Permitted Transferee of the Original Shareholder. If the transfer is not executed and delivered within five (5) Business Days of such period or if the Original Shareholder has died or is bankrupt or is in liquidation, administration or administrative receivership, the personal representative or trustee in bankruptcy or liquidator, administrator or administrative receiver (as applicable) will be deemed to have given a Transfer Notice on the first Business Day after the expiry of that five Business Day period. 11.2.11A transfer of any Shares approved by the Board (acting by majority vote that includes an affirmative vote from at least one Investor Director) may be made without restriction as to price or otherwise and with any such conditions as may be imposed. 11.2.12Any Shares may at any time be transferred where there is a sale of the entire issued share capital of the Company to a Holding Company, pursuant to a Proposed Reorganisation. 11.2.13Any Shares may be transferred at any time pursuant to the exercise of a call option, in accordance with the Agreement. 11.3 Founder and Key Manager Restrictions The Founders and Key Manager may not transfer their securities of the company within the first two (2) years after 4 November 2024, except: (i) the unrestricted transfers pursuant to article 11.2 (except article 11.2.11), (ii) pursuant to the application of the Drag Along Right, as set out in article 11.7, (iii) pursuant to the exercise of a call option, in accordance with the Agreement, or (iv) with Preferred Majority Consent. 11.4 Right of first refusal 11.4.1 Without prejudice to the other provisions of article 11 (and in particular to the rights included in article 11.2), in the event that a Shareholder (the Transferor) wishes to transfer any or all of his Shares (or securities convertible into or exchangeable for Shares) (the Offered Shares) to any person other than a Permitted Transferee of such

ACTIVE/202925561.5 Shareholder, he shall first give written notice of such intention to the Board (the Transfer Notice). For the avoidance of any doubt, the Transfer Notice can be part of the Confirmation Notice. Accordingly, upon receipt of the Transfer Notice, the condition precedent as set out in article 11.1.1.A. shall be deemed to be fulfilled. 11.4.2 The Transfer Notice shall: (a) specify the number and class of the Offered Shares and the percentage they represent of the total number of shares held by the Transferor; (b) specify if the Transferor wishes to transfer the Offered Shares to a third party, the name of the proposed transferee; (c) specify the requested price per Offered Share (the Requested Price); (d) specify the anticipated closing date for the transfer of the Offered Shares; and (e) fully describe the other terms and conditions on which the Transferor has agreed to transfer the Offered Shares (the Requested Terms). If no cash price is specified by the Transferor, the Requested Price must be agreed by the Board. In addition, if the Requested Price is not specified in cash, an equivalent cash value price must be agreed between the Transferor and the Board. In both cases, the price will be deemed to be the Fair Value of the Offered Shares if no price is agreed within five (5) Business Days of the Company receiving the Transfer Notice. Delivery of a Transfer Notice constitutes the Company as the agent of the Transferor for the sale of the Offered Shares at the Requested Price. 11.4.3 The Board shall give written notice to the Major Investors in order to enable each Major Investor to exercise a right of first refusal (the Right of First Refusal) on such Offered Shares, within ten (10) Business Days following the receipt by the Board of the Transfer Notice (the Right of First Refusal Invitation Notice). The Right of First Refusal Invitation Notice shall include a copy of the Transfer Notice. 11.4.4 Each Major Investor who wishes to purchase Offered Shares at the Requested Price and under the Requested Terms shall within ten (10) Business Days following the receipt of the Right of First Refusal Invitation Notice, notify the Board thereof, indicating the number of Offered Shares that it wishes to purchase. Any Major Investor who does not notify the Board within such period of ten (10) Business Days shall be deemed not to exercise its Right of First Refusal. 11.4.5 If the Major Investors exercised their Right of First Refusal pursuant to article 11.4.4 in aggregate for more than one hundred percent (100%) of the Offered Shares, each Major Investor who exercised its Right of First Refusal pursuant to article 11.4.4 shall be allocated a number of Offered Shares pro rata to its shareholding compared to the other Major Investors who exercised their Right of First Refusal pursuant to article 11.4.4, provided that such Major Investor shall not be allocated more Offered Shares than it requested to purchase. If the Major Investors exercised their Right of First Refusal pursuant to article 11.4.4 in aggregate for one hundred percent (100%) or less than one hundred percent (100%) of the Offered Shares, each such Major Investor shall be allocated the number of Offered Shares that it requested to purchase. 11.4.6 If the Major Investors exercised their Right of First Refusal pursuant to article 11.4.4 in aggregate for less than one hundred percent (100%) of the Offered Shares, the Board shall, within five (5) Business Days following the expiry of the period provided for in article 11.4.4, send a written notice hereof to all Major Investors that exercised their Right of First Refusal in the first round. These Major Investors shall have a Right of First Refusal on the Offered Shares that are not taken in the first round (the Remaining

ACTIVE/202925561.5 Offered Shares). 11.4.7 Each Major Investor who wishes to purchase the Remaining Offered Shares at the Requested Price and under the Requested Terms shall within five (5) Business Days following receipt of the notice provided for in article 11.4.6, notify the Board thereof, indicating the number of Remaining Offered Shares that it wishes to purchase. Any Major Investor who does not notify the Board within such period of five (5) Business Days shall be deemed not to exercise its second Right of First Refusal. 11.4.8 If the Major Investors exercised their Right of First Refusal pursuant to article 11.4.7 in aggregate for more than one hundred percent (100%) of the Remaining Offered Shares, the Remaining Offered Shares shall be allocated to the Major Investors who exercised their Right of First Refusal pursuant to article 11.4.7 pro rata, compared to the other Major Investors who exercised their Right of First Refusal pursuant to article 11.4.7, with respect to the number of Remaining Offered Shares they requested to purchase. If the Major Investors exercised their Right of First Refusal pursuant to article 11.4.7 in aggregate for one hundred percent (100%) of the Remaining Offered Shares or less, each such Major Investor shall be allocated the number of Remaining Offered Shares that it requested to purchase. 11.4.9 The Board shall inform the Transferor and the Major Investors, who exercised any Right of First Refusal, in writing of the final outcome of the Right of First Refusal procedure set out in articles 11.4.1 to 11.4.8 (including) within five (5) Business Days following the expiry of the period set out in article 11.4.4 or article 11.4.7, as the case may be. 11.4.10Contrary to article 1583 of the (former) Belgian Civil Code and subject to article 11.4.11, the ownership of the Offered Shares purchased by a Major Investor shall be transferred to such purchasing Major Investor upon payment by him of the Requested Price per purchased Offered Share within sixty (60) calendar days following the date of his first notice informing the Transferor that he wishes to purchase Offered Shares. Upon payment of the Requested Price and compliance with the specified terms and conditions, the Board shall have the power to record the transfer in the Company’s share register. 11.4.11If the Major Investors have not exercised their Rights of First Refusal with respect to all the Offered Shares or Remaining Offered Shares (any such Shares being the Unrestricted Shares), the Unrestricted Shares become freely transferable by the Transferor (subject to article 11.5 below) during a period of six (6) months as from the date of the Transfer Notice at a price not less than the Requested Price and under terms and conditions similar not more favourable than the Requested Terms. For transfers after this six (6) months’ period the procedure set out in this article 11.4 will have to be applied again. 11.4.12In the event that a Major Investor has any specific requirements around settlement of the purchase price in respect of any transfer pursuant to this article 11.4, such Major Investor shall communicate such request to the Board who shall seek to accommodate such requirements (insofar as reasonable) in the process set out above. 11.4A Valuation of Shares 11.4A.1 If no Requested Price can be agreed between the Transferor and the Board in accordance with provisions of article 11.4.2 or otherwise then, on the date of failing agreement, the Board shall either: (a) appoint an expert valuer in accordance with article 11.4A.2 (the Expert Valuer) to certify the Fair Value of the Offered Shares; or

ACTIVE/202925561.5 (b) if the Fair Value has been certified by an Expert Valuer within the preceding 12 weeks, specify that the Fair Value of the Offered Shares will be calculated by dividing any Fair Value so certified by the number of Offered Shares to which it related and multiplying such Fair Value by the number of Offered Shares the subject of the Transfer Notice. 11.4A.2 The Expert Valuer will be either: (a) the Statutory Auditor; or (b) if otherwise agreed by the Board (acting by majority vote that includes an affirmative vote from at least one Investor Director) and the Transferor, an independent firm of Chartered Accountants to be agreed between the Board and the Transferor. 11.4A.3 The Fair Value of the Offered Shares shall be determined by the Expert Valuer on the following assumptions and bases: (a) valuing the Offered Shares as on an arm’s-length sale between a willing seller and a willing buyer; (b) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so; (c) that the Offered Shares are capable of being transferred without restriction; (d) valuing the Offered Shares as a rateable proportion of the total value of all the issued Shares (excluding any Shares held in treasury) without any premium or discount being attributable to the percentage of the issued share capital of the Company which they represent but taking account of the rights attaching to the Offered Shares; and (e) reflect any other factors which the Expert Valuer reasonably believes should be taken into account. 11.4A.4 If any difficulty arises in applying any of these assumptions or bases then the Expert Valuer shall resolve that difficulty in whatever manner it shall in its absolute discretion think fit. 11.4A.5 The Expert Valuer shall be requested to determine the Fair Value within 20 Business Days of its appointment and to notify the Board of their determination. 11.4A.6 The Expert Valuer shall act as expert and not as arbitrators and their determination shall be final and binding on the parties (in the absence of fraud or manifest error); 11.4A.7 The Board will give the Expert Valuer access to all accounting records or other relevant documents of the Company subject to them agreeing to such confidentiality provisions as the Board may reasonably impose. 11.4A.8 The Expert Valuer shall deliver its certificate to the Company. As soon as the Company receives the certificate it shall deliver a copy of it to the Transferor. 11.4A.9 Unless the Board (acting by majority vote that includes an affirmative vote from at least one Investor Director) determines otherwise, the cost of obtaining the certificate shall be borne by the Transferor. 11.5 Co-Sale Right

ACTIVE/202925561.5 11.5.1 Without prejudice to the other provisions of article 11, no transfer of any Common Shares held by a Founder or Key Manager may be made or validly registered unless the relevant Founder or Key Manager and any Permitted Transferee of that Founder or Key Manager (the Key Transferor) shall have observed the following procedures of this article 11.5 unless it has been determined, by Preferred Majority Consent, that this article 11.5 shall not apply to such transfer. 11.5.2 For the purposes of disapplying the procedures of article 11.5, any Shares held by a Key Transferor or its Affiliates shall be excluded from contributing towards the Preferred Majority Consent. 11.5.3 After the Key Transferor has gone through the Right of First Refusal process set out in article 11.4, the Key Transferor shall give the Company and each Major Investor (an Equity Holder) not less than 15 Business Days’ notice in advance of the proposed sale (a Co-Sale Notice). The Co-Sale Notice shall specify: (a) the identity of the proposed purchaser (the Buyer); (b) the number of Common Shares which the Key Transferor proposes to sell; (c) the price per share which the Buyer is proposing to pay to the Key Transferor and the Equity Holder; (d) the manner in which the consideration is to be paid; and (e) the address where the counter-notice should be sent. 11.5.4 The Company shall have five (5) Business Days to decide by approval of the Board (including at least two (2) Investor Directors) whether it wishes to acquire all of the Common Shares offered by the Transferor at the proposed price by sending a counter-notice to the Buyer and the Equity Holders. Upon service of the counter-notice on the Transferor by the Company, the Transferor must, against payment of the purchase price, transfer the Common Shares to the Company in the terms set out in the Co-Sale Notice. 11.5.5 If the Company does not elect to exercise its purchase right in article 11.5.3 and does not serve a counter-notice on the Transferor and the Equity Holders, the Equity Holders shall have a further ten (10) Business Days to notify the Transferor that they wish to sell a certain number of Shares held by them at the proposed sale price, by sending a counter-notice which shall specify the number of Shares which such Equity Holder wishes to sell. The maximum number of shares which an Equity Holder can sell under this procedure shall be: Where: X = is the number of Preferred Shares held by the Equity Holder; Y = is the total number of Preferred Shares held by the Equity Holders; and Z = is the number of Common Shares the Transferor proposes to sell. Any Equity Holder who does not send a counter-notice within such ten (10) Business Day period shall be deemed to have specified that they wish to sell no Shares.

ACTIVE/202925561.5 11.5.6 Following the expiry of fifteen (15) Business Days from the date the Equity Holders receive the Co-Sale Notice, the Transferor shall be entitled to sell to the Buyer on the terms notified to the Equity Holders a number of Shares not exceeding the number specified in the Co-Sale Notice less any Shares which Equity Holders have indicated they wish to sell, provided that (i) at the same time the Buyer (or another person) purchases from the Equity Holders the number of Shares they have respectively indicated they wish to sell on terms no less favourable than those obtained by the Transferor from the Buyer, (ii) the Equity Holders shall not be required to agree to any restrictive covenant in connection with such sale (including without limitation any covenant not to compete or any covenant not to solicit customers, employee or suppliers of any party to such sale), and (iii) no Equity Holder shall be required to provide any representations, warranties, indemnities or covenants in connection with such sale, except warranties in regard of such Equity Holder’s title to the Shares to be transferred and such Equity Holder’s capacity to enter into the transactions required to execute such sale. 11.5.7 No sale by the Transferor shall be made pursuant to any Co-Sale Notice more than three (3) months after service of that Co-Sale Notice. 11.5.8 Transfers of Shares made by Equity Holders exercising their Co-Sale Right in accordance with this article 11.5 shall not be subject to article 11.4. 11.6 Control tag along right 11.6.1 Without prejudice to the other provisions of article 11, in case a Shareholder and/or a bona fide third party obtain(s), individually or jointly, a Decisive Influence (as defined hereafter) in the Company (the Decisive Shareholder), each of the Major Investors (except for the Decisive Shareholder) has a put option to transfer all of its Shares, subject, however, to the Right of First Refusal set out in article 11.4, to the Decisive Shareholder (the Control Tag Along Right), regardless whether such a Decisive Influence has been obtained through the transfer of Shares, the subscription of shares or otherwise. 11.6.2 Such person shall have a Decisive Influence in the Company in case it, together with its Affiliates, Member of the Same Group and/or Member of the Same Funds Group acquires, directly or indirectly, control over the Company as defined in article 1:14 of the Belgian Code for Companies and Associations. 11.6.3 The Control Tag Along Right shall be exercisable by the Major Investors at a price per Share computed as the highest per share paid by the Decisive Shareholder over the last twelve (12) months to obtain a Decisive Influence in the Company. 11.6.4 The Decisive Shareholder shall give notice hereof to the Board (the Decisive Influence Notice), within ten (10) Business Days following the event pursuant to which he obtained a Decisive Influence on the Company. 11.6.5 The Board shall give written notice to each of the Major Investors: (a) in the event a Shareholder and/or a bona fide third party obtain(s), individually or jointly, a Decisive Influence in the Company or (b) of the Decisive Influence Notice (as the case may be), within five (5) Business Days following respectively (i) a Shareholder and/or a bona fide third party obtaining, individually or jointly, a Decisive Influence in the Company or (ii) receipt of the Decisive Influence Notice, in order to allow each of the

ACTIVE/202925561.5 Major Investors to exercise their Control Tag Along Right (the Control Tag Along Invitation Notice). 11.6.6 The Major Investors wishing to exercise their Control Tag Along Right shall, within twenty (20) Business Days following receipt of the Control Tag Along Invitation Notice, so notify the Decisive Shareholder and the Board in writing (the Control Tag Along Exercise Notice). Any Major Investor who does not notify the Board within such period of twenty (20) Business Days shall be deemed not to exercise its Control Tag Along Right. 11.6.7 The price for the Shares of the Major Investors who exercised their Control Tag Along Right shall be paid by the Decisive Shareholder and the Shares shall be transferred to the Decisive Shareholder at the latest ten (10) Business Days following receipt by the Decisive Shareholder of the Control Tag Along Exercise Notice. 11.6.8 The expenses incurred in respect of any work relating to the exercise of the Control Tag Along Right, including, but not limited to, any legal costs and fees, shall be borne by each of the Major Investors who exercised their Control Tag Along Right pro rata their respective part of the total amount of the proceeds paid for the shares by the Decisive Shareholder to the respective Major Investors. 11.6.9 In connection with a sale pursuant to the exercise of their Control Tag Along Right, the Major Investors shall not be required to (i) agree to any restrictive covenant (including without limitation any covenant not to compete or any covenant not to solicit customers, employee or suppliers of any party to such sale), (ii) provide any representations, warranties, indemnities or covenants in connection with such sale, except warranties in regard of such Major Investor’s title to the Shares to be transferred and such Major Investor’s capacity to enter into the transactions required to execute such sale. 11.7 Drag Along Right 11.7.1 If the Preferred Majority propose to transfer all of their interest in the Shares (the Preferred Shareholders agreeing to such proposal the Dragging Parties) with a bona fide transferee (the Prospective Transferee) in a transaction that is approved by the Board (following a majority vote including an affirmative vote from an Investor Director): A. the Right of First Refusal set forth in article 11.4, the Co-Sale Right set forth in article 11.5 and the Control Tag Along Right set forth in article 11.6 shall not be applicable; and B. the Dragging Parties may require each of the holders of Shares and any holders of rights to subscribe for shares (including through conversion) (the Dragged Parties) to sell and transfer their Shares and rights to the Prospective Transferee as part of such proposed transaction (or such other actions as necessary to effect the relevant transaction) upon the same terms and conditions, as accepted by the Dragging Parties (it being understood, however, that Securities giving right to shares shall be considered on a “per share, as if exercised/converted basis”, deducting their exercise/conversion price per Share) (the Drag Along Right). In the event that the consideration to be paid to the holders of Preferred C Shares in the proposed transaction is less than 2.0x the Preferred C Issue Price (as adjusted for any Reorganisation), the Preferred C Majority Consent shall be required to effect the Drag Along Right with respect to the Preferred C Shares. In the event that the consideration to be paid to the holders of Preferred D Shares in the proposed transaction is less than 2.0x the Preferred D Issue Price (as adjusted for any Reorganisation), the Preferred D Majority Consent shall be required to effect the Drag Along Right with respect to the Preferred D Shares. 11.7.2 The consideration (payable in cash or otherwise) for which the Dragged Parties shall

ACTIVE/202925561.5 be obliged to sell each of their Shares shall be that to which they would be entitled if the total consideration proposed to be paid, allotted or transferred by the Prospective Transferee were distributed to the Dragged Parties and the Dragging Parties in accordance with the provisions of article 35. 11.7.3 In the event that the Dragging Parties, in connection with the Drag Along Right, appoint a shareholder representative approved by Preferred Majority Consent (a Shareholder Representative), with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following completion of the transaction, each Dragged Party shall be deemed (i) to consent to: (x) the appointment of such Shareholder Representative; (y) the establishment of any applicable escrow, holdback, expense or similar fund in connection with any indemnification or similar obligations; and (z) the payment of such Dragged Party’s applicable portion (from the applicable escrow, holdback fund or expense fund or otherwise) of any and all reasonable and properly incurred fees and expenses of such Shareholder Representative, in each case in connection with such Shareholder Representative’s services and duties in connection with such Drag Along Right and its related service as the representative of the Dragged Parties; and (ii) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent gross negligence, fraud or willful misconduct on the part of the Shareholder Representative. 11.7.4 The Dragging Parties (or one or more persons designated by them) shall inform the Board in writing of their decision to exercise their Drag Along Rights, together with: (i) the name of the party to whom the Shares are being sold; (ii) the consideration for the Shares being sold (calculated in accordance with article 35; and (iii) the proposed date of the transfer and sale (the Drag Along Notice). For the avoidance of any doubt, the Drag Along Notice can be part of the Transfer Notice, as the case may be. The Board shall, within five (5) Business Days as of the date of the Drag Along Notice, inform the Dragged Parties thereof. Following the payment of the consideration for the Shares being sold, the Shares and, as the case may be, any other Securities of the Company of the Dragged Parties, shall transfer automatically and by operation of law to the Prospective Transferee in accordance with the above. 11.7.5 In the event that a Dragged Party does not provide the Prospective Transferee, within twenty (20) Business Days from the date on which the information is given by the Board, with the necessary details or other assistance to enable the Prospective Transferee to make the payment, then the Prospective Transferee shall make the payment to the Company, which shall hold the funds for and on behalf of the Dragged Party concerned and which shall transfer those funds, at the first request of such Dragged Party, to the latter (without any interest). 11.7.6 The ownership of the relevant shares shall be transferred at the date the ownership of the shares of the Dragging Parties is transferred to the Prospective Transferee. The Board or the persons designated by it shall have the power to record the transfer in the share register of the Company. 11.7.7 The expenses incurred in respect of any work relating to the exercise of the Drag Along Right, including, but not limited to, any legal costs and fees, shall be borne by each of the Shareholders pro rata their respective part of the total amount of the proceeds paid for the shares by the Prospective Transferee. 11.7.8 In connection with a sale pursuant to the exercise of the Drag Along Right and except with their consent, Dawn, Sanofi and the Major Investors that are Dragged Parties shall not be required to (i) agree to any restrictive covenant (including without limitation any covenant not to compete or any covenant not to solicit customers, employee or suppliers of any party to such sale) and (ii) provide any representations, warranties, indemnities or covenants in connection with such sale, except warranties in regard of

ACTIVE/202925561.5 Dawn’s, Sanofi’s or such Major Investor’s (as applicable) title to the Shares to be transferred and Dawn’s, Sanofi’s or such Major Investor’s (as applicable) capacity to enter into the transactions required to execute such sale. In addition to the foregoing, (i) the liability of Fidelity, Dawn, Canaan, Redmile, Pfizer, BIVF, EQT and Sanofi shall be (x) several (and not joint), (y) pro rata the number of Shares transferred and (z) capped at the amount of proceeds received by each of them, and (ii) Fidelity, Pfizer, BIVF, EQT and Sanofi shall not be required to provide any release of claims other than a release in customary form arising from its capacity as a Shareholder. Such exceptions as they relate to Fidelity, Dawn, Canaan, Redmile, Pfizer, BIVF, EQT and Sanofi, respectively, may only be waived with Fidelity’s, Dawn’s, Canaan’s, Redmile’s, Pfizer’s, BIVF’s, EQT’s and Sanofi’s respective written consent. A Dragged Party shall not be required to and shall not in any way be bound by any provisions of any instrument of transfer or other documents which would purport to require any such person to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that a Dragged Party may be required to agree to terminate the investment-related documents between or among such Dragged Party, the Company and/or other Shareholders of the Company. 11.8 Holding Company Reorganisation 11.8.1 In the event of a Holding Company Reorganisation approved by: (i) Preferred Majority Consent and (ii) the Board (a Proposed Reorganisation), each Shareholder shall: (x) consent to, vote for, raise no objections to and waive any applicable rights in connection with the Proposed Reorganisation; and (y) take all such actions to tender their Shares as required pursuant to the Proposed Reorganisation, including, inter alia, the execution of a power of attorney by each Shareholder (except for Fidelity) approving the appointment of one or more Directors (or directors of the new Holding Company) as the Shareholder’s attorney to take all such actions for and on behalf of such Shareholder (the Reorganisation Actions). The Shareholders shall be required to take all Reorganisation Actions with respect to the Proposed Reorganisation as are reasonably required by the Board to facilitate the Proposed Reorganisation provided that nothing in this article 11.8.1 shall require any Shareholder to take any unlawful action or step. If any Shareholder (other than Fidelity) fails to comply with the provisions of this article 11.8, the Company shall be constituted as the agent of each defaulting Shareholder for taking such Reorganisation Actions as are necessary to effect the Proposed Reorganisation and the Directors shall be empowered to execute and deliver on behalf of such defaulting Shareholder the necessary documents to effect the Proposed Reorganisation, including, without limitation, any share exchange agreement and/or stock transfer form(s) and/or indemnity for any lost share certificate(s). 11.8.2 The Company shall procure that the new Holding Company shall ensure that the shares issued by it to the Shareholders (or a subsequent holder, as the case may be) pursuant to the Holding Company Reorganisation will be fully paid-up as to the amount determined in accordance with this article 11.8 and which new shares shall be subject to the constitutional documents of the new Holding Company and otherwise (subject to the express provisions of such constitutional documents) have the same rights as all other new Holding Company shares of the same class in issue at the time (other than as regards any dividend or other distribution payable by reference to a record date preceding the date of allotment and issue of such new Holding Company shares). 11.8.3 On any person, following the date of completion of a Holding Company Reorganisation, becoming a Shareholder pursuant to the exercise of a pre-existing option or warrant giving the right to acquire Shares in the Company or pursuant to the conversion of any convertible security of the Company or otherwise (a New Reorganisation Shareholder), the New Reorganisation Shareholder shall then be bound to do all such acts and things necessary in order to transfer all such resulting Shares to the new Holding Company, and the provisions of this article 11.8 shall apply with the necessary

ACTIVE/202925561.5 changes to the New Reorganisation Shareholder provided that nothing in this article 11.8 shall require any such New Reorganisation Shareholder to take any unlawful action or step. 11.9 Lock Up 11.9.1 Other than the sale of any Shares to an underwriter pursuant to an underwriting agreement, each Shareholder shall only be required to enter into a separate lock-up agreement in respect of (or similar undertaking in relation to the retention, disposal or manner of disposal of) the Shares held by it immediately prior to an IPO, for not more than 180 days after the completion of the IPO in a form approved by the Board acting with Preferred Majority Consent if and to the extent reasonably required by the Company’s underwriters in order to facilitate an IPO, provided that: (a) all directors, officers of the Company and holders of at least 1% of the issued share capital (on an As Converted Basis) enters into a similar lock-up agreement or undertaking; (b) the lock up agreements or undertakings to be entered into by the other Shareholders are on no more onerous terms in all material respects to those which are entered into by all directors, officers of the Company and holders of at least 1% or more of the issued share capital (on an As Converted Basis); and (c) if any of the obligations described in this article 11.9 are waived or terminated with respect to any Shares held by any Shareholder, with the exception of a waiver or termination as a result of death or incapacity of a Shareholder that is a natural person, the restrictions shall be waived or terminated for each Shareholder pro rata the percentage of the Shares held by the applicable Shareholder. 11.9.2 Any Shares acquired by a Shareholder in the open market, as part of a secondary issuance or offerings in or after the IPO or any transfers of securities to Permitted Transferees shall not be subject to the restrictions set out in this article 11.9, provided that, in case of a transfer of securities to a Permitted Transferee, such Permitted Transferee shall be bound by the restrictions set out in this article 11.9 in the same manner as the Original Shareholder. 11.9.3 If any Shareholder fails to comply with the provisions of this article 11.9, the Company shall be constituted the agent of each defaulting Shareholder (other than Redmile, Fidelity and EQT) in order to take such actions as the Company considers reasonable in order to give effect to this article 11.9 and the Director may authorise an officer of the Company or a Director to execute and deliver on behalf of such defaulting Shareholder the necessary documents to effect the lockup, including, without limitation, a lock-up agreement, in a form approved by Preferred Majority Consent. With respect to Fidelity and EQT, none of the provisions of this article 11.9 shall be amended, terminated or waived without its consent, insofar as they relate to Fidelity and EQT, respectively. CHAPTER III. BODIES OF THE COMPANY. SECTION 1. General meeting Article 12.-ANNUAL MEETING- EXTRAORDINARY GENERAL MEETING. 12.1.1 If The annual general meeting of the Company shall be held on the fourth Tuesday of the month April at 4 PM (Brussels time). However, should this day be a legal holiday, the annual general meeting of the Company will take place on the next working day.

ACTIVE/202925561.5 12.1.2 The annual general meeting of the Company is held at the registered office of the Company or in the commune of the registered office of the Company or at any other location as set out in the convening notice. 12.1.3 The extraordinary or special general meetings of the Company are held at the place indicated in the invitation notice. Article 13.-NOTICES. 13.1.1 The notices of any general meeting of the Company shall state the agenda of the general meeting and shall be issued at least 15 days prior to the date of the general meeting. 13.1.2 The persons, who need to be convened to the meeting in accordance with the applicable legal provisions and who have participated in the meeting, shall be considered as validly convened. Article 14.-DISPOSAL OF DOCUMENTS. Together with the notice for any general meeting of the Company, a copy of the mandatory documents which must be provided at least 15 days prior to the date of the general meeting pursuant to the Belgian Code for Companies and Associations shall be sent to the persons who are entitled to such documents under any applicable legal provisions, unless such person has waived this formality in writing. Article 15.-ADMISSION TO THE MEETING. To be admitted to the general meeting, each owner of securities who has the right to be convened at the general meeting of the Company in accordance with the applicable legal provisions, must, if this is required in the convening notice, at least three days before the date set for the meeting, notify the management body of his intention to participate at the meeting, or else deposit his (certificates of) securities, at the registered office or with an institution indicated thereto in the convening notice. Article 16.-REPRESENTATION. 16.1 Each Shareholder may be represented, by way of a signed proxy, at a general meeting of the Company by a proxyholder, who needs not be a Shareholder. 16.2 The proxies may be communicated by letter, e-mail or any other means mentioned in article 2281 of the (former) Belgian Civil Code and shall be deposited at the bureau of the meeting. Moreover, the Board may demand that they be deposited at a place of its choosing three working days before the general meeting. Article 17.-ATTENDANCE LIST. The Shareholder or their proxyholders are obliged, before being admitted to the general meeting, to sign the attendance list indicating their surname, first name(s) and domicile or the corporate name and registered office and the number of shares they represent. Article 18.-COMPOSITION OF THE BUREAU – MINUTES. The general meetings shall be chaired by the Chairperson Director or, in the latter’s absence, by his substitute or by a member of the meeting appointed by the meeting. The chairperson of the meeting appoints the secretary. Should the number of persons allow this, the meeting will appoint two vote counters upon proposal of the chairperson. The minutes of the general meetings of Shareholders shall be signed by the members of the bureau and the Shareholders who wish to do so. These minutes shall be kept in a special register.

ACTIVE/202925561.5 Article 19.-DELIBERATION – QUORUM REQUIREMENTS. No meeting can deliberate on items which are not included on the agenda, unless all shares are present at the meeting and the decisions are taken by unanimous votes. Unless the Belgium Code for Companies and Associations, the Agreement or these articles provide for more stringent majority and quorum requirements, a general meeting shall be validly constituted provided that at least one half of the Shares, including the Preferred B Majority, the Preferred C Majority and Preferred D Majority, is present or represented at the meeting in person or by proxy and all decisions are made by a simple majority of the votes cast. If this quorum is not reached at a first general meeting, the Board may, in accordance with these articles, convene a new general meeting (with the same agenda) to take place no sooner than ten (10) Business Days following the first general meeting. Such second general meeting can deliberate validly, irrespective of the Shareholders present or represented at that meeting, subject to article 21. Subject to article 21, Shareholders may adopt, unanimously and in writing all decisions that fall within the powers of the general meeting, with the exception of those decisions that must be recorded in a notarial deed. Article 20.-VOTING RIGHTS. Each share carries one vote and the voting rights attaching to the Preferred D Shares, Preferred C Shares, the Preferred B Shares and the Preferred A Shares shall be calculated as if all Preferred D Shares, Preferred C Shares, Preferred B Shares and Preferred A Shares had converted into Common Shares in accordance with article 8.2. The classes of Shares will vote together and not as separate classes, except as otherwise provided in these articles or the Agreement or as otherwise required by law. Voting in writing is allowed. In this case the letter containing the vote mentions every item of the agenda and the words “accepted” or “rejected”, followed by the signature (handwritten or by electronic means); it has to be sent to the Company at the latest on the day before the meeting. Article 21.-MAJORITY. Except in the cases where the law, the Agreement or these articles provide more stringent provisions, the decisions are taken by ordinary majority of the votes cast. The following decisions by the general shareholders’ meeting shall require Preferred Majority Consent, notwithstanding more stringent provisions in the law, the Agreement or these articles: (a) any distribution of dividends; (b) any further issue of Shares by the Company; (c) any amendment to these articles or the rights attaching to any Shares; (d) any merger, sale or listing of the Company, and any sale of all or an important part of the assets of the Company (which for completeness, includes an Exit and an IPO); (e) any bankruptcy, liquidation, dissolution or judicial reorganisation of the Company; (f) the entering into of any joint venture; (g) any Holding Company Reorganisation; (h) any merger, consolidation, scheme of arrangement or acquisition, involving the Company or its Subsidiaries, in which the Company or its Subsidiaries are not the surviving entity; (i) any issuance and grant of options or warrants other than under the Employee Stock Option Plan and within the ESOP Cap;

ACTIVE/202925561.5 (j) any increase to the ESOP Cap; (k) other than as expressly contemplated by the Agreement, these articles or the 2024 Subscription Agreement as regards any Investor (except Pfizer), enter into or vary any transaction or arrangement with, or for the benefit of any of the Directors or Shareholders or any person who is an Affiliate of the Directors or Shareholders other than employment and equity incentive arrangements in the ordinary course and consistent with the Company’s past practice; (l) granting of Shares, guarantees, payment undertakings, loans or similar undertakings which in aggregate exceed five hundred thousand euro (EUR 500,000) (other than transactions with or between subsidiaries); (m) acquisitions and disposals of a business or a real estate (or a material part thereof) by the Company; (n) increase or decrease of the Company´s capital (save pursuant to the issue of ESOP Common Shares under the Employee Share Option Plan), and the grant to the Board of the power to increase the capital by means of authorized capital as well as an increase of the authorized capital; (o) repurchase of its own Shares by the Company, save from any Leaver; (p) the appointment or removal of any person as a Director (save in accordance with clause 3 of the Agreement and article 24 of these articles); and (q) any increase in the number of Directors above eight (8). Article 22.-EXIT. 22.1 In the event of an Exit approved in accordance with the terms of these articles and the Agreement, (the Proposed Exit), all Shareholders shall consent to, vote for, raise no objections to and waive any applicable rights in connection with the Proposed Exit (Actions). 22.2 The Shareholders shall be required to take all Actions with respect to the Proposed Exit as are reasonably required to facilitate the Proposed Exit. 22.3 If any Shareholder (except for Fidelity and EQT) fails to comply with the provisions of this article 22, the Company shall be constituted as the agent of each defaulting Shareholder for taking the Actions necessary to effect the Proposed Exit and the Directors may authorise an officer or member to execute and deliver on behalf of such defaulting Shareholder the necessary documents and the Company may receive any purchase money due to the defaulting Shareholder in trust for each of the defaulting Shareholders. 22.4 If on an Exit, a Shareholder receives any funds that were not distributed in accordance with the order of priority set out in article 35, such Shareholder shall be required to repay such funds to the Company, or in such manner as the Company may direct, within ten (10) Business Days of receipt of notice from the Board. Article 23.-COPIES AND EXCERPTS FROM THE MINUTES. The copies and/or excerpts of the minutes of the general meetings addressed to third parties are signed by the Chairperson Director, by a managing Director or by two Directors. Their signature must be preceded by an indication of the capacity in which they act. SECTION 2. Management Article 24.-BOARD.

ACTIVE/202925561.5 24.1 The Board shall consist of at least three (3) and maximum eight (8) Directors, who need not be Shareholders, which shall be appointed by the shareholders at a general meeting of the Company in accordance with this article 24. 24.2 EQT shall be entitled to propose (and remove and re-propose) one person as a non-executive director to the Board (the Series C Investor Director) and the Shareholders shall appoint or remove such person (as the case may be) as a Director pursuant to article 24.10. 24.3 Redmile shall be entitled to propose (and remove and re-propose) one person as a non-executive director to the Board (the Series B Investor Director) and the Shareholders shall appoint or remove such person (as the case may be) as a Director pursuant to article 24.10. 24.4 The holders of a majority in number of the Preferred A Shares from time to time shall be entitled to propose (and remove and re-propose) one person as a non-executive director to the Board (the Series A Investor Director) and the Shareholders shall appoint or remove such person (as the case may be) as a Director pursuant to article 24.10. 24.5 The Board (acting by majority vote excluding the CEO Director then appointed (if any)) shall have the right to propose one person to act as a Director and CEO of the Company (the CEO Director) and to propose that any such person be removed as CEO Director and propose another CEO Director in his or her place and the Shareholders shall appoint or remove such person (as the case may be) as a Director pursuant to article 24.10. 24.6 Subject to Preferred Majority Consent, the Board (acting by majority vote) shall have the right to propose up to two natural persons to act as non-executive independent Directors (each an Independent Director and together the Independent Directors) and to remove any Independent Director so proposed and propose another Independent Director in his or her place. One Independent Director (as proposed by the Board) shall serve as the chairperson of the Board (the Chairperson Director). Both Independent Directors shall, in the reasonable opinion of the Board, have relevant industry expertise, and one of the Independent Directors shall serve as the chairperson of the Company’s audit committee, and shall also need to have the necessary competence and experience in finance, accounting and auditing. 24.7 Subject to the consent of at least one Investor Director and Preferred Majority Consent, the Board (acting by majority vote) shall have the right to propose up to two further natural persons to act as non-executive Directors, and to remove any such Director so proposed and propose another Director in his or her place. 24.8 Each of the Directors appointed pursuant to this article 24 shall be elected from a list of at least two (2) candidates for each position to be filled proposed by the relevant Shareholder or group of Shareholders. 24.9 The Shareholder or group of Shareholders entitled to propose candidates for a position as a Director shall notify the Company and the other Shareholders in writing of the identity of their nominees at least fifteen (15) days prior to the general meeting at which the Director(s) are to be appointed. 24.10 The appointment, removal and replacement of a Director proposed pursuant to articles 24.2, 24.3, 24.4, 24.5, 24.6 and 24.7 shall be effected at a general meeting convened for that purpose by the Company within fifteen (15) days of receiving notice from the relevant Shareholder or group of Shareholders pursuant to article 24.9 at which the Shareholders shall vote their shares in favour of the proposal by the relevant nominating Shareholder or Shareholders. 24.11 Any vacancy on the Board must be filled within one (1) month following the date on which such position became vacant. If a Shareholder or group of Shareholders entitled to propose a Director in accordance with this article 24 fail to present a proposed candidate within such one (1) month period, the shareholders’ meeting may appoint, at its discretion, a Director to fill the position for which no candidate was presented, until such Shareholder or group of Shareholders

ACTIVE/202925561.5 has presented its candidate for such position. Such failure to present candidates does not entail a waiver from the right to present candidates for election, and the Shareholder or group of Shareholders entitled to propose candidates for a Director’s mandate shall have the right to request that a new general meeting of the Company be convened to elect the candidates that shall be so presented by it or them for election. 24.12 In case a vacancy occurs on the Board and a Director needs to be co-opted, the same right of proposal shall be vested to the Shareholder or group of Shareholders which had proposed the Director for the position that has become vacant. 24.13 If and for so long as they continue to hold Preferred Shares: (a) Fidelity may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place; (b) Dawn may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise, and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place; (c) Canaan may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise, and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place; (d) Biodiscovery 5 FPCI may appoint an Observer to attend all meetings of the Directors (and any sub-committee thereof), whether in person, by telephone or otherwise and shall have the right to remove such Observer, and upon such removal, appoint another Observer in his place. 24.14 The appointment or removal of an Observer pursuant to 24.13 shall be by notice in writing from the appointing Shareholder (or, in the case of the Fidelity Investors, FMR) and shall take effect when received by the Company at its registered office or produced to a meeting of the Board (or committee of the Board). 24.15 A Key Manager who is a Type A Leaver, a Type B Leaver or a Type C Leaver (as the case may be), as defined in the Agreement, will immediately resign from his/her directorship. 24.16 The Directors may be either natural persons or legal persons. When a legal person is appointed as a Director, it appoints a permanent representative from among its partners, managers, directors or employees who is charged with the execution of the assignment in the name and on behalf of the legal person. The latter may not dismiss his representative without at the same time appointing a successor. The appointment and termination of the mandate of the permanent representative shall be subject to the same rules of disclosure as if he were carrying out this mandate in his own name and for his own account. 24.17 The duration of their assignment may not exceed six years. The assignments end immediately after the annual meeting of the year in which they expire. They may be dismissed at any time by the general meeting. The Directors may be reappointed when their mandate expires. 24.18 The Company will reimburse the Directors and the Observers with the reasonable costs and out of pocket expenses incurred by them in respect of attending meetings of the Company or carrying out authorised business on behalf of the Company. For the avoidance of doubt, no business advisory, monitoring or other fee will be paid to the Investor Directors, the Observers or the Shareholders entitled to propose the appointment of the Investor Directors or the Observers.

ACTIVE/202925561.5 Article 25.-BOARD MEETINGS. 25.1 The Board shall meet at least four (4) times per year at any other location acceptable to the members of the Board, with such greater frequency as the Directors may require in the interest of the Company. Unless determined otherwise by the Board, at least two (2) meetings per year shall be held in person. 25.2 Notices to attend the Board meeting must be in writing and delivered to each Director and Observer at the latest ten (10) Business Days prior to the meeting. The Board may validly deliberate and decide without furnishing proof of the compliance with this formality with respect to the calling of the meeting, provided that all Directors are present or have waived their right in writing to be formally invited to the meeting. 25.3 Each Director may, by any written form of communication bearing his signature, authorise another member of the Board to represent him at a specific meeting. A Director may represent several of his colleagues and may, in addition to his own vote, cast as many votes as he has received proxies. 25.4 The Board shall be validly constituted to decide on the issues listed on the agenda provided that a majority of the Directors, including the CEO Director and at least one (1) Investor Director is present or validly represented at the meeting. Minutes of all Board and any committee. meetings shall be sent to each Director within thirty (30) Business Days of such meetings. 25.5 If at a meeting of the Board, the quorum is not met, a second meeting of the Board with the same agenda shall be convened within twenty (20) Business Days following the first meeting which can validly decide only on the items on the first meeting’s agenda whatever the number and class of Directors present or validly represented. 25.6 The Board can meet by telephone or videoconference or any other method by which each Director or Observer is able to be understood by the other Directors or Observers present. Article 26.-DELIBERATIONS. 26.1 Unless a higher threshold or specific consent is otherwise required under these articles or the Agreement, every decision of the Board shall be valid if approved by a majority of Directors present or represented at the relevant meeting. 26.2 The Board may pass resolutions by unanimous written consent in accordance with the applicable rules of the Belgian Code for Companies and Associations. 26.3 Each Director has one (1) vote but may cast, in addition to his own vote, as many votes as he has powers of attorney from his fellow Directors. 26.4 The following decisions shall require the approval of the Board (including approval of at least one (1) Investor Director, if appointed): (a) changes to the registered office, the head-office or a branch office of the Company; (b) establishment of any joint-venture agreement or long term agreement with a duration of more than three years (unless such long term agreement may be terminated at will with no more than three months’ notice); (c) approval of the Business Plan (as defined in the Agreement) or any material updates thereof; (d) approval of the annual financial, operating and investment budget for the Company or any material updates thereof;

ACTIVE/202925561.5 (e) approval of investments or expenditures exceeding the approved annual budget of the Company by one million euro (EUR 1,000,000.00) or more; (f) appointment, terms of such appointment (including remuneration and any amendments to the terms of such appointment) and dismissal of members of the executive management of the Company; (g) determination of the powers of the managers responsible for the day-to-day management; (h) management of every stock option plan, such as the Employee Stock Option Plan defined in the Agreement (including granting of warrants thereunder); (i) any transactions, arrangements or agreements between the Company and any shareholder or person or Company affiliated to a shareholder or Director; (j) sale, transfer or disposal of any substantial part or asset or right of the Company with a value over five hundred thousand euro (EUR 500,000); (k) approval of and/or modification to any agreements concerning the disposal or acquisition of Intellectual Property rights (other than in the ordinary course of business); (l) any decision to apply Book XX of the Code of Economic Law; (m) issuance of securities of any class or convertible bonds, subscription warrants or other instruments that may give the holder thereof rights to receive, acquire or subscribe to shares in the Company other than options or warrants granted under the ESOP Stock Option Plan (or any previously approved stock option plan); (n) repurchase of its own shares by the Company; (o) engage in any court action or conduct any litigation, arbitration or similar litigation proceedings (other than for collecting claims of the company and taking actions that cannot be reasonably postponed without negative consequences for the Company) on behalf of the Company; (p) changing the accounting policies of the Company; (q) providing an indemnity or guarantee (other than in the ordinary course of business); (r) any participation in other companies, mergers or acquisitions, including disposal or acquisition of any securities in the capital of any other Company or establishment of any new branch or subsidiary of the Company; (s) granting or receiving of loans, financing or security obligations not previously approved by the Board (other than transactions with or between subsidiaries); (t) incurring debt in excess of five percent (5%) of the Series C Investment, as defined in the Agreement; (u) transactions outside the ordinary course of business (as set forth in the Business Plan (as defined in the Agreement)) or changes to the nature of the Company’s business; (v) connected party transactions other than transactions with or between subsidiaries;

ACTIVE/202925561.5 (w) entering into any contract with an aggregated annual value above three million euro (EUR 3,000,000); or (x) selecting an independent expert for the purposes of clause 3.4 of the Anti-Dilution B Warrants, the Anti-Dilution C Warrants and/or the Anti-Dilution D Warrants. Article 27.-MINUTES. 27.1 The decisions of the Board are recorded in minutes signed by the Chairperson Director, or, in the latter’s absence, by his substitute or by a member of the Board appointed to act as chair of the meeting by the Board, the secretary and the members who so desire and shall be recorded in a special register. 27.2 Any proxy received by a Director shall be attached to the minutes of the meeting for which they were given. 27.3 The copies or extracts to be submitted to a court of law or elsewhere are validly signed by the Chairperson Director, the CEO Director or by two Directors. Article 28.-EXECUTIVE POWERS - ALLOCATION OF DUTIES WITHIN THE BOARD. 28.1 The Board is authorized to carry out all acts necessary or useful for the achievement of the Company’s purpose, with the exception of those acts for which, according to the Belgian Code for Companies and Associations, only the general meeting is competent and any acts that expressly require the consent of the Shareholders pursuant to these articles. 28.2 Advisory Committees The Board may set up one or more advisory committees from among its members and under its liability. It shall define their composition and their tasks. 28.3 Daily management The board may delegate the daily management of the Company, the management of one or more sectors of its activities or the implementation of the decisions of the Board to one or more Directors, managers or proxy holders, whether or not Shareholders. If a Director is charged with the daily management, he bears the title of “managing director”. If a non-Director is charged with the daily management, he or she shall bear the title of manager or general manager or any other title to which he or she is referred in the appointment decision. The Board, as well as the proxies for the daily management within the framework of this daily management, may also grant specific powers to one or more persons of their choice. Article 29.-REPRESENTATION AUTHORITY. 29.1 The Company shall be validly represented vis-à-vis third parties, before the court and in the documents, including those requiring the intervention of a public official or a notary public, by two (2) Directors acting jointly. 29.2 Within the framework of the daily management, the Company is also validly represented by a person charged with daily management (Director or non-Director). 29.3 The Company is also, within the framework of their mandate, validly represented by a special proxyholder. 29.4 Furthermore, the Company may be represented abroad by any person expressly appointed for this purpose by the Board.

ACTIVE/202925561.5 SECTION 3. Control Article 30.-CONTROL. The auditing of the financial situation, the annual accounts and the regularity of the transactions to be reported on in the annual accounts is conferred to one or more statutory auditors, or, in the absence of a statutory auditor, to each Shareholder. CHAPTER IV. FINANCIAL YEAR – ANNUAL ACCOUNTS – DISTRIBUTION OF PROFITS. Article 31.-FINANCIAL YEAR – ANNUAL ACCOUNTS – ANNUAL REPORT. The accounting year starts on the first of January and shall end on the thirty- first of December of each year. Article 32.-DISTRIBUTION OF PROFITS. 32.1 Subject to article 32.2, from the net profits of the Company, at least five percent (5%) shall be set aside each year to constitute the legal reserve. Such deduction shall no longer be required as soon as this legal reserve reaches one tenth of the Company’s capital. Upon proposal of the Board, the general meeting shall annually decide on the allocation of the balance of the net profits. 32.2 The Company will, without any need for a resolution of the Board or of the Company, and before application of any profits to reserve or for any other purpose, but subject to and conditional upon the occurrence of a Liquidity Event, pay: (a) first, (and in priority to any classes of Shares), the holder of the Class A Preference Profit Sharing Certificate in accordance with the principles set out in article 39 of these articles; (b) second, (and in priority to any other classes of Shares), to the holders of Preferred D Shares a fixed cumulative cash preferential dividend in respect of each Preferred D Share held by them at the annual rate of 6 per cent. of the Issue Price per Preferred D Share (the Preferred D Dividend); (c) third, (and in priority to any other classes of Shares other than the Preferred D Shares), to the holders of Preferred C Shares a fixed cumulative cash preferential dividend in respect of each Preferred C Share held by them at the annual rate of 6 per cent. of the Issue Price per Preferred C Share (the Preferred C Dividend); (d) fourth, (and in priority to any other classes of Shares other than the Preferred D Shares and the Preferred C Shares), to the holders of Preferred B Shares a fixed cumulative cash preferential dividend in respect of each Preferred B Share held by them at the annual rate of 6 per cent. of the Issue Price per Preferred B Share (the Preferred B Dividend); and (e) fifth (and in priority to any other classes of Shares other than the Preferred D Shares, the Preferred C Shares and the Preferred B Shares), to the holders of Preferred A Shares a fixed cumulative cash preferential dividend in respect of each Preferred A Share held by them at the annual rate of 6 per cent. of the applicable Issue Price per Preferred A Share (the Preferred A Dividend), in each case to be paid to the person registered as its holder on a Liquidity Event. 32.3 The Preferred D Dividend, the Preferred C Dividend, the Preferred B Dividend and the Preferred A Dividend shall be calculated on a daily basis from the date of issue of the relevant Preferred

ACTIVE/202925561.5 D Share, Preferred C Share, Preferred B Share or Preferred A Share (as the case may be) until the relevant Liquidity Event. 32.4 Subject to payment of the Preferred Dividends, the Board shall be entitled to determine whether any profits legally available for distribution with respect to any financial year of the Company will be distributed among the holders of the Shares (pari passu as if the Shares constituted one class of share), in which case such profits shall be distributed to Shareholders pro rata to their respective holdings of Shares (calculated on an As Converted Basis and fully diluted basis). 32.5 For the purposes of this article 32, with respect to Shares that are not fully paid up, “Issue Price” shall be construed as “the amount of the Issue Price actually paid up”. Article 33.-INTERIM DIVIDENDS. The Board is authorised to pay an interim dividend on the result of the financial year, subject to compliance with the conditions of article 7:213 of the Belgian Code for Companies and Associations and subject to the application of the same preference rules as referred to in article 35. Article 34.-PROHIBITED DISTRIBUTION. Any distribution of dividends made contrary to the law, the terms of these articles or the Agreement must be repaid by the Shareholder who received it. Article 35.-LIQUIDITY PREFERENCE. 35.1 In case distributions of proceeds or assets are made to the Shareholders as a result of (i) payment of dividends, capital reduction, or share buy-back; (ii) a bankruptcy, liquidation, dissolution or judicial reorganisation of the Company; (iii) an Asset Sale; (iv) any merger, consolidation, scheme of arrangement or acquisition, involving the Company or its subsidiaries, in which the Company or its subsidiaries are not the surviving entity; (v) a Share Sale, or (vi) any other event with substantially the same economic effect as the events set out in (i) to (v) above, (individually and collectively referred to as a Liquidity Event), it being understood that an IPO shall not constitute a Liquidity Event, the holder of the Class A Preference Profit Sharing Certificate shall be entitled to receive, after the payment (or other satisfaction) of the Company’s liabilities, for the Class A Preference Profit Sharing Certificate it holds at the time of the Liquidity Event, in preference of each of the Shareholders, a Liquidation Interest Profit Share, in accordance with the principles set out in article 39 of these articles. 35.2 The surplus assets of the Company following payment of the Liquidation Interest Profit Share shall be applied (to the extent the Company is lawfully able to do so): (a) first, in paying to each holder of Preferred D Shares in priority to any other classes of Shares, an amount equal to the Issue Price per Preferred D Share held by them (as adjusted for any Reorganisation), together with any accrued or declared but unpaid dividends (including the Preferred D Dividend), or if greater, the amount that each holder of Preferred D Shares would receive on an As-Converted Basis (the D Preference Amount) (provided that if there are

ACTIVE/202925561.5 insufficient surplus assets to pay the amounts due under this article 35.2(a), the available surplus assets shall be distributed to the holders of Preferred D Shares pro rata to their respective holdings of Preferred D Shares); (b) second, in paying to each holder of Preferred C Shares in priority to any other classes of Shares, an amount equal to the Issue Price per Preferred C Share held by them (as adjusted for any Reorganisation), together with any accrued or declared but unpaid dividends (including the Preferred C Dividend), or if greater, the amount that each holder of Preferred C Shares would receive on an As-Converted Basis (the C Preference Amount) (provided that if there are insufficient surplus assets to pay the amounts due under this article 35.2(b), the available surplus assets shall be distributed to the holders of Preferred C Shares pro rata to their respective holdings of Preferred C Shares); (c) third, in paying to each holder of Preferred B Shares, in priority to any other classes of Shares, an amount equal to the Issue Price per Preferred B Share held by them (as adjusted for any Reorganisation), together with any accrued or declared but unpaid dividends (including the Preferred B Dividend) or if greater, the amount that each holder of Preferred B Shares would receive on an As-Converted Basis (the B Preference Amount) (provided that if there are insufficient surplus assets to pay the amounts due under this article 35.2(c), the available surplus assets shall be distributed to the holders of Preferred B Shares pro rata to their respective holdings of Preferred B Shares); (d) fourth, in paying to each holder of Preferred A Shares, in priority to any other classes of Shares, an amount equal to the Issue Price per Preferred A Share held by them (as adjusted for any Reorganisation), together with any accrued or declared but unpaid dividends (including the Preferred A Dividend) or if greater, the amount that each holder of Preferred A Shares would receive on an As-Converted Basis (the A Preference Amount) (provided that if there are insufficient surplus assets to pay the amounts due under this article 35.2(d) the available surplus assets shall be distributed to the holders of Preferred A Shares pro rata to their respective holdings of Preferred A Shares and the applicable Issue Price for such Preferred A Shares); 35.3 In case the amount paid per Preferred D Share to the holders of Preferred D Shares at the occasion of a prior Liquidity Event (the Prior D Payment) is lower than the D Preference Amount, as calculated at the effective date of the Prior D Payment, then the holders of Preferred D Shares shall be entitled to receive at a next Liquidity Event, per Preferred D Share they hold, in preference to the holders of any other classes of shares, an amount equal to the difference between the D Preference Amount (calculated at the effective date of the Prior D Payment) and the Prior D Payment, wherein the resulting difference is adjusted with respect to any additional Preferred D Dividend payable for the period starting from the effective date of the Prior D Payment until the effective date of payment at the next Liquidity Event (the Outstanding D Liquidity Preference). This process will be reiterated until complete fulfilment of the Outstanding D Liquidity Preference in case of staged Liquidity Events. 35.4 In case the amount paid per Preferred C Share to the holders of Preferred C Shares at the occasion of a prior Liquidity Event (the Prior C Payment) is lower than the C Preference Amount, as calculated at the effective date of the Prior C Payment, then the holders of Preferred C Shares shall be entitled to receive at a next Liquidity Event, per Preferred C Share they hold, in preference to the holders of any other classes of shares other than the Preferred D Shares, an amount equal to the difference between the C Preference Amount (calculated at the effective date of the Prior C Payment) and the Prior C Payment, wherein the resulting difference is adjusted with respect to any additional Preferred C Dividend payable for the period starting from the effective date of the Prior C Payment until the effective date of payment at the next Liquidity Event (the Outstanding C Liquidity Preference). This process will be reiterated until complete fulfilment of the Outstanding C Liquidity Preference in case of staged Liquidity Events. 35.5 In case the amount paid per Preferred B Share to the holders of Preferred B Shares at the occasion of a prior Liquidity Event (the Prior B Payment) is lower than the B Preference Amount, as calculated at the effective date of the Prior B Payment, then the holders of Preferred

ACTIVE/202925561.5 B Shares shall be entitled to receive at a next Liquidity Event, per Preferred B Share they hold, in preference to the holders of any other classes of shares other than the Preferred D shares and the Preferred C Shares, an amount equal to the difference between the B Preference Amount (calculated at the effective date of the Prior B Payment) and the Prior B Payment, wherein the resulting difference is adjusted with respect to any additional Preferred B Dividend payable for the period starting from the effective date of the Prior B Payment until the effective date of payment at the next Liquidity Event (the Outstanding B Liquidity Preference). This process will be reiterated until complete fulfilment of the Outstanding B Liquidity Preference in case of staged Liquidity Events. 35.6 In case the amount paid per Preferred A Share to the holders of Preferred A Shares at the occasion of a prior Liquidity Event (the Prior A Payment) is lower than the A Preference Amount, as calculated at the effective date of the Prior A Payment, then the holders of Preferred A Shares shall be entitled to receive at a next Liquidity Event, per Preferred A Share they hold, in preference to the holders of any other classes of shares other than the Preferred D Shares, the Preferred C Shares and the Preferred B Shares, an amount equal to the difference between the A Preference Amount (calculated at the effective date of the Prior A Payment) and the Prior A Payment, wherein the resulting difference is adjusted with respect to any additional Preferred A Dividend payable for the period starting from the effective date of the Prior A Payment until the effective date of payment at the next Liquidity Event (the Outstanding A Liquidity Preference). This process will be reiterated until complete fulfilment of the Outstanding A Liquidity Preference in case of staged Liquidity Events. 35.7 In case there is any positive balance of surplus assets after complete fulfilment of the D Preference Amount, the C Preference Amount, the B Preference Amount and the A Preference Amount (or after complete fulfilment of the last Outstanding D Liquidity Preference, the last Outstanding C Liquidity Preference, the last Outstanding B Liquidity Preference and Outstanding A Liquidity Preference in case of staged Liquidity Events), each of the holders of Common Shares (i.e. for the avoidance of any doubt, excluding the ESOP Common Shares) will be entitled to receive per Common Share held at the time of the Liquidity Event an amount equal to the subscription price per Share at the occasion of the Seed Investment (i.e. forty euro (EUR 40) per Share) (the Catch-Up Amount). This process will be reiterated until complete fulfilment of the Catch-Up Amount in case of staged Liquidity Events. 35.8 In case there is any positive balance of surplus assets after complete fulfilment of the D Preference Amount, the C Preference Amount, the B Preference Amount and the A Preference Amount (or after complete fulfilment of the last Outstanding D Liquidity Preference, the last Outstanding C Liquidity Preference, Outstanding B Liquidity Preference and Outstanding A Liquidity Preference in case of staged Liquidity Events) and after complete fulfilment of the Catch-Up Amount, the remaining proceeds and assets will be distributed to all Shareholders pro rata to their security holding (to the extent such securities are actually paid up) on an as-if-converted basis. 35.9 In the event of a Liquidity Event whereby the proceeds of such Liquidity Event are received by the Company, the Shareholders shall cause the Company to distribute the proceeds to the security holders as outlined above, taking into account any existing and future liabilities of the Company, including, as the case may be any payment obligation outstanding under the License Agreement. 35.10 For the purposes of this article 35, with respect to Shares that are not fully paid up, “Issue Price” shall be construed as “the amount of the Issue Price actually paid up”. CHAPTER V. DISSOLUTION AND LIQUIDATION. Article 36.-DISSOLUTION. The general meeting may at any time dissolve the Company, respecting the quorum and majority requirements for modifications of the by-laws.

ACTIVE/202925561.5 Article 37.-DISSOLUTION AND LIQUIDATION. 37.1 If the Company is dissolved followed by a liquidation one or more liquidators shall be appointed by the general meeting. 37.2 The appointment of one or more liquidators must be notified to the chairperson of the Commercial Court in order to receive its approval in accordance with article 2:84 of the Belgian Code for Companies and Associations. 37.3 They dispose of the powers set forth in articles 2:87 and 2:88 of the Belgian Code for Companies and Associations, without the need for further special authorisation by the general meeting. However, the general meeting may at all times restrict these powers by simple majority. 37.4 All assets of the Company must be sold unless the general meeting decides otherwise. 37.5 If not all the shares have been paid up to the same extent, the liquidators restore the balance, either by making additional calls, or by making provisional payments. CHAPTER VI. GENERAL PROVISIONS. Article 38.-ELECTION OF DOMICILE. Every Director, statutory auditor or liquidator residing abroad is deemed, for the duration of his function, to have elected domicile at the registered office of the Company where all communications, notifications and summonses can be validly served. Article 39.-CLASS A PREFERENCE PROFIT SHARING CERTIFICATE. 39.1 The Company has issued one (1) profit sharing certificate, named “Class A Preference Profit Sharing Certificate”. 39.2 The “Class A Preference Profit Sharing Certificate” does not represent the capital of the Company. 39.3 The “Class A Preference Profit Sharing Certificate” is and remains registered. The ownership title of the “Class A Preference Profit Sharing Certificate” is exclusively determined by the entry in a special register of profit certificates kept at the registered office of the Company. 39.4 The “Class A Preference Profit Sharing Certificate” was granted to the private company with limited liability “Argenx”, established at 9052 Zwijnaarde, Industriepark Zwijnaarde 7 / C, RCE Gent division Gent VAT BE 0818.292.196, within the framework of and as sole consideration under the license by Argenx to the company of the “argenx Intellectual Property”, in accordance with the Research and Commercialization License agreement of 14 March 2019 between the Company and Argenx, as amended from time to time (including on 3 October 2023) (the License Agreement). This License Agreement also sets out further agreements regarding the further development of the “argenx Intellectual Property”. 39.5 The “Class A Preference Profit Sharing Certificate” is subject to the same transfer restrictions as the Company’s shares, as set out in article 11 of these articles.

ACTIVE/202925561.5 The transfer of the “Class A Preference Profit Sharing Certificate” will only become effective after the entry in the register of profit certificates of the statement of transfer as dated and signed by the transferor and the transferee or their representatives. 39.6 The “Class A Preference Profit Sharing Certificate” is indivisible and the Company recognizes only one owner per Class A Preference Profit Sharing Certificate. If several persons have rights with respect to the “Class A Preference Profit Sharing Certificate”, the exercise of these rights will be suspended until one person is designated as the owner of the Class A Preference Profit Sharing Certificate with respect to the Company. 39.7 In the circumstances set out below, the “Class A Preference Profit Sharing Certificate” shall grant entitlement to a liquidation share, the “Liquidation Interest Profit Share” of 6.60% of the amounts that would be distributable to the Shareholders of the Company. For the avoidance of doubt, the “Liquidation Interest Profit Share” shall for all purposes of these terms and conditions, be calculated on all distributions to the Shareholders of the Company, even if they do not relate to the share of the argenx Intellectual Property licensed under the License Agreement to the Company. The aforementioned share of the “Liquidation Interest Profit Share” of 6.60% will be further adjusted in the event of one (or more) capital increase(s) of the Company to be subscribed to in majority by a new Shareholder against a “pre-money” valuation of the shares of the Company that exceeds two hundred and twenty-five million EUR (€225,000,000) (“Dilutive Issue”). The adjusted percentage share of the “Liquidation Interest Profit Share” will be calculated as follows new “Liquidation Interest Profit Share” = X * [(Y * W/Y)] / [(Y * W/Y) + (V * Z)] whereby: V = the number of shares the Company shall issue in the Dilutive Issue; W = two hundred and twenty-five million EUR (€225,000,000); X = the percentage of the “Liquidation Interest Profit Share” immediately prior to the Dilutive Issue; Y = total number of outstanding shares of the Company immediately prior to the Dilutive Issue; Z = the issue price per share of the Dilutive Issue. 39.8 The “Class A Preference Profit Sharing Certificate” is issued for an indefinite period of time, it being understood that the “Class A Preference Profit Sharing Certificate” shall automatically expire (i) upon termination of the License Agreement due to a ‘Material Breach’ or ‘Insolvency’ (respectively articles 8.2. and 8.3. of the License Agreement) on the part of Argenx and (ii) in the event of IPO. Immediately prior to the realization of such IPO, it will convert automatically into a number of Common Shares, such number being determined as a percentage of the total number of outstanding shares in the Company. The applicable percentage will be determined in accordance with the “Liquidation Interest Profit Share” on the total number of outstanding shares (on a fully diluted basis) of the Company immediately prior to this IPO. If there has been one or more Dilutive Issuance prior to the IPO, then the applicable conversion rate will be adjusted in accordance with the formula in article 39.7 above. 39.9 In the event of a “Liquidity Event” (as defined in article 35 of these articles), the “Class A Preference Profit Sharing Certificate” will be entitled to receive a “Liquidation Interest Profit Share” in accordance with article 39.7 above in priority to all other shares or securities of the

ACTIVE/202925561.5 Company and calculated on what is effectively distributed to the Shareholders of the Company. For the avoidance of doubt, in case of, but not limited to, a Share Sale, the “Class A Preference Profit Sharing Certificate” shall be entitled to receive a part of the purchase price for the transfer of shares and the “Class A Preference Profit Sharing Certificate”, which shall be equal to the “Liquidation Interest Profit Share”, calculated on the purchase price for the transfer of the shares and the “Class A Preference Profit Sharing Certificate”. 39.10 In the event the Company grants a license, enters into a partnership or otherwise disposes of rights with respect to “Licensed Products” as defined in the License Agreement, and a distribution of dividends, or any other form of distribution to the Shareholders is realized (a Realisation Distribution), the “Class A Preference Profit Sharing Certificate” shall in priority on all other shares or securities of the Company be entitled to receive a “Liquidation Interest Profit Share” from this Realisation Distribution. More generally, in the event that the Company decides to distribute a profit (dividend), part of the distributable amount will be granted as dividend to the “Class A Preference Profit Sharing Certificate” equal to a “Liquidation Interest Profit Share” in accordance with article 39.7 above. 39.11 The holder of the “Class A Preference Profit Sharing Certificate” has no voting rights at the general meetings, except in the cases determined by the Belgian Code for Companies and Associations. In such cases, the “Class A Preference Profit Sharing Certificate” entitles the holder to one vote. The holder of the “Class A Preference Profit Sharing Certificate” will in such cases always exercise its voting rights in the interest of the Company for all market-based decisions relating to the financing of the Company and if and to the extent that the decision to be taken does not disproportionately affect the rights attached to the “Class A Preference Profit Sharing Certificate”. The holder of the “Class A Preference Profit Sharing Certificate” will be invited to general Shareholders’ meetings in the same way as the holders of capital shares and is entitled to receive similar information as a Shareholder. In general, the number of voting rights granted to profit sharing certificates may not exceed half of the total number of votes granted to the holders of the issued capital shares. Subsequently, the votes cast by the holders of profit certificates may under no circumstances be taken into account for more than two-thirds of the number of votes cast by the holders of the capital shares. 39.12 The holder of the “Class A Preference Profit Sharing Certificate” has in no case a preferential subscription right and in particular no such rights in the event of a capital increase or in the event of the issue of new profit certificates by the Company. 39.13 When the Company enters into a strategic transaction, such as the granting of a licence on, a sale of one or more assets, a merger, demerger, contribution or acquisition of a branch of activity or any similar transaction, it shall ensure that the holder of the “Class A Preference Profit Sharing Certificate”, for everything not expressly provided for in the conditions of issue of this security, is equally (pari passu) involved in such transaction and consequently receives information in an equal manner, receives the same terms and equal treatment in all parameters of the transaction. ========================================================== Brussels, 2024. AUTHENTICATED. Notary public,

Confidential ACTIVE/202925561.5 SCHEDULE 4 ACCESSION DEED Accession Deed to the Shareholders' Agreement The undersigned hereby declares that he has knowledge of the most recent restated articles of association of AgomAb Therapeutics NV (the Company) and of the Shareholders' Agreement, dated 4 November 2024, as supplemented and/or amended from time to time, between the Company and its Shareholders (the Shareholders' Agreement). Upon signing of this Accession Deed, the undersigned declares to assume all rights and obligations of [•] resulting from the abovementioned Shareholders' Agreement and that he/she shall become, with immediate effect, bound by all the terms and conditions of the Shareholders' Agreement. For the purposes of clause 25 of the Shareholders' Agreement, the undersigned confirms that his contact details are as follows: Name: [•] Address: [•] Attention: [•] Email: [•] This Accession Deed shall be governed by and construed in accordance with Belgian law. All disputes arising out of or in connection with this Accession Deed shall be subject to the exclusive jurisdiction of the competent courts of Belgium. Done in ________________, on ________________, in as much originals as there are shareholders of the Company at the time of signing of this Accession Deed. _________________ ____________________ Transferee Transferor

Confidential ACTIVE/202925561.5 SCHEDULE 5 BUSINESS PLAN [***]

ACTIVE/202925561.5 SCHEDULE 6 REGISTRATION RIGHTS 36. DEFINITIONS For the purposes of this Schedule 6: "Damages" means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. "Demand Notice" has the meaning set forth in subsection 2.1(A) of this Schedule 6. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. "Excluded Registration" means (i) a registration, relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction, or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities. "Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC, or any other form under the Securities Act which the Company is then eligible or otherwise required to use, including Form F-1. "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC, or any other such form under the Securities Act which the Company is then eligible or otherwise required to use, including Form F-3. "Holder" means any holder of Registrable Securities who is a party to this Agreement. "Immediate Family Member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein. "Initiating Holders" means, collectively, Holders who properly initiate a registration request under this Schedule 6. "Liquidity Event" has the meaning given in the New Articles. "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity. "Registrable Securities" means (i) the Common Shares issuable or issued upon conversion of the Preferred A Shares; (ii) the Common Shares issuable or issued upon conversion of the Preferred B Shares; (iii) the Common Shares issuable or issued upon conversion of the Preferred C Shares; (iv) the Common Shares issuable or issued upon conversion of the Preferred D Shares (v) any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company held by the Investors; and (vi) any Common Shares issued as (or issuable upon the

ACTIVE/202925561.5 conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) through (v) above; including in all cases securities representing such Common Shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments); but excluding in all cases, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Schedule 6 are not assigned pursuant to this Agreement, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.12 of this Schedule 6. "Registrable Securities then outstanding" means the number of shares determined by adding the number of outstanding Common Shares that are Registrable Securities (including Common Shares represented by other securities, including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) and the number of Common Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities. "Restricted Securities" means the securities of the Company required to be notated with the legend set forth in Subsection 2.11(B) hereof. "SEC" means the U.S. Securities and Exchange Commission. "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act. "SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. "Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6. "Selling Holder Counsel" has the meaning set forth in Subsection 2.6. 2. REGISTRATION RIGHTS The Company covenants and agrees as follows: 2.1 Demand Registration (A) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement and (ii) one hundred and eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 30% of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least 25% of: the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (which notice shall not convey material non-public information, within the meaning of the Exchange Act, unless a Holder subsequently agrees in writing to accept such information after being advised of a potential transaction that relates to such Holder's rights under this Schedule 6) (the Demand Notice) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(C) and 2.3.

ACTIVE/202925561.5 (B) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(C) and 2.3. (C) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1(C) a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders to timely file such registration statement because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty-five (45) days after the request of the Initiating Holders is given; provided that the Company may not invoke this right more than once in any twelve (12)-month period, provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty-five (45) day period, other than an Excluded Registration. (D) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(A) (i) during the period that is thirty (30) days before the Company's good faith estimate of the date of filing of and ending on a date that is ninety (90) days (or one hundred eighty (180) days, solely in the case of the IPO) after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(A); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(B). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(B) (i) during the period that is thirty (30) days before the Company's good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company- initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(B) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as "effected" for purposes of this Subsection 2.1(D) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as "effected" for purposes of this Subsection 2.1(D); provided that, if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(C) then the Initiating Holders may withdraw their request for registration and such registration will not be counted as "effected" for the purposes of this Subsection 2.1(D). 2.2 Company Registration If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Common Shares or other securities under the Securities Act in connection with the public offering of such Common Shares or other securities, as the

ACTIVE/202925561.5 case may be, solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration (which notice shall not convey material non-public information, within the meaning of the Exchange Act, unless a Holder subsequently agrees in writing to accept such information after being advised of a potential transaction that relates to such Holder's rights under this Schedule 6). Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6. 2.3 Underwriting Requirements (A) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board and such selection, as well as the underwriters' discount, shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(E)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. (B) In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable

ACTIVE/202925561.5 Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder's securities are included in such offering. For the purposes of the provision in this Subsection 2.3(B) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such "selling Holder," as defined in this sentence. (C) For the purposes of Subsection 2.1 a registration shall not be counted as "effected" if, as a result of an exercise of the underwriter's cutback provisions in Subsection 2.3(A) fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included. 2.4 Obligations of the Company Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible: (A) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, (i) keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier until the distribution contemplated in the registration statement has been completed; provided that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities that is intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such that the one hundred twenty (120) day period shall be extended as necessary to keep the registration statement effective until all such Registrable Securities are sold; (B) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement; (C) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities; (D) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be

ACTIVE/202925561.5 required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (E) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; (F) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed; (G) provide a transfer agent and registrar and depositary, if applicable, for all Registrable Securities registered pursuant to this Schedule 6 and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; (H) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; (I) notify each selling Holder, promptly after the Company receives notice thereof of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (J) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus. 2.5 Furnish Information It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder's Registrable Securities. 2.6 Expenses of Registration All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers' and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders ("Selling Holder Counsel"), shall be borne and paid by the Company; provided that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(A) or 2.1(B) as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(A) or 2.1(B) and the Company shall bear and pay such expenses instead. All Selling Expenses relating to Registrable Securities registered pursuant to this

ACTIVE/202925561.5 Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. 2.7 Delay of Registration No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2. 2.8 Indemnification If any Registrable Securities are included in a registration statement under this Section 2: (A) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided that the indemnity agreement contained in this Subsection 2.8(A) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration. (B) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided that the indemnity agreement contained in this Subsection 2.8(B) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(B) and 2.8(D) exceed the proceeds from the offering, received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or wilful misconduct by such Holder. (C) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defence thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be

ACTIVE/202925561.5 paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent (and only to the extent) that such failure materially prejudices the indemnifying party's ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8. (D) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction, and the expiration of time to appeal or the denial of the last-right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder's liability pursuant to this Subsection 2.7(D), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.7(B) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of wilful misconduct or fraud by such Holder. (E) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions. (F) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement. 2.9 Reports Under Exchange Act With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall: (A) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

ACTIVE/202925561.5 (B) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (C) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form). 2.10 Limitations on Subsequent Registration Rights From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 60% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement pursuant to a Deed of Adherence. 2.11 Restrictions on Transfer (A) The Registrable Securities shall not be sold, pledged, or otherwise transferred, in each case in the United States, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer in the United States, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. In connection with a sale in the United States, a transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, if the Company has completed an IPO in the United States pursuant to a registration under the Securities Act, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement. (B) Each certificate, instrument, or book entry representing (i) the Preferred D Shares, (ii) the Preferred C Shares, (iii) the Preferred B Shares, (iv) the Preferred A Shares, (v) the Registrable Securities, and (vi) any other securities issued in respect of the securities referenced in clauses (i), (ii), (iii) and (iv), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.11(C)) be notated with a legend substantially in the following form: THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

ACTIVE/202925561.5 The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities, in order to implement the restrictions on transfer set forth in this Subsection 2.11. (C) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale or transfer of any Restricted Securities in the United States, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder's intention to effect such sale or transfer; provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a "no action" letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.11. Notwithstanding anything to the contrary in this Agreement, the Company may in its sole discretion waive compliance with this Subsection 2.11(C) and the Company's failure to object within 5 Business Days in writing after notification of a proposed assignment allegedly in violation of Subsection 2.11(C) shall be deemed to be such a waiver. (D) Subject to compliance with the Exchange Act, Securities Act and other applicable securities laws and regulations, including SEC Rule 144, and any contractual restrictions entered into by a Holder of Restricted Securities (such as a lock-up or market standoff agreement), at such Holder's request and at the Company's expense, the Company will use commercially reasonable efforts to promptly remove all transfer restrictions (and any legends relating thereto) that are no longer required to restrict transfers of the Registrable Securities of the Company (or its successor) held by the Holder; provided, however, that the Holder may be required to produce customary seller representation letters and, as applicable, broker representation letters as required pursuant to Rule 144 of the Securities Act of 1933 of the United States, as amended, as well as an opinion of its counsel at the Holder's expense in connection with any such removal of transfer restrictions (and any legends relating thereto). 2.12 Termination of Registration Rights The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of: (A) the closing of a Liquidity Event; (B) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares without limitation (including without observance of the manner of sale, volume limitation and notice provisions of Rule 144) during a three-month period without registration; and (C) the third anniversary of an IPO. 3. MISCELLANEOUS

ACTIVE/202925561.5 3.1 Aggregation of Stock. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (i) that is an Affiliate or stockholder of a Holder; (ii) who is a Holder's Immediate Family member; or (iii) that is a trust for the benefit of an individual Holder or such Holder's Immediate Family Member shall be aggregated together and with those of the transferring Holding; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate. 3.2 Governing Law This Schedule 6 shall be governed by and construed in accordance with the internal law of the State of New York, without regard to conflict of law principles that would result in application of any law other than the law of the State of New York. 3.3 Dispute Resolution The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Schedule 6, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Schedule 6 except in the state courts of State of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Schedule 6 or the subject matter hereof may not be enforced in or by such court. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SCHEDULE 6, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each party to this Agreement will bear its own costs in respect of any disputes arising under this Schedule 6. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought pursuant to this Schedule 6 in the United States District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

ACTIVE/202925561.5 SCHEDULE 7 SERIES D PROXY AGREEMENT [***]